Exhibit 4.16

FRAMEWORK AGREEMENT  DATED 28 September 2018  Between  National Westminster Bank Plc  The Royal Bank of Scotland Group plc  NatWest Holdings Limited  Royal Bank of Scotland plc (previously known as Adam & Company PLC)  NatWest Markets Plc (previously known as The Royal Bank of Scotland plc)  Royal Bank of Scotland International Limited  Coutts and Company; and  Chartered Institute of Bankers in Scotland  And  RBS Pension Trustee Limited  relating to  THE ROYAL BANK OF SCOTLAND  GROUP PENSION FUND    Allen & Overy LLP

This AGREEMENT is made on 28 September 2018  BETWEEN:  (1) NATIONAL WESTMINSTER BANK PLC registered in England with company number 929027 whose registered office is at 135 Bishopsgate, London, EC2M 3UR (the Principal Employer);  (2) THE ROYAL BANK OF SCOTLAND GROUP PLC registered in Scotland with company number SC045551 whose registered office is at 36 St Andrew Square, Edinburgh, EH2 2YB;  (3) NATWEST HOLDINGS LIMITED registered in England with company number 10142224 whose registered office is at 280 Bishopsgate, London, EC2M 4RB;  (4) THE ROYAL BANK OF SCOTLAND PLC (previously known as Adam & Company PLC) registered in Scotland with company number SC083026 whose registered office is at 25 St Andrew Square, Edinburgh, EH2 1AF;  (collectively the Bank Group);  (5) NATWEST MARKETS PLC (previously known as The Royal Bank of Scotland plc) registered in Scotland with company number SC090312 whose registered office is at 36 St Andrew Square, Edinburgh, EH2 2YB;  (6) THE ROYAL BANK OF SCOTLAND INTERNATIONAL LIMITED registered in Jersey with company number 2304 whose registered office is at PO BOX 64, Royal Bank House, 71 Bath Street, St Helier, Jersey, JE4 8PJ;  (7) COUTTS AND COMPANY registered in England with company number 00036695 whose registered office is at 440 Strand, London, WC2R 0QS;  (8) CHARTERED INSTITUTE OF BANKERS IN SCOTLAND registered charity number SC013927 whose registered office is at 38b Drumsheugh Gardens, Edinburgh, EH3 7SW  (collectively the Leaving Employers);  and  (9) RBS PENSION TRUSTEE LIMITED registered in England with company number 2726164 whose registered office as at 1 Princes Street, London, EC2R 8PB (the Trustee).  BACKGROUND  (A) The retirement benefits scheme known as the Royal Bank of Scotland Group Pension Fund (the Group Fund) is governed by a definitive trust deed and rules dated 5 April 2006 (as amended from time to time) (the Trust Deed and Rules). The Trustee is the trustee of the Main Fund Section of the Group Fund (the Main Section) and also the trustee of the AA Section of the Group Fund (the AA Section).  (B) The Principal Employer is the principal employer of the Group Fund.  (C) The Principal Employer and the Trustee entered into a non-legally binding Memorandum of Understanding dated 26 January 2016 under which, among other things:

 (i) The Trustee acknowledged that the Royal Bank of Scotland Group must comply with the reforms proposed by the Independent Commission on Banking, including the changes made to the Financial Services and Markets Act 2000 (by the Banking Act 2013) and the Financial Services and Markets Act 2000 (Banking Reform) (Pensions) Regulation 2015 (the Pension Banking Regulations); and  (ii) The Principal Employer agreed to act reasonably and in good faith (and procure that each participating employer also act reasonably and in good faith) towards the Group Fund in the implementation of these changes and the Trustee agreed to act reasonably and in good faith towards each participating employer when considering any proposal (including any apportionment proposal) relating to a participating employer which results from compliance with these reforms, and the detriment that the Group Fund will actually suffer as a result of compliance with the reforms.  (D) The Bank Group and the Trustee entered into a second non-legally binding Memorandum of Understanding dated 16 April 2018 (the MoU) (included at Schedule 1 of this Agreement) in good faith to document their intention in relation to the matters set out in the MoU (and the terms set out in Schedule 1 to the MoU (the Term Sheet)), including the future funding of the Main Section, the de-risking of the Main Section investment strategy, the potential withdrawal of certain participating employers (including the Leaving Employers) from the Main Section and the mitigation for any detrimental effect on the Main Section of the corporate restructuring that is necessary to comply with Part 9B of the Financial Services and Markets Act 2000.  (E) The Bank Group and the Trustee entered into a third non-legally binding Memorandum of Understanding dated 16 April 2018 (the AA Section MoU) (included at Schedule 5 of this Agreement) in good faith to document their intention in relation to the matters set out in the AA Section MoU, including the future funding of the AA Section and a bulk transfer of members from the Main Section to another segregated section of the Group Fund.  (F) The Bank Group and the Trustee wish to enter into this Agreement to document the implementation of the MoU and the timing of the steps required for such implementation.  (G) Under clause 4 of the MoU, the parties agreed that the statutory valuation for the Main Fund, due as at 31 December 2018, would be brought forward to 31 December 2017 if the Bank Group gave notice prior to 30 June 2018 that it wished to bring forward the valuation date and paid the total cash contribution referred to in clause 5.1 below on or before 25 March 2019. In accordance with clause 4 of the MoU, the Bank Group notified the Trustee on 6 June 2018 that it wished to bring forward the valuation date to 31 December 2017 and that it intends to pay the cash contribution referred to in clause 5.1 on or before 25 March 2019. The Trustee has therefore agreed that the statutory valuation for the Main Section will be brought forward to 31 December 2017.  (H) In accordance with clause 8 of the MoU, the Bank Group has obtained clearance from the Pensions Regulator in respect of the Main Section for the purposes of Regulation 4 of the Pension Banking Regulations. Clearance from the Pensions Regulator was provided on 23 August 2018 and a copy of this is included at Schedule 6.  (I) Under the Term Sheet, the Principal Employer is required to notify the PRA of the proposed £2bn cash contribution to be paid into the Main Section. The Principal Employer notified the PRA of this payment on 7 June 2018 and the PRA has raised no objection to the £2bn payment.  (J) A deed of amendment to the Group Fund setting up the New Sections (defined below) was executed on or shortly before the date of this Agreement;

 (K) The following documents (the Agreed Documents) have been or are to be signed by their respective parties on or around the same date as this Agreement and those parties have agreed that the Agreed Documents are to be held in escrow pending the Release Date (defined below) as set out in clause 2.1 of this Agreement:  (i) A flexible apportionment arrangement (attached at Schedule 2 to this Agreement) within the meaning of regulation 2(1) of the Debt Regulations (defined below) transferring the liabilities of the Leaving Employers in relation to the Main Section, to the Principal Employer (the Flexible Apportionment Arrangement);  (ii) Two bulk transfer agreements (attached at Schedule 3 to this Agreement) (consisting of the NWM Bulk Transfer Agreement and the RBSI Bulk Transfer Agreement and together, the Bulk Transfer Agreements), transferring the liabilities of the Transferring Members (as defined below) from the Main Section to the New Sections (the Bulk Transfers);  (iii) The actuarial funding documentation in respect of the actuarial valuation for the Main Section as at 31 December 2017 (attached at Schedule 4 to this Agreement), consisting of  (A) A statement of funding principles for the Main Section agreed between the Trustee (after having taken advice from the Group Fund actuary) and the Principal Employer, as the duly appointed representative for all of the participating employers of the Main Section, in accordance with the Pensions Act 2004 (the SFP);  (B) An actuarial valuation of the Main Section as at 31 December 2017 carried out in accordance with the Pensions Act 2004 and the SFP and signed by the Group Fund actuary;  (C) A schedule of contributions for the Main Section agreed between the Trustee (after having taken advice from the Group Fund actuary) and the Principal Employer, as the duly appointed representative for all of the participating employers of the Main Section, in accordance with the Pensions Act 2004; and  (D) A recovery plan for the Main Section agreed between the Trustee (after having taken advice from the Group Fund actuary) and the Principal Employer, as the duly appointed representative for all of the participating employers of the Main Section, in accordance with the Pensions Act 2004;  (together the Actuarial Funding Agreements).  OPERATIVE PROVISIONS  NOW THIS DEED WITNESSES as follows:-  1. INTERPRETATION  1.1 In this Agreement:  Business Day means any day other than a Saturday, Sunday or any other day which is a public holiday in Scotland or England.  Conditions means the conditions set out in clause 6.1;

 Debt Regulations means the Occupational Pension Schemes (Employer Debt) Regulations 2005; Employer has the meaning given in the Debt Regulations;  Funding Test Completion Date means the date on or after 4 October 2018 on which the Trustee confirms the arrangement in clause 2 of the Flexible Apportionment Arrangement meets the funding test set out in regulation 2(4A) of the Debt Regulations (the Funding Test), in accordance with clause 4.3.  Implementation Date means 1 November 2018 or such other date as the Principal Employer and the Trustee agree.  NatWest Markets Section means the section of the Group Fund set up by the deed of amendment dated on or shortly before the date of this Agreement, mirroring the benefits provided under the Main Section for and in respect of the NatWest Markets Transferring Members.  NatWest Markets Transferring Members means the members transferring from the Main Section to the NatWest Markets Section as listed in Schedule 2 to the NWM Bulk Transfer Agreement.  New Sections means together (i) The Royal Bank of Scotland International Limited Section, and (ii) NatWest Markets Section.  The Royal Bank of Scotland International Limited Section means the section of the Group Fund set up by the deed of amendment dated on or shortly before the date of this Agreement, mirroring the benefits provided under the Main Section for and in respect of the RBSI Transferring Members.  Release Date means the date on or before the Implementation Date on which all the Conditions are satisfied.  RBSI Transferring Members means the members transferring from the Main Section to The Royal Bank of Scotland International Limited Section as listed in Schedule 2 to the RBSI Bulk Transfer Agreement.  Transferring Members means together the NatWest Markets Transferring Members and the RBSI Transferring Members.  PART 1 - PRE-IMPLEMENTATION OBLIGATIONS  2. TIMING FOR RELEASE OF AGREED DOCUMENTS  2.1 The parties to this Agreement agree that the Agreed Documents will be held in escrow until the Release Date and that once released they will become effective and legally binding unless otherwise provided below.  2.2 The Agreed Documents will be released in accordance with clause 6 below.  3. BULK TRANSFERS  3.1 The Trustee will issue a notice to each Transferring Member on or before 1 October 2018 in the same form as that required under regulation 12(4B) of the Occupational Pension Schemes (Preservation of Benefit) Regulations 1991.  3.2 The Trustee and Principal Employer will take all steps to ensure that the New Sections are set up and able to receive the Transferring Members on the Implementation Date.

 4. FLEXIBLE APPORTIONMENT ARRANGEMENT  4.1 The Bank Group and Leaving Employers agree to provide the Trustee with such information as it reasonably requests to enable it to determine if the arrangement in clause 2 of the Flexible Apportionment Arrangement meets the Funding Test.  4.2 The Trustee shall, with the Group Fund actuary, carry out the relevant calculations and obtain any other information or advice required to enable it to conclude that the arrangement in clause 2 of the Flexible Apportionment Arrangement meets the Funding Test.  4.3 The Trustee shall confirm in writing to the Principal Employer whether the arrangement in clause 2 of the Flexible Apportionment Arrangement meets the Funding Test as soon as practicable after the Group Fund actuary has carried out the relevant calculations under clause 4.2. If the Trustee has concluded that the arrangement in clause 2 of the Flexible Apportionment Arrangement meets the Funding Test, that date of confirmation will be the Funding Test Completion Date.  4.4 As soon as reasonably practical, on or after 5 October 2018, following the Funding Test Completion Date the Principal Employer will give notice to the Trustee in accordance with clause 26.2 of the Trust Deed and Rules terminating the Leaving Employers’ liability to contribute to the Main Section on and from the Implementation Date, and the Trustee will accept that notice (including in respect of the shorter period of that notice).  4.5 As soon as reasonably practicable after the Funding Test Completion Date the Trustee will notify the Pensions Regulator of the Flexible Apportionment Arrangement.  5. PAYMENT OF £2 BILLION CONTRIBUTION  5.1 In accordance with the Schedule of Contributions for the Main Section, the Principal Employer will, following the Funding Test Completion Date, make (or the Bank Group will procure that another group entity will make on behalf of the Principal Employer) a payment of £2 billion to the Main Section.  6. PRE-IMPLEMENTATION CONDITIONS  6.1 On or before the Implementation Date the following conditions must be satisfied:  (a) A notice has been issued to each Transferring Member in accordance with clause 3.1 above;  (b) The Trustee has confirmed in writing to the Principal Employer that the arrangement in clause 2 of the Flexible Apportionment Arrangement meets the Funding Test in accordance with clause 4.3 above;  (c) The Principal Employer has, on or after 5 October 2018, provided notice terminating the Leaving Employer’s liability to contribute to the Main Section in accordance with clause 4.4 above; and  (d) The Trustee has received a payment from the Principal Employer (or another group entity) of £2 billion to the Main Section in accordance with clause 5.1 above,  (together the Conditions).  6.2 Following the satisfaction of the Conditions, the Agreed Documents shall thereupon automatically be released from escrow and the Agreed Documents that are deeds shall then automatically be duly delivered. The Agreed Documents shall be dated with the date of the Release Date and shall take effect from the Release Date (or as otherwise may be expressly stated in the Agreed Documents). The parties shall use reasonable endeavours to ensure that the Agreed Documents are valid and effectual at and from the Release Date, or such other date as is expressly stated in the relevant Agreed Documents.  7. ACTUARIAL FUNDING AGREEMENTS FILING  7.1 The Trustee agrees that on or after the Release Date it will (and will request its advisers to) carry out all steps necessary to ensure that the Actuarial Funding Agreements are effective and are filed with the Pensions Regulator on or as soon as possible after the Release Date.  7.2 The Bank Group and the Trustee agree that the Bank Group shall pay to the Main Section (or procure payment of) a proportion of any amounts to be distributed to the Royal Bank of Scotland Group plc shareholders (ordinary or special dividends or share buy-backs). Such amounts shall constitute additional Employer contributions and are potentially payable for a period of up to 20 years from their start date and subject to an annual cap each calendar year in the payment to the Main Section of £500 million and an overall aggregate amount of £1,500 million in total. The agreed amount payable as an additional contribution and the start date of such additional contributions are:  Date of Valuation Start date for distribution- linked contributions Amounts to be paid as contributions to the Main Section 31 December 2017 1 January 2020 100 per cent of distributions to shareholders paid on or after the start date, subject to the annual cap.  7.3 For the avoidance of doubt, where the Bank Group pays any amount to the Main Fund at its discretion (i.e. in addition to the amount described in 7.2 above), that amount shall count towards the expected level of £1,500 million.  7.4 Clauses 7.2 and 7.3 above repeat the provisions contained in the schedule of contributions forming part of the Actuarial Funding Agreements. For the avoidance of doubt, if the provisions in the schedule of contributions relating to clauses 7.2 and 7.3 above are amended or removed from any future or revised schedule of contributions for the Main Section (agreed between the Trustee and the Principal Employer) the provisions in clauses 7.2 and 7.3 above will be automatically amended or removed to the extent required to reflect the agreed amendments to the Main Section schedule of contributions.  PART 2— POST-IMPLEMENTATION OBLIGATIONS  8. SETTLEMENT OF MAIN SECTION FUNDING UNTIL 31 DECEMBER 2023  8.1 Subject to Clause 8.3, the Trustee confirms that it does not expect to require any further employer contributions to the Main Section (except contributions in respect of the future service of active members and those set out in the Actuarial Funding Agreements and expenses and augmentations after 31 December 2023 on a basis consistent with the Actuarial Funding Agreements or subsequent actuarial funding agreements (or as otherwise agreed by the Trustee and Bank)) before the agreement of the statutory funding valuation for the Main Section due as at 31 December 2023.

 8.2 In particular, the Bank Group and the Trustee agree that any statutory funding valuation due before 31 December 2023 will be on a basis consistent with the assumptions agreed in respect of the statutory funding valuation as at 31 December 2017 (and as set out in the SFP) taking account of experience and any changes to actuarial factors since that valuation.  8.3 The Bank Group acknowledges that the Trustee cannot fetter the exercise of its powers and discretions in a way that would be inconsistent with its fiduciary duties and legislation, so this clause 8 shall be subject to that principle. However, the Trustee will consult with the Bank Group before taking any actions which might increase the likelihood of additional contributions being required to the Main Section before the agreement of the statutory funding valuation for the Main Section due as at 31 December 2023.  8.4 The Trustee confirms that after having taken legal and actuarial advice, as at the date of this Agreement, it is satisfied that its adoption of the SFP and clauses 8.1 and 8.2 above are consistent with its fiduciary duties.  9. EXIT OF ROYAL BANK OF SCOTLAND PLC (PREVIOUSLY KNOWN AS ADAM & COMPANY PLC)  9.1 In the event that the Royal Bank of Scotland plc ceases to be an Employer under the Main Section before 31 December 2024, NatWest Holdings Limited will at or prior to that time enter into a legally binding guarantee with the Trustee. The terms of such a guarantee will be in substantially the same form as the draft guarantee in Appendix 2 of the Term Sheet.  9.2 If the Trustee and NatWest Holdings Limited enter into a guarantee in accordance with the provisions of clause 9.1 above, the Trustee and Bank Group will, subject to clause 9.3, agree to apportion any liabilities of the Royal Bank of Scotland plc under the Debt Regulations to the Principal Employer by way of a flexible apportionment arrangement.  9.3 The Bank Group acknowledges that the apportionment arrangement described above is conditional on the Trustee being satisfied that the Funding Test is met at the relevant time.  9.4 As an alternative to clauses 9.1 and 9.2 above, the Trustee and Bank Group may agree at or prior to such cessation that no covenant mitigation by way of a NatWest Holdings Limited guarantee is required. If so, the Royal Bank of Scotland plc will pay in full any debt which would arise under the Debt Regulations.  10. TRUSTEE MONITORING AND NOTIFICATION OF COVENANT  10.1 Until the dividend linked contributions set out in the Actuarial Funding Agreements above (and referred to is clause 7) have reached an aggregate of £1.5bn (the Monitoring Period), the Trustee may require the Bank Group to provide within a reasonable period the Trustee with the capital risk appetites, capital distribution plans and capital targets of each of:  (a) the Principal Employer;  (b) the Royal Bank of Scotland plc (previously known as Adam & Company PLC) (but only while it is a participating employer in the Main Section);  (c) NatWest Holdings Limited; and  (d) The Royal Bank of Scotland Group plc, as approved by that entity’s Board of Directors.

 10.2 The Bank Group will promptly notify the Trustee if, in the opinion of the Board of Directors of the relevant entity, at any time during the Monitoring Period, any such entity expects a material change (including any series of non-material changes which have the cumulative effect of amounting to a material change) to its stated capital risk appetite, capital distribution plans or capital targets.  10.3 Nothing in this clause 10 shall restrict the Trustee’s ability to monitor the covenant of the Bank Group to the Fund as required to comply with legislation and the Trustee’s fiduciary duties. The Bank Group shall continue to provide the Trustee with all reasonable information in order for the Trustee to carry out such monitoring.  11. MISCELLANEOUS  11.1 The Trustee, NatWest Markets Plc (previously known as the Royal Bank of Scotland plc) and the Principal Employer agree that the existing portfolio of interest rate swap and linear inflation trades with the Main Section will be novated from NatWest Markets Plc to the Principal Employer and the associated documentation (including collateral agreements) between the Trustee and the Principal Employer relating to the Main Section will be agreed, pursuant to which only collateral posted by either party in excess of £1.5 billion can be re-hypothecated by the other party. The Principal Employer, NatWest Markets Plc and the Trustee will use their reasonable endeavours to finalise the associated documentation by no later than 31 December 2018.  11.2 The Principal Employer and the Trustee agree that following the execution of this Agreement they shall conduct a joint review of the allocation of powers granted under the Trust Deed and Rules to one or more of the employers participating in the Group Fund for the purpose of agreeing a reallocation among the employers of those powers, with the objective that a power should be exercisable by the employers participating in a section of the Group Fund if its exercise would have an impact on the cost of the benefits provided under that section, or the employment relationship between an employer and a member of that section, whilst taking into account the need for an efficient process for interaction between the Trustee and the Bank Group. The Principal Employer and the Trustee agree to use their reasonable endeavours to complete this review and make such amendments to the Trust Deed and Rules as may be appropriate to implement the matters agreed by 31 December 2018.  12. AMENDMENTS  12.1 This Agreement may be amended by written agreement between the Principal Employer and the Trustee. However, no amendment shall introduce any further obligation on, or introduce or increase any liability in respect of, any other party to this Agreement without the written agreement of that party.  13. JURISDICTION  13.1 This Agreement and any non-contractual obligations arising out of or in connection with it shall be  governed by English law.  13.2 The English courts have exclusive jurisdiction to settle any dispute arising out of, relating to or  having any connection with this Agreement, and any dispute relating to non-contractual obligations arising out of or in connection with it and each party submits to the exclusive jurisdiction of the English courts. For the purpose of this clause, each party waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any dispute.  14. COUNTERPARTS

 14.1 This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.  IN WITNESS of which this Agreement has been executed as a deed by the parties (or their duly authorised representatives) and has been delivered on the date stated at the beginning of this Agreement.

 SIGNATORIES   EXECUTED and DELIVERED as a DEED for and on ) behalf of NATIONAL WESTMINSTER BANK PLC by ) KATIE MURRAY acting under a power of attorney ) in HER favour dated 6 September 2018 in the presence of: )  Signature of Witness:  Full name:  Address:  EXECUTED and DELIVERED as a DEED for and on ) behalf of THE ROYAL BANK OF SCOTLAND GROUP PLC by ) KATIE MURRAY on acting under a power of attorney ) in HER favour dated 7 February 2018 in the presence of: )  Signature of Witness:  Full name:  Address:

EXECUTED and DELIVERED as a DEED for and on ) behalf of NATWEST HOLDINGS LIMITED by )  KATIE MURRAY acting under a power of attorney ) in HER favour dated 7 February 2018 in the presence of: )  Signature of Witness:  Full name:  Address:  EXECUTED and DELIVERED as a DEED for and on ) behalf of THE ROYAL BANK OF SCOTLAND PLC ) (previously known as Adam & Company PLC) by ) KATIE MURRAY acting under a power of attorney ) in HER favour dated 6 September 2018 in the presence of: )  Signature of Witness:  Full name:  Address:

 EXECUTED and DELIVERED as a DEED for and on ) behalf of NATWEST MARKETS PLC ) (previously known as The Royal Bank of Scotland plc) by ) Richard Place acting under a power of attorney ) in his favour dated 23 July 2018 in the presence of: )  Signature of Witness:  Full name:  Address:

  EXECUTED and DELIVERED as a DEED ) for and on behalf of THE ROYAL BANK OF ) SCOTLAND INTERNATIONAL LIMITED. )  Director  Director

 EXECUTED and DELIVERED as a DEED for and on behalf of COUTTS & COMPANY by:  Director  in the presence of:  Signature of Witness:  Witness name:  Witness address:  Witness occupation:

EXECUTED as a DEED by ) CHARTERED INSTITUTE OF BANKERS ) IN SCOTLAND acting by two trustees: )    Trustee    Trustee

EXECUTED as a DEED by ) RBS PENSION TRUSTEE LIMITED acting ) by two directors or a director and its secretary: )     Director  Secretary

SCHEDULE 1  MEMORANDUM OF UNDERSTANDING

 MEMORANDUM OF UNDERSTANDING    16 April  2018     Between

The Royal Bank of Scotland Group plc

NatWest Holdings Limited

Adam & Company PLC (to be known as Royal Bank of Scotland plc)

National Westminster Bank Plc

and

RBS Pension Trustee Limited    In relation to various matters including the future funding of the

Royal Bank of Scotland Group Pension Fund (Main Section), mitigation for any detrimental effect of corporate restructuring necessary to comply with Part 9B of the Financial Services and

Markets Act 2000 and the potential withdrawal of a number of participating employers in the

Main Section of the Group Fund                     Allen & Overy LLP  0011398-0004743 CO:32479019.7

 This MEMORANDUM OF UNDERSTANDING is made on 16 April  2018  BETWEEN:  (1) NATIONAL WESTMINSTER BANK PLC registered in England with company number 929027 whose registered office is at 135 Bishopsgate, London, EC2M 3UR (the Principal Employer);  (2) THE ROYAL BANK OF SCOTLAND GROUP PLC registered in Scotland with company number SC045551 whose registered office is at 36 St Andrew Square, Edinburgh, EH2 2YB;  (3) NATWEST HOLDINGS LIMITED registered in England with company number 10142224 whose registered office is at 280 Bishopsgate, London, EC2M 4RB;  (4) ADAM & COMPANY PLC (to be known as Royal Bank of Scotland plc) registered in Scotland with company number SC083026 whose registered office is at 25 St Andrew Square, Edinburgh, EH2 1AF;  (collectively the Bank Group); and  (5) RBS PENSION TRUSTEE LIMITED registered in England with company number 2726164 whose registered office as at 1 Princes Street, London, EC2R 8PB (the Trustee).  BACKGROUND:  (A) The Trustee is the trustee of the Royal Bank of Scotland Group Pension Fund (the Group Fund) as governed by a definitive deed dated 5 April 2006 as amended from time to time (the Trust Deed and Rules).  (B) The Principal Employer is the principal employer of the Group Fund.  (C) The Principal Employer and the Trustee entered into a Memorandum of Understanding dated 26 January 2016 (the 2016 MoU) under which, among other things:  (i) The Trustee acknowledged that the Royal Bank of Scotland Group must comply with the reforms proposed by the Independent Commission on Banking, including the changes made to the Financial Services and Markets Act 2000 (by the Banking Act 2013) and the Financial Services and Markets Act 2000 (Banking Reform) (Pensions) Regulation 2015; and  (ii) The Principal Employer agreed to act reasonably and in good faith (and procure that each participating employer also act reasonably and in good faith) towards the Group Fund in the implementation of these changes and the Trustee agreed to act reasonably and in good faith towards each participating employer when considering any proposal (including any apportionment proposal) relating to a participating employer which results from compliance with these reforms, and the detriment that the Group Fund will actually suffer as a result of compliance with the reforms.  (D) The Bank Group and the Trustee wish to enter into this memorandum of understanding relating to the Main Section of the Group Fund (the Main Section) (the MoU).

 (E) The Trustee and the Bank Group wish to set out their understanding in relation to various matters including the future funding of the Main Section, mitigation for any detrimental effect on the Main Section of corporate restructuring necessary to comply with Part 9B of the Financial Services and Markets Act 2000 (in accordance with clause 9 of the 2016 MoU) and the potential withdrawal of the Royal Bank of Scotland plc, Adam & Company PLC, Coutts & Company, the Royal Bank of Scotland International Limited and The Chartered Institute of Bankers in Scotland as participating employers in the Main Section in this MoU.  1. THE STATUS OF THIS MOU  1.1 The Trustee and the Bank Group enter into this MoU in good faith to document their current intention in relation to the matters hereunder. No provision of this MoU is legally binding or enforceable on either party.  2. TRUSTEE FIDUCIARY DUTIES AND PENSIONS REGULATOR  2.1 The Bank Group acknowledges that the Trustee cannot fetter the exercise of its powers and discretions in a way which would be inconsistent with its fiduciary duties and so the understanding of the Trustee recorded in this MoU must be read subject to that principle. In particular, any terms which are to be agreed under this MoU relating to the investment of Group Fund assets are subject to the Trustee’s duties and powers of investment and do not fetter the ability of the Trustee to change the Group Fund’s investments in line with those duties and powers. The Bank Group also recognises that the Trustee’s fiduciary duties may include taking into account the views of the Pensions Regulator (including Pensions Regulator guidance and codes of practice) and so the understanding of the Trustee recorded in this MoU must be read subject to this.  2.2 The Trustee confirms that as at the date of this MoU (i) it is satisfied that entry into this MoU is consistent with its fiduciary duties and Pensions Regulator guidance and codes of practice and (ii) it is not aware of any views of the Pensions Regulator which would conflict with the terms of this MoU.  3. BANK GROUP AND TRUSTEE TO ACT REASONABLY AND IN GOOD FAITH  By entering into this MoU and in carrying out their non-binding intentions hereunder the Bank Group and the Trustee shall act reasonably and in good faith.  4. VALUATION DATE FOR MAIN SECTION  The statutory funding valuation for the Main Section is due as at 31 December 2018. However the Trustee and Bank Group agree that if the Bank Group (i) has given notice to the Trustee by 30 June 2018 that it wishes to bring forward the valuation date and (ii) has made payment of the total cash contribution set out in clause 1 of the terms set out in Schedule 1 (the Term Sheet) on or before 25 March 2019, the statutory funding valuation for the Main Section will be as at 31 December 2017 and the relevant provisions of this MoU will be read accordingly.  5. SETTLEMENT OF MAIN SECTION FUNDING UNTIL 31 DECEMBER 2024 (OR 31 DECEMBER 2023)  5.1 This MoU and the Term Sheet sets out the intentions of the Bank Group and the Trustee in respect of the statutory funding valuation for the Main Section due as at 31 December 2018 (or 31 December 2017 if 4 above applies), the employer contributions payable and the de-risking of the Main Section investment strategy. Neither the Bank Group nor the Trustee expect, subject to the implementation of this MoU and the Term Sheet, that the Main Section will require any further employer contributions (except contributions in respect of the future service of active members) before the agreement of the statutory funding valuation for the Main Section due as at 31 December 2024 (or 31 December 2023 if 4 above applies).  5.2 In particular the Bank Group and the Trustee intend that any statutory funding valuation due before 31 December 2024 (or 31 December 2023 if 4 above applies) will be on a basis consistent with the assumptions agreed in respect of the statutory funding valuation as at 31 December 2018 or 31 December 2017 (as appropriate) (and as set out in the Term Sheet) taking account of experience and any changes to actuarial factors since that valuation. Furthermore, the Trustee will consult with the Bank Group before taking any actions which might increase the likelihood of additional employer contributions being required to the Main Section before the agreement of the statutory funding valuation for the Main Section due as at 31 December 2024 (or 31 December 2023 if 4 above applies).  6. INTENTION OF THE BANK GROUP AND THE TRUSTEE TO IMPLEMENT THE TERM SHEET  Subject to 1 to 3 above the Bank Group and Trustee intend to use reasonable endeavours to take all such decisions, actions and other steps (including instructing respective advisers accordingly) to implement the Term Sheet.  7. TIMING OF IMPLEMENTATION OF THE TERM SHEET  7.1 The Bank Group and the Trustee intend to use reasonable endeavours to enter into legally binding documentation to give effect to each of the provisions set out in the Term Sheet no later than the date, if any, specified in the Term Sheet in respect of each relevant provision and where no date is specified in the Term Sheet, no later than 31 March 2020.  7.2 Each member of the Bank Group confirms that it will provide to the Trustee such information as the Trustee reasonably requests to enable the Trustee to determine if the “funding test” is met for the purposes of the Occupational Pension Schemes (Employer Debt) Regulations 2005.  7.3 The Bank Group and the Trustee accept that either party is entitled to reopen negotiations relating to all matters to which this MoU relates if:  (a) the events, actions and agreements anticipated to give effect to the Term Sheet which are due to be completed by no later than 31 March 2020 do not take place before 1 April 2020;  (b) at any time the Trustee or any member of the Bank Group fails to comply with any provision of this MoU;  (c) there is a material change to the position of the Main Section or the Bank Group (other than one anticipated by the parties as at the date of this MoU);  (d) any event relating to the Bank Group which is anticipated by the parties as at the date of this MoU takes place in a way which is materially different to the expectation of the parties; or  (e) the Bank Group or the Trustee is prevented from implementing any provision of this MoU in full or in part due to a change in any law or regulation that is applicable to either party (including but not limited to regulations on clean holding company requirements).

 8. PENSIONS REGULATOR CLEARANCE  8.1 The Bank Group intends to apply for clearance from the Pensions Regulator in respect of the Main Section for the purposes of Regulation 4 of the Financial Services and Markets Act 2000 (Banking Reform) (Pensions) Regulations 2015 in advance of the entry into any flexible apportionment arrangement anticipated in the Term Sheet and in any event by 31 December 2018. The Trustee confirms that it intends to support that application for clearance but on the condition that the provisions of the Term Sheet will be implemented.  8.2 The Bank Group acknowledges that the clearance referred to in 8.1 above will be based on the Term Sheet, the terms of which form part of this MoU, and on the information provided to the Pensions Regulator relating to the events which are to take place, and the consequences of those events, arising from the compliance of the Bank Group with Part 9B of the Financial Services and Markets Act 2000. Accordingly, the Bank Group confirms that it intends to apply to the Pensions Regulator for supplementary clearance in relation to the Main Section should the Bank Group and Trustee agree further provisions which differ materially from the provisions of the Term Sheet or if there is a material change to information provided to the Pensions Regulator as part of the clearance application referred to in 8.1 above.  9. CESSATION OF MOU  9.1 This MoU shall cease to apply if:  (i) the Trustee or the Principal Employer gives notice of termination to the other party that it considers one or more of the circumstances set out in 7.3 above applies; or  (ii) the Trustee and the Principal Employer agree to terminate this MoU.  10. COUNTERPARTS  This MoU may be executed in any number of counterparts, all of which taken together will constitute one and the same document and any party may enter into this MoU by executing a counterpart.

 Signed on behalf of NATIONAL WESTMINSTER BANK PLC  by   Signed on behalf of THE ROYAL BANK OF SCOTLAND GROUP PLC  by    Signed on behalf of NATWEST HOLDINGS LIMITED  by    Signed on behalf of ADAM & COMPANY PLC  by

 Signed on behalf of RBS PENSION TRUSTEE LIMITED  by (Director)    and (Director/Secretary)

 SCHEDULE 1  TERM SHEET

 Schedule 1   Term Sheet  This Term Sheet is contained in a schedule to, and should be read with, the MoU between National Westminster Bank plc (as principal employer of the Main Section of the RBS Group Pension Fund), the Royal Bank of Scotland Group plc, NatWest Holdings Limited, Adam & Company PLC (to be known as Royal Bank of Scotland plc), and RBS Pension Trustee Limited. Terms defined in the MoU have the same meaning in this Term Sheet.  The purpose of this Term Sheet is to outline the intention of the Bank Group and the Trustee on certain material terms relating to the Main Section. The parties propose the terms of this Term Sheet are incorporated into one or more formal legally binding agreements at a future date. In accordance with clause 1 of the MoU, the provisions set out in this Term Sheet are not legally binding or enforceable unless and until they are formalised into a legally binding agreement.  The Term Sheet covers the Bank Group’s and Trustee’s proposed arrangements in relation to the Main Section for dealing with:  - the statutory funding valuation of the Main Section due as at 31 December 2018 (or 31 December 2017 if clause 4 of the MoU applies)  - the future investment objectives for the Main Section; and  - the mitigation required as a result of the Bank Group’s proposed arrangement for implementation of the ring-fencing requirements (including the mitigation required to facilitate the withdrawal of specified participating employers)

Key terms Description

1. Cash Contributions The Principal Employer will make (or will procure that another Bank Group entity makes) a payment of £2bn to the Main Section by 31 March 2020. At the option of the Principal Employer this payment may be made in instalments, provided that the total amount paid by 31 March 2020 is £2bn.

The current intention is that the Bank Group will use reasonable endeavours to make all or part of this payment as soon as possible provided it determines it has sufficient balance sheet capacity to do so and provided that no objection has been raised by the PRA.

2. Distribution-linked contributions In addition to the payment due under 1 above, to assist with de-risking, the Bank Group intends to pay to the Main Section (or procure payment of) a proportion of any amounts to be distributed to Royal Bank of Scotland Group Plc shareholders (ordinary or special dividends or share buy-backs). Such amounts shall constitute additional contributions and  are potentially payable for a period of up to 20 years from their start date and subject to an annual cap each calendar year in the payment to the Main Section of £500m and to an expected level of £1.5bn in total. The agreed amount payable as an additional contribution and the start date of such additional contributions are set out below.    Date of valuation Start date for distribution-linked  contributions Amounts to be paid as  contributions to the  Main Section   31 December 2017 1 January 2020 100 % of distributions to shareholders paid after the start date, subject to the annual cap.   31 December 2018 1 January 2019 25 % of distributions to shareholders paid between the start date and 31 December 2020, subject to the annual cap     100 % of distributions to shareholders paid after 1 January 2021, subject to the annual cap.    For the avoidance of doubt, where the Bank Group pays any amount to the Main Section at its discretion (i.e. not otherwise described in 1 or 2 above) after the signing of the MoU, that amount shall count towards the expected level of £1.5bn. 3.  Technical Provisions Assumptions For the purposes of the statutory actuarial valuation of the Main Section due as at 31 December 2018 (or 31 December 2017 if clause 4 of the MoU applies), the Principal Employer and the Trustee agree the assumptions as per Appendix 1. The Principal Employer and the Trustee will work to finalise the valuation results, the Statement of Funding Principles and the Schedule of Contributions as soon as possible following the valuation date. 4.  Investment Risk The Trustee has agreed to move to an investment strategy which targets a return of swaps + 80 bps over the long term based on current market conditions but subject to variation resulting from changes to market conditions. The Trustee is entitled to link the timing of the steps required to move to this revised investment strategy with the payments due under 1 and 2 above. 5.  Swap Transfer  The parties intend that the existing portfolio of interest rate swap and linear inflation trades with the Main Section will move from Royal Bank of Scotland plc to the Principal Employer (either through novation or another agreed route) and that associated documentation (including collateral agreements) between the Trustee and the Principal Employer relating to the Main Section will be agreed, pursuant to which only collateral posted by either party in excess of £1.5bn can be re-hypothecated by the other party. The Principal Employer and the Trustee will work to finalise the associated documentation as soon as possible. 6.  Guarantee for covenant mitigation In the event that Adam & Company PLC ceases to be an employer (as defined for the purposes of Part 3 of the Pensions Act 2004 and Section 75 of the Pensions Act 1995) under the Main Section before 31 December 2024, NatWest Holdings Limited will at or prior to such time enter into a legally binding guarantee with the Trustee. The terms of such a guarantee will be in substantially the same form as the draft guarantee contained in Appendix 2. The Trustee and Bank Group will also agree to apportion the liabilities of Adam & Company PLC under Section 75 of the Pensions Act 1995 in accordance with 7 below.  The requirement for this guarantee shall not be subject to the 31 March 2020 timeframe set out in clause 7.1 of the MoU.  However the Trustee and Bank Group may alternatively agree at or prior to such cessation that no covenant mitigation by way of a NatWest Holdings Limited guarantee is required. If so, Adam & Company PLC will pay in full any debt which would arise under Section 75 of the Pensions Act 1995. 7.  Statutory Employers The following participating employers will cease to employ active members in the Main Section on or before 31 March 2020:  • Royal Bank of Scotland plc (to be known as NatWest Markets plc); • Royal Bank of Scotland International Limited; • Coutts & Company; and • Chartered Institute of Bankers in Scotland. The Trustee will agree to apportion the liabilities of the employers listed above and any former employers who have not previously paid a debt under Section 75 of the Pensions Act 1995 to the Principal Employer by way of entering into one or more flexible apportionment arrangements.  The Trustee will also agree to apportion the liabilities of Adam &

Company PLC to the Principal Employer by way of a flexible apportionment arrangement in the event that it ceases to be an employer prior to 31 December 2024 and the guarantee referred to in 6 above is put in place. This provision is not subject to the 31 March 2020 time frame set out in clause 7.1 of the MoU.  The Bank Group entities acknowledge that the apportionment arrangements referred to above are conditional on:  • The Bank Group complying with all other aspects of this Term

Sheet; and  • The Trustee being satisfied that the funding test laid down by legislation is met at the relevant time. 8. Trustee monitoring and notification of covenant In order to protect against a reduction in the overall scale of the covenant, the Trustee will continue to monitor the performance of the Bank Group under applicable confidentiality agreements and subject to applicable law and regulation (including but not limited to the Market Abuse Regulation, or equivalent U.K. regulation). In addition to the quarterly covenant review, from the date of the MoU to such time as the contribution set out in 1 above has been paid in full and the contributions set out in 2 above have reached an aggregate amount of £1.5bn (the Monitoring Period), the Trustee will be provided with the capital risk appetites, capital distribution plans and capital targets of each of:  (i) the Principal Employer;  (ii) Adam & Company PLC (but only while it is a participating employer in the Main Section);  (iii) Natwest Holdings plc; and  (iv) The Royal Bank of Scotland Group plc, as approved by that entity’s Board of Directors.  The Bank Group will promptly notify the Trustee if, in the opinion of the Board of Directors of the relevant entity, at any time during the Monitoring Period any such entity expects a material change (including any series of non-material changes which have the cumulative effect of amounting to a material change) to its stated capital risk appetite, capital distribution plans or capital targets.

 Appendix 1  Actuarial Assumptions

Main Fund Section

1. Financial assumptions (Technical Provisions)

Switching to HDC curves

At the next valuation date which will be either 31/12/17 or 31/12/18 (the "Valuation Date") the liabilities shall be discounted at swaps+0.8% and with inflation based on swaps RPI (LPI adjusted according to the methodology described below). At the Valuation Date the discount rate shall be restated to the HDC curve plus a fixed spread and with the inflation assumption based on the HIC curve, with the fixed spread being set at a level (to the nearest basis point) which provides a present value of the past service liability closest to that on the swaps discount and inflation basis.

Discount rate:

From the Valuation Date liabilities shall be discounted using the Hedging Discount Curve (HDC) plus the fixed spread where the yield at each yearly tenor is the arithmetic weighted average of:

a) Spot yield at each tenor on the **gilt yield curve**, and

b) Spot yield at each tenor on the **Libor swap yield curve**.

By way of example, if the Valuation Date was 31/12/17 the following weightings would apply when calculating the HDC[1]:

Tenor point band[2]	HDC gilt proportion	HDC swap proportion
0-5 years	11%	89%
5+-10 years	15%	85%
10+-15 years	14%	86%
15+-20 years	27%	73%
20+-25 years	60%	40%
25+-30 years	67%	33%
30+-40 years	72%	28%
40+ years	77%	23%

The HDC gilt and swap proportion shall be updated at 31 December 2018 and annually thereafter based on the gilts (and any other bonds used in the liability hedging portfolio) in the Trustee's liability hedging portfolio as a proportion of total hedging at each tenor.

The spread shall remain unchanged between valuations regardless of any update to the HDC curve except where the Trustee and the Bank agree otherwise.

[1] Weightings based on 31/12/17 risk ladders (will be updated based on risk ladders at the Valuation Date, as appropriate)

[2] For pragmatism, the HDC proportions are based on 5 yearly tenor point interest rate risk ladders but applied to yields at each yearly tenor point on the yield curves

1

In the event the proportion of gilts at any tenor exceeds 100% of the total hedging at that tenor the HDC gilt proportion shall be set as 100%. In the event the proportion of gilts at any tenor is below 0% of the total hedging at that tenor the HDC gilt proportion shall be set as 0%.

RPI inflation:

Hedging inflation Curve (HIC) where the yield at each tenor is the arithmetic weighted average of:

a) Spot inflation at each tenor on the **gilt breakeven RPI inflation curve**, and

b) Spot inflation at each tenor on the **RPI swap inflation curve.**

By way of example, if the Valuation Date was 31/12/17 the following weightings would apply when calculating the HIC [3]:

Tenor point band [4]	HIC gilt proportion	HIC swap proportion
0-5 years	11%	89%
5+-10 years	17%	83%
10+-15 years	19%	81%
15+-20 years	43%	57%
20+-25 years	96%	4%
25+-30 years	100%	0%
30+-40 years	100%	0%
40+ years	100%	0%

The HIC gilt and swap proportion shall be updated at 31 December 2018 and annually thereafter based on the gilts (and any other bonds used in the liability hedging portfolio) in the Trustee's liability hedging portfolio as a proportion of total hedging at each tenor.

In the event the proportion of gilts at any tenor exceeds 100% of the total hedging at that tenor the HIC gilt proportion shall be set as 100%. In the event the proportion of gilts at any tenor is below 0% of the total hedging at that tenor the HIC gilt proportion shall be set as 0%.

CPI inflation: RPI inflation minus 1.1%

LPI pension increases: Higher of

(a) LPI derived using a Black Scholes model with 1.5% implied volatility (symmetric), and

(b) CPI or RPI inflation as applicable for each pension tranche subject in all cases to the cap/floor applicable for each pension tranche.

Salary and pension increases

[3] Weightings based on 31/12/17 risk ladders (will be updated based on risk ladders at the Valuation Date, as appropriate)

[4] For pragmatism, the HDC proportions are based on 5 yearly tenor point interest rate risk ladders but applied to yields at each yearly tenor point on the yield curves

2

 Salary increases (pensionable/basic) 1.8% p.a. Increases to the earnings cap 1.8% p.a. Revaluations to deferred pensions in excess of GMP The RPI price inflation assumption Rate of GMP increases in active service before GMP age The RPI price inflation assumption plus 1.0% p.a. at all durations Fixed rate revaluation on GMPs GMP fixed rate revaluation according to date of leaving. For active members assumed to withdraw from service in future, a fixed revaluation rate of 3.5% p.a. is assumed to apply after the assumed date of withdrawal. Increases to pensions in payment The LPI pension increase assumption for the relevant tranche Promotional salary increases Nil Discretionary increases Nil  2. Other assumptions (Technical Provisions)  Calculation method  Actuarial method: Projected Unit Method  Control Period: 10 years  Pre-retirement mortality

Males: 40% of AM92 Ultimate

Females: 50% AF92 Ultimate  Post-retirement mortality — Base tables

Males: standard table S2PMA Light

Females: standard table S2PFA Light  Normal health retirees and dependants:  Current membership group Member sex Member base table Member  equivalent  single  scaling factor Member’s  dependant  base table Member’s  dependant  equivalent  single  scaling factor Actives M S2PMA Light 113% S2PFA Light 102%

	F	S2PFA Light	100%	S2PMA Light	124%
Deferreds	M	S2PMA Light	113%	S2PFA Light	102%
	F	S2PFA Light	98%	S2PMA Light	120%
Pensioners	M	S2PMA Light	104%	S2PFA Light	96%
	F	S2PFA Light	96%	S2PMA Light	117%
Dependants	M	S2PMA Light	104%	-	-
	F	S2PFA Light	98%	-	-

Ill-health retirees:

A scaling factor adjustment is applied to the standard tables shown above equal to 150% for males and 151% for females

Post-retirement mortality – Future improvements

CMI 2017 Core Projections Model with smoothing parameter S_K = 8.0.

Long term rate to the improvements of 1.5% p.a. for males and females

Early retirements

Allowance is made for members to retire before or after their Normal Retirement Age. Where pensions are assumed to be payable before or after Normal Retirement Age for a particular tranche of benefits, they are adjusted for early or late payment using the Main Fund Section's early and late retirement factors applicable from 1 February 2018.

The tables below illustrate the percentage of members retiring each year.

Active members:

Age	Current schedule			
	Actives non-NPA65 Schedule		Actives NPA65 Schedule	
	Active	Post-withdrawal	Active	Post-withdrawal
55	10%	10%	10%	10%
56	10%	5%	10%	5%
57	10%	5%	10%	5%
58	20%	5%	10%	5%
59	25%	5%	10%	5%
60	100%	100%	25%	40%
61	100%	100%	20%	20%
62	100%	100%	20%	20%
63	100%	100%	20%	20%
64	100%	100%	20%	20%
65	100%	100%	100%	100%

4

Deferred members with a Normal Retirement Age (for service outside the Retiring Age 65 Schedule) of 60, and not on special redundancy packages:

Age	Current schedule	
	NPA60 Schedule	NPA65 Schedule
55	10%	10%
56	5%	5%
57	5%	5%
58	5%	5%
59	5%	5%
60	100%	40%
61	100%	20%
62	100%	20%
63	100%	20%
64	100%	20%
65	100%	100%

Deferred members with a Normal Retirement Age (for service outside the Retiring Age 65 Schedule) other than 60, and not on special redundancy packages, are assumed to retire at their Normal Retirement Age.

Members on special redundancy packages are assumed to retire at age 55, with the appropriate reduction applied in each case.

Family Details

A man is assumed to be three years older than his wife.
90% of male and 65% of female members are assumed to be married at retirement or earlier death.
A children's loading of 5% is applied to benefits payable on death before retirement.

Transfer values

Allowance made for transfers equivalent to £630M per annum over the period to 31 December 2021, based on the same demographic profile as those members transferring out of the Main Fund Section over the three years to 31 December 2017. CETV assumptions are assumed to be as follows for this purpose:

- Discount rate: swaps +2.2% p.a.
- Post-retirement mortality: As above except with 1.25% p.a long term rate of improvement
- RPI/CPI inflation and LPI pension increases: As above
- Commutation: No allowance made

5

Notwithstanding the use of the above CETV assumptions for the purpose of the valuation, the Trustee shall review and amend CETVs from time to time in accordance with the Rules and legislation, as appropriate.

Expenses

An addition of £32M pa increasing annually with RPI inflation, payable by the Bank in addition to the future service rate. The allowance for expenses excludes investment-related expenses (which are paid from the Main Fund Section) and excludes PPF levies in excess of £2M in any year which are paid from the Main Fund Section.

Decrements for withdrawal, death before retirement and ill health retirement

As well as death before retirement, allowance made for withdrawals from service and ill health retirements:

Age	Withdrawal from service	Death before retirement - Males	Death before retirement - Females	Ill health retirement - Males	Ill health retirement - Females
25	8.75	0.02	0.01	0.03	0.03
26	8.75	0.02	0.01	0.03	0.03
27	8.75	0.02	0.01	0.03	0.03
28	8.75	0.02	0.01	0.03	0.03
29	8.75	0.02	0.02	0.03	0.03
30	8.75	0.02	0.02	0.03	0.04
31	8.75	0.02	0.02	0.03	0.04
32	8.75	0.02	0.02	0.03	0.04
33	8.75	0.03	0.02	0.03	0.04
34	8.75	0.03	0.02	0.03	0.05
35	8.75	0.03	0.02	0.03	0.05
36	8.75	0.03	0.03	0.03	0.06
37	8.75	0.03	0.03	0.03	0.07
38	8.75	0.03	0.03	0.04	0.07
39	8.75	0.03	0.03	0.04	0.08
40	8.75	0.04	0.04	0.05	0.09
41	8.75	0.04	0.04	0.05	0.09
42	8.75	0.04	0.04	0.06	0.10
43	8.75	0.05	0.05	0.07	0.11
44	8.75	0.05	0.05	0.07	0.12
45	8.75	0.06	0.06	0.08	0.13
46	8.75	0.06	0.06	0.09	0.14

6

47	8.75	0.07	0.07	0.11	0.15
48	8.75	0.08	0.08	0.12	0.17
49	8.75	0.09	0.09	0.14	0.19
50	8.75	0.10	0.09	0.15	0.20
51	8.75	0.11	0.10	0.17	0.22
52	8.75	0.13	0.11	0.19	0.25
53	8.75	0.14	0.13	0.22	0.27
54	8.75	0.16	0.14	0.24	0.30
55	5	0.18	0.15	0.27	0.33
56	5	0.20	0.17	0.31	0.37
57	5	0.23	0.19	0.34	0.40
58	5	0.25	0.21	0.38	0.44
59	5	0.29	0.23	0.43	0.48
60	2	0.32	0.25	0.47	0.54
61	2	0.36	0.28	0.53	0.59
62	2	0.40	0.31	0.58	0.65
63	2	0.45	0.34	0.65	0.71
64	2	0.51	0.38	0.72	0.78
65	2	0.57	0.42	0.80	0.87

Factors for the calculation of the Technical Provisions

Early and late retirement – Where pensions are assumed to be payable before or after Normal Retirement Age for a particular tranche of benefits, they are adjusted for early or late payment using the Main Fund Section's early and late retirement factors which came into force with effect from 1 February 2018, summarised below:

Years retiring early/late	Early retirement (for revaluing pension in excess of GMP)	Late retirement
0	1.000	1.000
1	0.962	1.027
2	0.925	1.055
3	0.890	1.084
4	0.856	1.116
5	0.824	1.150
6	0.793	1.187
7	0.762	1.227
8	0.734	1.269
9	0.706	1.314
10	0.679	1.362

7

Commutation — Allowance for members to commute 18% of their pension under the following set of commutation factors:  Age Unisex 55 23.37 56 22.86 57 22.35 58 21.83 59 21.30 60 20.76 61 20.22 62 19.68 63 19.12 64 18.56 65 18.00  3. Trustee definition of self-sufficiency  All assumptions in line with Technical Provisions except as follows.  Discount rate: The better (higher) of spot gilt and swap yields at each yearly tenor plus a 0% spread. Inflation: The better (lower) of spot gilt RPI breakeven and swap RPI at each yearly tenor.  Expense reserve:  • 3% of liabilities up to £50M, 2% of liabilities between £50M and £100M, and 1% of liabilities in excess of £100M  • Pensioners  Age Expense allowance per member < 60 £900 60 — 70 £800 70 — 80 £600 > 80 £500  • Non-pensioners: An allowance of £1,000 per member.  (No ongoing contributions from the employers for expenses.)  4. Future service contributions  Using a discount rate 0.1% below that of the Technical Provisions and otherwise using assumptions in line with the Technical Provisions.

Appendix 2 Draft Guarantee

GUARANTEE  DATED  By  NATWEST HOLDINGS LIMITED  Relating to any detrimental effect on the Main Fund Section of Royal Bank of Scotland Group Pension  Fund in respect of the withdrawal of Adam & Company PLC (to be known as Royal Bank of Scotland  plc) from the Main Fund Section of the Royal Bank of Scotland Group Pension Fund.              Allen & Overy LLP

CONTENTS  Clause Page     1. Interpretation 1    2. Guarantee and indemnity 2    3. Termination 5    4. Affordability clause 6    5. Representations 6    6. General undertakings 7    7. Changes to the Parties 7    8. Payment mechanics 7    9. Notices 8    10. Calculations and certificates 9    11. Partial invalidity 9    12. Remedies and waivers 10    13. Amendments and waivers 10    14. Counterparts 10    15. Governing law 10    16. Enforcement 10    Signatories 11

THIS DEED is dated and is made BETWEEN:  (1) NATWEST HOLDINGS LIMITED registered in England with company number 10142224 whose registered office is 280 Bishopsgate, London, England, EC2M 4RB as guarantor (the Guarantor); and  (2) RBS PENSION TRUSTEE LIMITED registered in England with company number 2726164 whose registered office as at 1 Princes Street, London, EC2R 8PB (the Trustee).  BACKGROUND  (A) The Trustee is the trustee of the Group Fund.  (B) Pursuant to a memorandum of understanding dated 2018 the Guarantor has agreed  to provide a guarantee as mitigation for any detrimental effect in respect of the withdrawal of Adam & Company PLC from the Main Fund Section of the Group Fund.  IT IS AGREED as follows:  1. INTERPRETATION  1.1 Definitions  In this Deed:  Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.  Business Day means any day other than a Saturday, Sunday or any other day which is a public holiday in Scotland or England.  Employer means each or any employer participating in the Main Fund Section from time to time and Employers shall mean all of them.  Group Fund means the Royal Bank of Scotland Group Pension Fund as governed by a definitive deed dated 5 April 2006 as amended from time to time.  Guaranteed Liabilities means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally and in any capacity whatsoever) of each Employer to make payments to the Main Fund Section.  Main Fund Section means the segregated section of the Group Fund with that name referred to in clause 3.4 of the definitive deed dated 5 April 2006 of the Group Fund (as amended from time to time).  Party means a party to this Deed.  Quarter End means, in any calendar year, 31 March, 30 June, 30 September and 31 December.  1.2 Construction  (a) Unless a contrary indication appears, any reference in this Deed to:

(i) either Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under this Deed;  (ii) assets includes present and future properties, revenues and rights of every description;  (iii) any agreement or instrument is a reference to that agreement or instrument as amended, novated, supplemented, extended or restated;  (iv) a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);  (v) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;  (vi) a provision of law is a reference to that provision as amended or re-enacted; and  (vii) a time of day is a reference to London time.  (b) Section, clause and schedule headings are for ease of reference only.  1.3 Third party rights  (a) A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.  (b) The consent of any person who is not a Party is not required to rescind or vary this Deed at any time.  2. GUARANTEE AND INDEMNITY  2.1 Guarantee and indemnity  The Guarantor irrevocably and unconditionally:  (a) guarantees to the Trustee the punctual performance by each Employer of all of its Guaranteed Liabilities;  (b) undertakes with the Trustee that whenever an Employer does not pay any amount when due in respect of its Guaranteed Liabilities, it must after receiving a written demand from the Trustee pay that amount as if it instead of the Employer was the principal obligor in respect of that amount; and  (c) agrees with the Trustee that if any obligation guaranteed by the Guarantor is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation indemnify the Trustee immediately on demand against any cost, loss or liability the Trustee incurs as a result of an Employer not paying any Guaranteed Liability which would, but for such unenforceability, invalidity or illegality, have been payable by that Employer in respect of any Guaranteed Liability on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Deed if the amount claimed had been recoverable on the basis of a guarantee.

2.2 Limit on the amount recoverable  The amount which may be recovered from the Guarantor shall not exceed the lower of the following limits:  (a) in respect of any demand made on the Guarantor by the Trustee under Subclause 2.1, an amount equal to the entire aggregate liability of every employer (within the meaning set out in Section 318 of the Pensions Act 2004 and regulations made thereunder) in relation to the Main Fund Section, were a debt under Section 75 of the Pensions Act 1995 to have become due from every employer on that date; and  (b) £7 billion.  2.3 Continuing guarantee  This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Employers in respect of the Guaranteed Liabilities, regardless of any intermediate payment or discharge in whole or in part.  2.4 Reinstatement  If any discharge, release or arrangement (whether in respect of the obligations of the Employers or any security for those obligations or otherwise) is made by the Trustee in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause will continue or be reinstated as if the discharge, release or arrangement had not occurred.  2.5 Waiver of defences  The obligations of the Guarantor under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause would reduce, release or prejudice any of its obligations under this Clause including (without limitation and whether or not known to it or the Trustee):  (a) any time, waiver or consent granted to, or composition with, any person;  (b) the release of any person under the terms of any composition or arrangement;  (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;  (d) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;  (e) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other person;  (f) any amendment of this Deed, any Guaranteed Liability or any other document;  (g) any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Guaranteed Liability or any other document; or  (h) any insolvency, resolution or similar proceedings.

2.6 Immediate recourse  (a) The Guarantor waives any right it may have of first requiring the Trustee to proceed against or enforce any other right or security or claim payment from any person before claiming from the Guarantor under this Clause.  (b) This waiver applies irrespective of any law to the contrary.  2.7 Appropriations  Until all amounts which may be or become payable by the Employers in respect of the Guaranteed Liabilities have been irrevocably paid in full, the Trustee may:  (a) refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor will not be entitled to the benefit of such moneys, security or rights; and  (b) hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause.  2.8 Deferral of Guarantor’s rights  (a) Until all amounts which may be or become payable by the Employers in respect of the Guaranteed Liabilities have been irrevocably paid in full or unless the Trustee otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations in respect of the Guaranteed Liabilities or by reason of any amount being payable, or liability arising under this Clause:  (i) to be indemnified by an Employer;  (ii) to claim any contribution from any other guarantor of any Employer’s obligations in respect of the Guaranteed Liabilities;  (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Trustee in respect of the Guaranteed Liabilities or of any other guarantee or security taken pursuant to, or in connection with, the Guaranteed Liabilities by the Trustee;  (iv) to bring legal or other proceedings for an order requiring any Employer to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under this Clause;  (v) to exercise any right of set-off against any Employer; and/or  (vi) to claim or prove as a creditor of any Employer in competition with the Trustee.  (b) If the Guarantor receives any benefit, payment or distribution in relation to such rights it must hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Trustee by the Employers under or in connection with the Guaranteed Liabilities be repaid in full on trust for the Trustee and must promptly pay or transfer them to the Trustee or as the Trustee may direct for application in accordance with Clause 8 (Payment mechanics).

 2.9 Additional security  This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Trustee.  2.10 Limitations  This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006.  3. TERMINATION  3.1 Agreement in writing  This Deed may be terminated at any time by the Guarantor with the agreement in writing of the Trustee.  3.2 Automatic termination  (a) This Deed will automatically terminate in the event that:  (i) the Main Fund Section has been fully wound up and has ceased to exist;  (ii) the Main Fund Section is on any four consecutive Quarter Ends more than 100% funded on the basis of its technical provisions (as defined under the statement of funding principles in force at the relevant time in accordance with Part 3 of the Pensions Act 2004) but using a discount rate of the better (higher) of spot gilt and swap yields at each yearly tenor plus a 0% spread and using an inflation assumption of the better (lower) of spot gilt RPI breakeven and swap RPI at each yearly tenor and incorporating an expense reserve (the Guarantee Technical Provisions); or  (iii) the Guarantor demonstrates to the satisfaction of the Trustee (acting reasonably) that the Guarantor is prohibited from continuing to provide this guarantee in full or in part due to a change in any law or regulation (including but not limited to regulations on clean holding company requirements).  (b) For the purpose of Clause 3.2(a)(ii) above:  (i) the Guarantor may within 30 days of any Quarter End notify the Trustee that it wishes to assess the Main Fund Section’s funding level in accordance with this Clause 3.2(b);  (ii) on receipt of a notice from the Guarantor in accordance with Clause 3.2(b)(i), the Trustee (with the advice of the actuary to the Main Fund Section) shall within 90 days of the relevant Quarter End (or such longer period as the Trustee and the Guarantor may agree) report to the Guarantor in writing its assessment of the Fund’s level of funding on the basis of the Guarantee Technical Provisions as at the four relevant Quarter Ends and shall also provide such information as the Guarantor may reasonably require to enable it to verify that assessment; and  (iii) in the event that the Guarantor does not agree with the Trustee’s assessment it may refer the matter to an independent actuary agreed between it and the Trustee (or, in the event of their failure to agree, nominated by the President for the time being of the Institute and Faculty of Actuaries) whose decision as to whether the Main Fund Section was, on the relevant Quarter

Ends, more than 100% funded on the basis of the Guarantee Technical Provisions shall be final.  4. AFFORDABILITY CLAUSE  The Parties acknowledge and agree that the Trustee may give due regard to the Guarantor’s obligations to the Main Fund Section under this Deed when considering the strength or otherwise of the sponsor covenant supporting the Main Fund Section and in particular may take such obligations into account for the following purposes:  (a) determining which methods and assumptions are to be used in calculating the Main Fund Section’s technical provisions for the purpose of Part 3 of the Pensions Act 2004 and Regulations thereunder;  (b) the preparation and/or revision of any recovery plan prepared for the purpose of section 226 of the Pensions Act 2004 including when assessing the affordability of contributions to be paid by the Employers under such a recovery plan; and  (c) the preparation and/or revision of any schedule of contributions prepared for the purpose of section 227 of the Pensions Act 2004.  5. REPRESENTATIONS  5.1 Representations  The representations and warranties set out in this Clause are made by the Guarantor to the Trustee on the dates set out in Clause 5.6 (Times for making representations).  5.2 Binding obligations  (a) The obligations expressed to be assumed by it in this Deed are, subject to any general principles of law limiting its obligations, legal, valid, binding and enforceable obligations.  5.3 Non-conflict with other obligations  The entry into and performance by it of, and the transactions contemplated by, this Deed do not conflict with:  (a) any law or regulation applicable to it;  (b) its constitutional documents; or  (c) any agreement or instrument binding on it or any of its assets.  5.4 Power and authority  It has the power to enter into and perform, and has taken all necessary action to authorise its entry into and performance of, this Deed and the transactions contemplated by this Deed.  5.5 Validity and admissibility in evidence  All Authorisations required or desirable to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Deed have been obtained or effected and are in full force and effect.

5.6 Times for making representations  The representations and warranties set out in this Clause are made by the Guarantor on the date of this Deed.  6. GENERAL UNDERTAKINGS  6.1 General  The Guarantor agrees to be bound by the undertakings set out in this Clause.  6.2 Authorisations  The Guarantor must promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any applicable law or regulation to enable it to perform its obligations under this Deed.  6.3 Pari passu ranking  The Guarantor must ensure that its payment obligations under this Deed at all times rank at least pari passu with the claims of all its unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.  7. CHANGES TO THE PARTIES  7.1 Assignments and transfers by the Guarantor(s)  The Guarantor may not assign or transfer any of its rights and obligations under this Deed without the prior consent of the Trustee.  7.2 Assignments and transfers by the Trustee  The Trustee may not assign or transfer any of its rights and obligations under this Deed without the prior consent of the Guarantor except that such consent is not required for any assignment or transfer to any successor as trustee of the Group Fund.  8. PAYMENT MECHANICS  8.1 Payments to the Trustee  (a) On each date on which the Guarantor is required to make a payment to the Trustee under this Deed, the Guarantor must make the payment available to the Trustee for value on the due date at the time and in such funds specified by the Trustee to the Guarantor as being customary at the time for settlement of transactions in the relevant currency in the place of payment.  (b) All payments must be made to such account as the Trustee specifies.  8.2 Business Days  (a) Any payment under this Deed which is due to be made on a day that is not a Business Day will be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Deed interest at the prevailing discount rate used for the Main Section at the relevant time is payable on the principal from the original due date.  8.3 Timing of payments  If this Deed does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the person to whom the payment is to be made.  9. NOTICES  9.1 Communications in writing  Any communication to be made under or in connection with this Deed must be made in writing and, unless otherwise stated, may be made by fax or letter.  9.2 Addresses  (a) Except as provided below, the contact details of each Party for any communication to be made or delivered under or in connection with this Deed are those notified by that Party to the other Party for this purpose.  (b) The contact details of the Guarantor for this purpose are:  Address:  Fax number:  E-mail:  Attention:  (c) The contact details of the Trustee for this purpose are:  Address:  Fax number:  E-mail:  Attention:  (d) Any Party may change its contact details by giving five Business Days’ notice to the other Parties.  9.3 Delivery  Except as provided below, any communication made or delivered by one Party to another under or in connection with this Deed will only be effective:  (a) if by way of fax, when received in legible form; or  (b) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,  and, if a particular department or officer is specified as part of its address details provided under Clause 9.2 (Addresses), if addressed to that department or officer.

9.4 Electronic communication  (a) Any communication to be made between the Parties under or in connection with this Deed may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website), if the Parties:  (i) notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and  (ii) notify each other of any change to their electronic mail address or any other such information supplied by them.  (b) Any electronic communication as specified in paragraph (a) above to be made between the Guarantor and the Trustee may only be made in that way to the extent that they agree that, unless and until notified to the contrary, this is an accepted form of communication.  (c) For the purposes of this Deed, an electronic communication will be treated as being in writing.  (d) Any electronic communication as specified in paragraph (a) above made between the Parties will be effective only when actually received (or made available) in readable form.  (e) Any electronic communication which would otherwise become effective on a non-working day or after business hours in the place in which the Party to whom the relevant communication is sent (or made available) has its address for the purposes of this Deed will be deemed only to become effective on the next working day in that place.  (f) Any reference in this Deed to a communication being sent or received will be construed to include that communication being made available in accordance with this Clause 9.4 (Electronic communication).  10. CALCULATIONS AND CERTIFICATES  10.1 Accounts  In any litigation or arbitration proceedings arising out of or in connection with the Guaranteed Liabilities, the entries made in the accounts maintained by the Trustee are prima facie evidence of the matters to which they relate.  10.2 Certificates and determinations  Any certification or determination by the Trustee of a rate or amount in respect of the Guaranteed Liabilities is, in the absence of manifest error, conclusive evidence of the matters to which it relates.  10.3 Day count conventions  Any interest, commission or fee accruing under this Deed will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.  11. PARTIAL INVALIDITY  If, at any time, any term of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction that will not affect:  (a) the legality, validity or enforceability in that jurisdiction of any other term of this Deed; or

(b) the legality, validity or enforceability in other jurisdictions of that or any other term of this Deed.  12. REMEDIES AND WAIVERS  No failure to exercise, nor any delay in exercising, on the part of the Trustee, any right or remedy in respect of the Guaranteed Liabilities will operate as a waiver, nor will any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law and may be waived only in writing and specifically.  13. AMENDMENTS AND WAIVERS  Any term of or any right or remedy under this Deed may be amended or waived only with the consent of the Guarantor and the Trustee and any such amendment or waiver will be binding on both Parties.  14. COUNTERPARTS  This Deed may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Deed.  15. GOVERNING LAW  This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.  16. ENFORCEMENT  16.1 Jurisdiction  (a) The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a Dispute).  (b) The Parties agree that the English courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.  This Deed has been entered into on the date stated at the beginning of this Deed.

SIGNATORIES  Guarantor  NATWEST HOLDINGS LIMITED  By:   (Director)  and    (Director/Secretary)  Trustee  RBS PENSION TRUSTEE LIMITED  By:    (Director)  and    (Director)

SCHEDULE 2  FLEXIBLE APPORTIONMENT ARRANGEMENT

FLEXIBLE APPORTIONMENT AGREEMENT  DATED 2018  relating to  THE ROYAL BANK OF SCOTLAND  GROUP PENSION FUND  FLEXIBLE APPORTIONMENT ARRANGEMENT  RELATING TO:  (i) NatWest Markets Plc (formerly known as The Royal Bank of Scotland plc)  (ii) Royal Bank of Scotland International Limited  (iii) Coutts and Company;  and  (iv) Chartered Institute of Bankers in Scotland     Allen & Overy LLP

THIS AGREEMENT is made as a deed on 2018  BETWEEN:  (1) NatWest Markets Plc (previously known as The Royal Bank of Scotland plc) registered in Scotland with company number SC090312 whose registered office is at 36 St Andrew Square, Edinburgh, EH2 2YB;  (2) The Royal Bank of Scotland International Limited registered in Jersey with company number 2304 whose registered office is at PO BOX 64, Royal Bank House, 71 Bath Street, St Helier, Jersey, JE4 8PJ;  (3) Coutts and Company registered in England with company number 00036695 whose registered office is at 440 Strand, London, WC2R 0QS;  (4) Chartered Institute of Bankers in Scotland registered charity number SC013927 whose registered office is at 38b Drumsheugh Gardens, Edinburgh, EH3 7SW;  (together the Leaving Employers);  (5) RBS Pension Trustee Limited registered in England with company number 2726164 whose registered office is at 1 Princes Street, London EC2R 8PB (the Trustee); and  (6) National Westminster Bank PLC registered in England with company number 929027 whose registered office is at 135 Bishopsgate, London EC2M 3UR (the Replacement Employer).  BACKGROUND  (A) The retirement benefits scheme known as the Royal Bank of Scotland Group Pension Fund (the Group Fund) is governed by a definitive trust deed and rules dated 5 April 2006 (as amended from time to time) (the Trust Deed and Rules). The parties wish to enter into this flexible apportionment agreement in relation to the Main Section of the Group Fund (the Main Section).  (B) The Replacement Employer is a participating employer in the Main Section and the Trustee is the present trustee of the Main Section.  (C) Under Clause 26.2 of the Trust Deed and Rules, a participating employer shall cease to participate in the Group Fund or a section of the Group Fund if the Replacement Employer gives three months’ written notice to the Trustee (or such shorter period of notice as it may accept) terminating the participating employer’s liability to contribute to the Group Fund or a section of the Group Fund and such notice (without being withdrawn) expires.  (D) Under Clause 26.3, if an employer ceases to be a participating employer under the Group Fund or a section of the Group Fund under Clause 26.2, then from the date it ceases to participate no further pension or other benefits shall accrue under the Group Fund or section of the Group Fund for or in respect of any employees of the participating employer and its liability to contribute to the Fund shall cease, except in respect of:  (i) contributions (including suspended contributions) and administration expenses which became due before the date it ceased to participate;  (ii) administration expenses incurred in connection with its ceasing to participate; and  (iii) any liability in relation to section 75 of the Pensions Act 1995.

(E) The Leaving Employers, the Replacement Employer and the Trustee (amongst others) entered into a Framework Agreement at or around the same date as this Agreement (the Framework Agreement). The parties to the Framework Agreement agreed that this Agreement would be held in escrow pending the Release Date (as defined in the Framework Agreement) as set out in clause 2.1 of the Framework Agreement.  (F) The Replacement Employer provided written notice to the Trustee in accordance with Clause 26.2 of the Trust Deed and Rules terminating the Leaving Employers’ liability to contribute to the Main Section on and from the Implementation Date (as defined below), and the Trustee accepted that notice (including the shorter period of that notice).  (G) On the Implementation Date (as defined below), the Leaving Employers will therefore cease to employ any active members of the Main Section. At this time, the Replacement Employer, who is not a defined contribution employer (as defined in the Occupational Pension Schemes (Employer Debt) Regulations 2005 (the Debt Regulations)), continues to employ at least one active member of the Main Section. As a result, but for the operation of regulation 6ZA(7) of the Debt Regulations and the arrangement contemplated by this Agreement, an employment cessation event (as defined below) would have occurred in relation to the Leaving Employers which would have triggered a debt under section 75 of the Pensions Act 1995 (as modified by the Debt Regulations).  (H) Under Clause 26.3A of the Trust Deed and Rules, the Trustee may enter into any form of arrangement or agreement prescribed by the Debt Regulations, in respect of any sum that falls to be treated as a debt due under section 75 of the Pensions Act 1995 from an employer who ceases to participate under Clause 26.2, or which would fall to be treated as a debt, but for the existence of the arrangement under the Debt Regulations.  (I) In accordance with the power under Clause 26.3A of the Trust Deed and Rules described in Recital H above and the general statutory power under the Debt Regulations, the parties wish to enter into a flexible apportionment arrangement within the meaning of regulation 2(1) of the Debt Regulations (a Flexible Apportionment Arrangement) on the terms set out in this Agreement so that the Replacement Employer takes over responsibility for all the Leaving Employers’ liabilities in relation to the Main Section.  (J) Each of the parties consents to the liabilities of the Leaving Employers being dealt with in the manner contemplated in this Agreement, and intends that this Agreement shall constitute a Flexible Apportionment Arrangement so that, pursuant to regulation 6ZA(7) of the Debt Regulations, no employment cessation event will occur in relation to the Leaving Employers when they cease to employ any active members of the Main Section, as described in Recitals (F) and (G) above.  (K) The Trustee is satisfied that the Flexible Apportionment Arrangement entered into under this Agreement has met the funding test requirement as prescribed in regulation 2(4A) of the Debt Regulations.  (L) The Main Section is not currently in an assessment period under section 132 of the Pensions Act 2004 in relation to the Pension Protection Fund and the Trustee is satisfied that such an assessment period is unlikely to begin in relation to the Main Section within the period of 12 months beginning with the Implementation Date (as defined below). The Main Section is not being wound up.  (M) The Leaving Employers are not in a period of grace in accordance with regulation 6A of the Debt Regulations.  (N) The Leaving Employers and the Replacement Employer respectively meet the requirements of ‘the leaving employer’ and ‘the replacement employer’ set out in regulation 6E(7) of the Debt Regulations in relation to the Flexible Apportionment Arrangement entered into under this Agreement.

(O) In entering into this Agreement, the Trustee is not entering into a legally enforceable agreement which has the effect of reducing the amount of any debt due to the Main Section under section 75 of the Pensions Act 1995 which may be recovered by (or on behalf of) the Trustee so that the Main Section would cease to be an eligible scheme by reason of regulation 2(2) of the Pension Protection Fund (Entry Rules) Regulations 2005 (the Entry Regulations), and the parties intend that the arrangement set out in Clause 2 of this Agreement will qualify as a Flexible Apportionment Arrangement and agree that in these circumstances regulation 2(4) of the Entry Regulations will apply.  OPERATIVE PROVISIONS  1. INTERPRETATION  1.1 In this Agreement:  Employer and employment cessation event shall have the meanings given to them in the Debt Regulations;  Implementation Date means 1 November 2018 or such other date as is determined to be the Implementation Date in accordance with the Framework Agreement; and  liabilities in relation to the Main Section in relation to the Leaving Employers means all liabilities of the Leaving Employers within the meaning of Regulation 6ZB(17) of the Debt Regulations as those liabilities stand immediately before the Implementation Date.  2. FLEXIBLE APPORTIONMENT ARRANGEMENT  2.1 An employment cessation event is due to occur on the Implementation Date in relation to the Leaving Employers for the purposes of the Debt Regulations.  2.2 The Replacement Employer agrees to take over and shall, on and from the Implementation Date, take over responsibility for all of the Leaving Employers’ liabilities in relation to the Main Section in accordance with Regulation 6E(2)(b)(i) of the Debt Regulations.  2.3 The Trustee agrees that, in accordance with Regulation 6ZA(7) of the Debt Regulations, on and from the Implementation Date the Leaving Employers shall cease to participate in the Main Section and at this time an employment cessation event will not occur in respect of the Leaving Employers and no amount shall be treated as a debt due to the Trustee of the Main Section as a result of the Leaving Employers ceasing to employ active members in the Main Section in the circumstances set out in Recitals (C) and (G) of this Agreement.  2.4 In accordance with the power under Clause 26.3A, described in Recital (H) above and the general statutory power under the Debt Regulations, the Trustee agrees that on and from the Implementation Date, the Flexible Apportionment Arrangement entered into under this Agreement constitutes full and final discharge and/or apportionment of all of the Leaving Employers’ liabilities in relation to the Main Section so that the Leaving Employers shall have no further liability to or in respect of the Main Section. For the avoidance of doubt, the Trustee agrees that this shall include any liabilities under sections 75 and 75A of the Pensions Act 1995 (as amended by the Debt Regulations) and any liabilities that would otherwise be payable under Clause 26.3 of the Trust Deed and Rules, as described in Recital (D) above.  2.5 Each of the Trustee, the Leaving Employers and the Replacement Employer consents to the Flexible Apportionment Arrangement for the purposes of Regulation 6E(2)(c) of the Debt Regulations.

2.6 For the avoidance of doubt, the events contemplated by and in this Agreement, and in particular the employment cessation event referred to in Recital (C) and Clause 2.1 of this Agreement shall not trigger a partial winding-up of the Main Section in relation to the Leaving Employers.  3. FUNDING TEST  3.1 The Trustee has concluded that the arrangement in Clause 2 meets the funding test set out in regulation 2(4A) of the Debt Regulations.  3.2 The parties agree that if all of the conditions in Regulation 6E of the Debt Regulations are not met within 28 days of the date of the Funding Test Completion Date (as defined in the Framework Agreement), the Agreement will become void and the Flexible Apportionment Arrangement will not take effect.  4. GENERAL  4.1 The Replacement Employer shall pay the Trustee’s reasonable legal costs incurred in relation to this Agreement.  4.2 The parties intend this Agreement to satisfy the requirements for a Flexible Apportionment Arrangement.  4.3 In the event that a court decides that any provision of this Agreement breaches the requirements for a Flexible Apportionment Arrangement, that provision shall be void and unenforceable but, subject to Clauses 4.4, 4.5 and 4.6, the remainder of the provisions of this Agreement shall remain in force.  4.4 In the event that a court decides that this Agreement breaches the requirements for a Flexible Apportionment Arrangement and:  (i) it is not possible to rectify that breach by declaring one or more provisions of the Agreement void under Clause 4.3; or  (ii) the effect of any such declaration would, in the reasonable opinion of the Trustee, render the Agreement as no longer representing the original intention of the parties as set out in the Recitals to this Agreement,  the parties will use all reasonable endeavours to agree to amend this Agreement to remedy the breach of the requirements for a Flexible Apportionment Arrangement, or enter into a similar Flexible Apportionment Arrangement or any other arrangement permitted under the Debt Regulations or provisions that replace the Debt Regulations representing the intentions of the parties as set out in the Recitals to this Agreement.

4.5 In the event that the parties are unable to agree to the amendments to this Agreement under Clause 4.4, this Agreement shall be void and unenforceable in its entirety and will not constitute a legally enforceable agreement as defined in Regulation 2(2) of the PPF Entry Regulations.  4.6 If any part of this Agreement is held to be invalid or unenforceable, the rest of this Agreement will be construed (to the maximum extent possible after making suitable grammatical and other minor consequential changes) as if it had been executed omitting the invalid or unenforceable words or parts of words and will remain in full force and effect.  4.7 The Leaving Employers and the Replacement Employer each represent and warrant to the Trustee that all authorisations required in connection with the entry into and performance of its obligations under this Agreement have been obtained or effected and are in full force and effect and that the persons signing this Agreement on its behalf are authorised to do so.  4.8 The Replacement Employer further represents and warrants to the Trustee that the entry into this Agreement and the performance of its obligations under this Agreement does not conflict with any law or regulation or judicial or official order to which it is subject or conflict with its constitutional documents or conflict with any document which is binding upon any of its assets.  4.9 The application of the Contracts (Rights of Third Parties) Act 1999 to this Agreement is expressly excluded. No person who is not a party to this Agreement may enforce any of its terms under that Act, except that any future trustee of the Main Section and any successor employer to the Replacement Employer may enforce a term of this Agreement in that respective capacity.  5. GOVERNING LAW  This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by English law.  6. JURISDICTION  The English courts have exclusive jurisdiction to settle any dispute arising out of, relating to or having any connection with this Agreement, and any dispute relating to non-contractual obligations arising out of or in connection with it and each party submits to the exclusive jurisdiction of the English courts. For the purpose of this Clause 6, each party waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.  7. COUNTERPARTS  This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.  IN WITNESS of which this Agreement has been executed as a deed by the parties (or their duly authorised representatives) and has been delivered on the date stated at the beginning of this Agreement.

SIGNATORIES  EXECUTED and DELIVERED as a DEED for and on ) behalf of NATWEST MARKETS PLC ) (previously known as The Royal Bank of Scotland plc) by ) Richard Place acting under a power of attorney ) in his favour dated 23 July 2018 in the presence of: )    Signature of Witness:  Full name:  Address:

EXECUTED and DELIVERED as a DEED ) for and on behalf of THE ROYAL BANK OF ) SCOTLAND INTERNATIONAL LIMITED. )  Director  Director

EXECUTED and DELIVERED as a DEED  for and on behalf of COUTTS & COMPANY by:  Director   in the presence of:     Signature of Witness:  Witness name:  Witness address:   Witness occupation:

EXECUTED as a DEED by ) CHARTERED INSTITUTE OF BANKERS ) IN SCOTLAND acting by two trustees: )  Trustee  Trustee

EXECUTED as a DEED by ) RBS PENSION TRUSTEE LIMITED acting ) by two directors or a director and its secretary: )  Director  Director/Secretary

 EXECUTED and DELIVERED as a DEED for and on ) behalf of NATIONAL WESTMINSTER BANK PLC by ) Ewen Stevenson acting under a power of attorney ) in his favour dated 6 September 2018 in the presence of: )      Signature of Witness:  Full name:  Address:

SCHEDULE 3  BULK TRANSFER AGREEMENTS

BULK TRANSFER AGREEMENT dated 2018 relating to the bulk transfer from the RBS Main Fund Section to the Royal Bank of Scotland International Limited Section of the Royal Bank of Scotland Group Pension Fund Allen & Overy LLP

CONTENTS   Clause  Page 1 Interpretation 2 2 Transfer Conditions 2 3 Transfer of Assets 3 4 Transfer of Liabilities 4 5 Contributions to the new sections  4 6 Discharge of Liabilities 5 7 period before bulk transfer Completed 5 8 Payment on Account 5 9 Non-Satisfaction of Transfer Conditions 5 10 Fair Treatment and Discretionary Practices 5 11 HMRC and Contracting-Out 6 12 Indemnity 7 13 Governing Law and Jurisdiction 7 14 Severability 7 15 Miscellaneous 7   Schedule  1 Calculation of Transfer Amount 2 Transferring Members 3 Trustee’s self-sufficiency funding assumptions 4 Schedule of payments

THIS AGREEMENT is made by way of deed on 2018

BY:

(1) **RBS PENSION TRUSTEE LIMITED** (registered in England under number 02726164) 1 Princes Street, London, EC2R 8PB (the **Trustee**); and

(2) **NATIONAL WESTMINSTER BANK PLC** (registered in England under number 00929027) 135 Bishopsgate, London, EC2M 3UR (the **Bank**).

BACKGROUND:

(A) The Trustee is the trustee of the RBS Main Fund Section (the **Transferring Section**), the Royal Bank of Scotland International Limited Section and the NatWest Markets Section (the **New Sections**) of the Royal Bank of Scotland Group Pension Fund (the **Group Fund**).

(B) The Bank and the Trustee (amongst others) entered into a non-legally binding Memorandum of Understanding dated 16 April 2018 (the **AA MoU**) in good faith to document their intention in relation to a bulk transfer of members from the Transferring Section to the RBS AA Section of the Group Fund or a new segregated section of the Group Fund. The parties have decided that the New Sections will be used for this purpose.

(C) The Bank and the Trustee have therefore set up the New Sections in order to facilitate the transfer of liabilities of the Transferring Members (as defined below) from the Transferring Section to the New Sections. This Agreement shall effect the transfer of Transferring Members to the Royal Bank of Scotland International Limited Section (the **RBSI Section**).

(D) The Transferring Members will transfer from the Transferring Section to the RBSI Section.

(E) The Royal Bank of Scotland International Limited will cease to participate in the Transferring Section on 1 November 2018. Accordingly, the Transferring Members will cease accrual in the Transferring Section. In accordance with clause 5.1 of the AA MoU the Transferring Members' accrued pension benefits are to remain the same, and the Transferring Members shall be entitled to accrue future pension benefits on the same basis, after the transfer to the RBSI Section. The Transferring Members will therefore join the RBSI Section from 1 November 2018 on an identical basis to their current participation in the Transferring Section. It is also intended that the basis on which actuarial factors are determined in the RBSI Section will be no less favourable than in the Transferring Section from the Bulk Transfer Date (as defined below). However, benefits and factors may be amended in future as circumstances require.

(F) In accordance with clause 5.3 of the AA MoU, the Bank intends to transfer the past service benefits of the Transferring Members from the Transferring Section to the RBSI Section. In order to facilitate this a bulk transfer of assets and liabilities from the Transferring Section to the RBSI Section in respect of Transferring Members' accrued benefits to the date of transfer is therefore also required.

(G) At the Bank's request, the Trustee has agreed to transfer from the Transferring Section to the RBSI Section assets and liabilities relating to the Transferring Members.

(H) In accordance with clause 5.4(e) of the AA MoU, the Bank and the Trustee have agreed that the transfer from the Transferring Section to the RBSI Section under this Agreement will be carried out as if it is made between two separate schemes.

0011398-0004743 CO:33833575.11 1

(1) The Bank and the Trustee (amongst others) entered into a Framework Agreement at or around the same date as this Agreement. The parties to the Framework Agreement agreed that this Agreement would be held in escrow pending the Release Date (as defined in the Framework Agreement) as set out in clause 2.1 of the Framework Agreement. It is the intention of the parties that this document be executed as a deed.  THIS DEED WITNESSES as follows: 1. INTERPRETATION 1.1 The following expressions have the following meanings in this Agreement: Actuary means, in relation to the Group Fund, the actuary appointed pursuant to section 47 of the Pensions Act 1995. Bulk Transfer Date means midnight on 31 October 2018. Conditions means the conditions set out in clause 2. GMP means a guaranteed minimum pension within the meaning of the Pension Schemes Act 1993. RBSI Section Rules means the documents governing the RBSI Section. Section 9(2B) rights has the same meaning as in the Occupational Pension Schemes (Contracting-out) Regulations 1996. Transfer means the transfer of assets from the Transferring Section to the RBSI Section pursuant to clause 3. Transfer Amount has the meaning given in Schedule 1 (Calculation of Transfer Amount). Transferring Section Rules means the documents governing the Transferring Section. Transferring Members means the employees listed in Schedule 2 (subject to any additions or removals agreed by the Trustee and Bank prior to the Bulk Transfer Date) unless any such employees have provided the Bank with notice that they wish to opt out of the Transfer and are included on a list of opt-out members provided by the Bank to the Trustee before 1 November 2018. 1.2 In this Agreement: any reference to a party to this Agreement includes the successors and assigns (immediate or otherwise) of that party; any reference to a clause, sub-clause or schedule is to a clause, sub-clause or schedule of or to this Agreement; the schedules form part of this Agreement; and the headings do not affect the interpretation of this Agreement. 2. TRANSFER CONDITIONS 2.1 The Bank and Trustee agree that the Transfer will be made without the consent of the Transferring Members and the requirements under Part IV (Protection for Early Leavers) of the Pension Schemes

Act 1993, the Occupational Pension Schemes (Preservation of Benefit) Regulations 1991 and the Contracting-out (Transfer and Transfer Payment) Regulations 1996 in respect of a transfer between two occupational pension schemes will be applied as if those requirements apply to the transfer of liabilities set out in this Agreement. 2.2 Accordingly the following conditions must be satisfied before a Transfer can be made: the Trustee has received an actuarial certificate in the same form as that required under regulation 12(3) of the Occupational Pension Schemes (Preservation of Benefit) Regulations 1991, the date of the Transfer is within three months of the date of the Actuary's signature to the relevant certificate and by the date of such Transfer there are no significant changes to the benefits, data and documents used in making the certificate; the RBSI Section is able to accept the transfer of the accrued rights to, and the liability for the payment of, guaranteed minimum pensions and section 9(2B) rights under the Transferring Section; at least one month's notice has been provided to each Transferring Member in the same form as that required under regulation 12(4B) of the Occupational Pension Schemes (Preservation of Benefit) Regulations 1991. 2.3 The parties agree to use all reasonable endeavours to satisfy the Conditions as soon as is reasonably practicable and to ensure compliance with any requirement attaching to them in relation to each Transfer. 3. TRANSFER OF ASSETS 3.1 A Transfer Amount will be calculated by the Actuary for the RBSI Section as set out in Schedule 1. 3.2 The Trustee acknowledges that the Bank will (or will procure that another group entity will) make a payment of £2 billion to the Transferring Section in accordance with clause 5 of the Framework Agreement before the Bulk Transfer Date. For the purposes of the calculation of the Transfer Amount, the assets of the Transferring Section shall be deemed to include the £2 billion contribution. 3.3 Any liability which there may be in respect of any difference as between a man and a woman relating to the guaranteed minimum pension of a Transferring Member recognised after the Bulk Transfer Date will not be included in the calculation. 3.4 The parties will promptly provide the Actuary with any documents and information which the Actuary may reasonably require to facilitate the calculation. 3.5 In accordance with clause 28.1.2 of the trust deed dated 5 April 2006 governing the Group Fund, the parties agree, having considered the advice of the Actuary, that the Transfer Amount may be greater than the cash equivalent of Transferring Members’ accrued rights calculated in accordance with Chapter IV of Part IV of the Pension Schemes Act 1993. 3.6 The Trustee will arrange the transfer of the relevant Transfer Amount from the Transferring Section to the RBSI Section in accordance with Schedule 1, as long as the Conditions have been and remain satisfied. 3.7 When transferring the Transfer Amount to the RBSI Section, the Trustee will also transfer any money purchase assets in respect of the relevant Transferring Members.

4. TRANSFER OF LIABILITIES 4.1 On and from the Bulk Transfer Date in relation to the Transferring Members: no further benefits will accrue or, except as stated in this Agreement, be payable under the Transferring Section; for the purposes of determining the benefits payable under the Transferring Section, the Transferring Members are deemed not to receive any increase in earnings; the provisions of the Transferring Section providing for benefits in the event of death while in any employment to which the Transferring Section applies do not apply on or after the Bulk Transfer Date and such benefits will instead be provided under the RBSI Section; and subject to the powers of alteration and termination in the RBSI Section and to the other provisions of this Agreement, the Trustee will provide under the RBSI Section the benefits set out in clause 4.2. 4.2 On the Bulk Transfer Date, the Trustee shall provide in respect of each Transferring Member the same future service benefits, entitlements and accrued rights to benefits which were payable under the Transferring Section, subject to the same employee contributions, conditions and options as applied under the Transferring Section immediately before the Bulk Transfer Date, as set out in the Transferring Section Rules. 4.3 The Trustee will apply the relevant part of the Transferring Section’s assets which is attributable to Transferring Members' money purchase benefits to provide benefits in respect of each such Transferring Member on a money purchase basis and so that no such assets will be disinvested and will be transferred in specie. 4.4 The Trustee will treat as members' contributions for the purposes of the RBSI Section the amounts (if any) as decided by the Trustee. 5. CONTRIBUTIONS TO THE RBSI SECTION 5.1 The Trustee and Bank agree that the Trustee will carry out an actuarial valuation for the RBSI Section with an effective date of 31 December 2018 in accordance with the Pensions Act 2004. 5.2 The Trustee and the Bank will agree a statement of funding principles, schedule of contributions and, if necessary, recovery plan, for the RBSI Section (the Funding Documents) in accordance with the Pensions Act 2004 for an actuarial valuation with an effective date of 31 December 2018. The Trustee and the Bank agree to use reasonable endeavours to complete the Funding Documents so that the schedule of contributions takes effect from a date no later than 1 October 2019. 5.3 On and from the Bulk Transfer Date until the date the schedule of contributions referred to in clause 5.2 above takes effect, the future service contributions to the RBSI Section in respect of the Transferring Members will be as set out in the Schedule of Payments appended at Schedule 4 to this Agreement. 5.4 On and from the first valuation of the RBSI Section, the future service contribution rate for Transferring Members shall be recalculated to reflect the actuarial assumptions agreed in the statement of funding principles for the RBSI Section.

6. DISCHARGE OF LIABILITIES 6.1 On the Transfer being made, benefits of the Transferring Members cease to be payable under the Transferring Section and the Trustee is discharged from all liability under the Transferring Section in respect of the benefits which the Trustee has agreed to provide under the RBSI Section. 7. PERIOD BEFORE BULK TRANSFER COMPLETED 7.1 If a Transfer is not made to the RBSI Section on the Bulk Transfer Date, then until the relevant Transfer is made in full (or the parties agree that such Transfer will not proceed): the Trustee will exercise its powers and duties under the Transferring Section and with a view to implementing this Agreement; and benefits and entitlements in respect of relevant Transferring Members which arise or have arisen by reference to the Transferring Section Rules will be paid by the Trustee from the Transferring Section but once the Transfer has been made in full such payments will be treated as having been made from the RBSI Section. 7.2 The Bank and the Trustee undertake between the date of this Agreement and the completion of the Transfer, to the extent reasonably practicable, to administer the RBSI Section and Transferring Section in a manner consistent with their respective obligations under this Agreement and otherwise on a basis consistent with its administration in the ordinary course of business. 8. PAYMENT ON ACCOUNT The Trustee may make a payment from the Transferring Section to the RBSI Section on account of the Transfer or repay from the RBSI Section to the Transferring Section as required. 9. NON-SATISFACTION OF TRANSFER CONDITIONS If the conditions or requirements which must be fulfilled as mentioned in this Agreement or by law before the Transfer to the RBSI Section can be made have not been fulfilled by 31 March 2019 (or any later date that is agreed): the Transfer to the RBSI Section will not be made; benefits attributable to pensionable service before the Bulk Transfer Date will be payable out of the Transferring Section and benefits will be payable out of the RBSI Section (in accordance with clause 4) for subsequent pensionable service. 10. FAIR TREATMENT AND DISCRETIONARY PRACTICES 10.1 The Bank and the Trustee will (and will use reasonable endeavours to ensure that their successors will), when exercising discretionary powers under the RBSI Section relating to benefits for or in respect of Transferring Members: take into account the manner in which comparable powers have (so far as disclosed to or as may have come to the knowledge of the Trustee) been exercised under the Transferring Section prior to the Bulk Transfer Date; and consider, but not be bound by, the manner in which comparable powers have been exercised under the Transferring Section after the Bulk Transfer Date.

10.2 When exercising any discretionary powers in line with 10.1 above, the Trustee will have regard to the “Discretions Table” being prepared by the Trustee in relation to the Transferring Section. 10.3 On and from the Bulk Transfer Date the basis on which the actuarial factors applicable to Transferring Members are determined shall be no less favourable than the basis which applied to the Transferring Members in the Transferring Section. However, in addition to clause 10.4, such actuarial factors may be reviewed from time to time taking into account the prevailing circumstances in the RBSI Section at that time. 10.4 The Trustee shall within 12 months of the Bulk Transfer Date, review the actuarial factors relating to cash equivalent transfer values from the RBSI Section, taking into account any change in the funding position and investment strategy, and will notify the Bank of any necessary changes that have been agreed by the Trustee on the advice of the Actuary. 11. HMRC AND CONTRACTING-OUT 11.1 The RBSI Section Rules contain provisions complying with Part I of Schedule 1 to the Contracting-out (Transfer and Transfer Payment) Regulations 1996 (rights to guaranteed minimum pensions of an earner who has not entered contracted-out employment by reference to the New Sections) and Part III of Schedule 1 to the Contracting-out (Transfer and Transfer Payment) Regulations 1996 (payment of guaranteed minimum pensions in payment). 11.2 Where any Transferring Member has an entitlement to a GMP or to Section 9(2B) rights in the Transferring Section, the Trustee on behalf of the RBSI Section will: assume responsibility to provide to and in respect of that Transferring Member the GMP benefits and any Section 9(2B) rights as required by the contracting-out provisions of Pension Schemes Act 1993; in relation to the transfer of GMPs, comply with the conditions referred to in regulations 3(c) and (e) of the Contracting-out (Transfer and Transfer Payment) Regulations 1996; and in relation to the transfer of any Section 9(2B) rights, comply with the conditions referred to in regulation 9(a) of those Regulations.

10.2 When exercising any discretionary powers in line with 10.1 above, the Trustee will have regard to the "Discretions Table" being prepared by the,Trustee in relation to the Transferring Section. 10.3 On and from the Bulk Transfer Date the basis on which the actuarial factors applicable to Transferring Members are determined shall be no less favourable than the basis which applied to the Transferri:llg Members in the Transferring Section. However, in addition to clause 10.4, such actuarial factors may be reviewed from time to time taking into account the prevailing circumstances in the RBSI Section at that time. 10.4 The Trustee shall within 12 months ofthe Bulk Transfer Date, review the actuarial factors relating to cash equivalent transfer values from the RBSI Section, taking into account any change in the funding position and investment strategy, and will notify the Bank of any necessary changes that have been agreed by the Trustee on the advice of the Actuary. 11. HMRC AND CONTRACTING-OUT 11.1 The RBSI Section Rules contain provisions complying with Part I of Schedule 1 to the Contracting out (Transfer and Transfer Payment) Regulations 1996 (rights to guaranteed minimum pensions of an earner who has not entered contracted-out employment by reference to the New Sections) and Part lli of Schedule 1 to the Contracting-out (Transfer and Transfer Payment) Regulations 1996 (payment of guaranteed minimum pensions in payment). 11.2 Where any Transferring Member has an entitlement to a GMP or to Section 9(2B) rights in the Transferring Section, the Trustee on behalf of the RBSI Section will: (a) assume responsibility to provide to and in respect of that Transferring Member the GMP benefits and any Section 9(2B) rights as required by the contracting-out provisions of Pension Schemes Act 1993; (b) in relation to the transfer of GMPs, comply with the conditions referred to in regulations 3(c) and (e) of the Contracting-out (Transfer and Transfer Payment) Regulations 1996; and. (c) in relation to the transfer of any Section 9(2B) rights, comply with the conditions referred to in regulation 9(a) of those Regulations. 6 0011398-0004743 C0:33833575.11

12. INDEMNITY 12.1 The Bank will indemnify and keep indemnified the Trustee and each of its current and former directors against all or any claims, costs, losses or damages which the Trustee or director may pay or incur or which may be made against the Trustee or director in connection with the carrying out of the transfer contemplated by this Agreement. This indemnity does not apply to any amount which is attributable to a breach of trust intentionally committed by the Trustee or by a current or former director (whether by reason of their professional position or any other reason) or as a result of other circumstances where the Trustee or that current or former director fails to act in good faith. To the extent that this clause 12 is rendered ineffective by sections 232-235 of the Companies Act 2006 or by any other legislation restricting the rights of company directors to be indemnified, this clause 12 will not apply to any such director or former director of the Trustee. However, provisions identical to those in this clause 12 will apply to such director or former director to the greatest extent permitted by law. 12.2 The provisions of this clause 12 shall not entitle the Trustee to an indemnity from the Bank in circumstances where: a Transfer Amount has been incorrectly calculated or otherwise underpaid and there are sufficient assets in the Transferring Section for the Trustee to make a balancing payment in full or in part to the RBSI Section up to the correct value of the relevant Transfer Amount; or a Transferring Member makes a claim in respect of the calculation of benefits and any associated costs and increase in benefits would not have been indemnified by the Bank if those circumstances had arisen in respect of the Transferring Member under the Transferring Section. 12.3 Where payment is only obtained in part in respect of any claims, costs, losses or damages under sub-clause 12.2(a) above the indemnity from the Bank shall extend to the part remaining unpaid. 13. GOVERNING LAW AND JURISDICTION 13.1 This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 13.2 The English courts have exclusive jurisdiction to settle any dispute arising out of, relating to or having any connection with this Agreement, and any dispute relating to any non-contractual obligations arising out of or in connection with it and each party submits to the exclusive jurisdiction of the English courts. 14. SEVERABILITY The provisions contained in each clause and sub-clause of this Agreement are enforceable independently of each of the others and their validity is not affected if any of the others are invalid. If any of those provisions is void but would be valid if some part of the provision were deleted, the provision in question will apply with such modification as may be necessary to make it valid. 15. MISCELLANEOUS 15.1 Each of the parties will do all things required to be done by it to implement this Agreement and will co-operate with the other parties so as to facilitate the implementation by them of this Agreement. 15.2 A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

15.3 Any amendment to this Agreement will not be binding on the parties unless set out in writing, expressed to vary this Agreement, and executed as a deed by authorised representatives of each of the parties. 15.4 This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. IN WITNESS of which this deed has been executed and has been delivered on the date which appears first on page 1

SIGNATORIES EXECUTED as a DEED by )  RBS PENSION TRUSTEE LIMITED acting )  by two directors or a director and its secretary: )    Director   Director/Secretary

EXECUTED and DELIVERED as a DEED for and on )  behalf of NATIONAL WESTMINSTER BANK PLC by )  Ewen Stevenson acting under a power of attorney )  in his favour dated 6 September 2018 in the presence of : )     Signature of Witness: Full name: Address:

SCHEDULE 1 CALCULATION OF TRANSFER AMOUNT This Schedule sets out the manner in which the amount (Transfer Amount) to be transferred from the Transferring Section to the RBSI Section will be assessed. 1. Calculation of Transfer Amount  The Transfer Amount shall be calculated as the Initial Payment plus the Core Transfer Amount plus the Market Value Adjustment where: The Initial Payment is £2m; The Core Transfer Amount is the lower of: the Transferring Members' Past Service Reserve multiplied by the value of the Transferring Section’s assets divided by the Transferring Section’s Past Service Reserve where for this purpose the Actuarial Assumptions used to calculate the Past Serve Reserve figures are in line with the S179 Assumptions set out below, and the Transferring Members' Past Service Reserve calculated using the Actuarial Assumptions in line with the Self-Sufficiency Assumptions set out below, Less the Initial Payment and (where relevant) the amount of any benefit paid in respect of the Transferring Members from the Transferring Section between 1 November 2018 and the date on which the Core Transfer Amount is paid. The Market Value Adjustment is the sum of The performance of the growth asset benchmark calculated by BNY Mellon as the sum across all growth assets of the nominal benchmark target exposure in each asset class multiplied by the corresponding benchmark return, in percentage terms. The calculation period shall be 1 to 30 November 2018 in which case the growth assets will be invested in line with the strategic benchmark on or around 1 December 2018 or, if the Core Transfer Amount is paid after 30 November, from 1 November to such date when the growth assets have been invested in line with the strategic benchmark, and The performance of the hedging benchmark calculated by Aon Hewitt based on the interest rate and inflation hedging ratios set out in the strategic benchmark. The calculation period shall be 1 November to 31 December 2018 and the hedging assets will be invested in line with the strategic benchmark on or around 1 January 2019. The growth asset benchmark and the hedging benchmark used in (a) and (b) above will be for the RBSI Section and the nominal amounts will be based on the nominal benchmark set by the Trustee by reference to the sum of the Initial Payment and the Core Transfer Amount (including any top-up payment if required under "Minimum Transfer Amount" below). The Past Service Reserve means the value of the liabilities calculated in accordance with the Actuarial Assumptions set out below. It will be based on the membership data as at 31 December 2017, with an adjustment made to reflect continued pensionable service to 31 October 2018 and an assumed pensionable/basic salary increase in April 2018 of 1.8% in respect of the active membership. It will also include an allowance for transfers paid out prior to 31 October 2018. The effective date of the calculation will be 31 October 2018. The value of the Transferring Section’s assets used to calculate the Core Transfer Amount will be taken from the custodian, BNY Mellon, as at 31 October 2018 and will be an unaudited asset value. A summary of the method and Actuarial Assumptions for determining the Transfer Amount for the RBSI Section is set out below: 2. Actuarial Assumptions   S179 Assumptions These will be in line with those prescribed by the Pensions Protection Fund for carrying out an actuarial valuation under s.179 Pensions Act 2004 as at the effective date of the calculation. For the effective calculation date of 31 October 2018 the calculation will use the following: s179 assumptions: A8 s179 guidance: G7 Self-Sufficiency Assumptions Assumptions for Self-Sufficiency are set out in Schedule 3. Minimum Transfer Amount  The Core Transfer Amount plus the Initial Payment, as calculated above, will be no less than the sum of the Transferring Members' Cash Equivalent Transfer Value (CETV), calculated as at 31 October 2018 using the Transferring Section CETV basis in force at the time of calculation. 3. Payment of Transfer Amount The Initial Payment shall be paid in cash on 1 November 2018. The Core Transfer Amount shall be calculated by the Actuary and paid in cash or in-specie non-cash assets on or before 31 December 2018. The Market Value Adjustment shall be calculated and paid as soon as reasonably practicable after the date of payment of the Core Transfer Amount. The Market Value Adjustment may be positive or negative. If the Market Value Adjustment is positive that amount will be payable from the Main Fund Section to the RBSI Section. If the Market Value Adjustment is negative that amount will be payable from the RBSI Section to the Main Fund Section.

SCHEDULE 2 TRANSFERRING MEMBERS

SCHEDULE 3  TRUSTEE’S SELF-SUFFICIENCY FUNDING ASSUMPTIONS  Assumptions for Self-Sufficiency are the same as the technical provisions assumptions as set out in the Transferring Section’s Statement of Funding Principles for the actuarial valuation as at 31 December 2017 (included as a schedule to the Framework Agreement) amended as follows:  1. Allowance for transfers out: Nil  2. Discount rate:  At each yearly tenor (spot rate), the higher of:  • Bank of England nominal gilt yield curve plus a spread of 0.0% p.a.  • Nominal swap yield curve plus a spread of 0.0% p.a.  3. RPI inflation:  At each yearly tenor (spot rate), the lower of:  • Bank of England breakeven RPI gilt yield curve  • RPI swap yield curve  4. Expenses:  A reserve for future expenses equal to  • 3% of liabilities up to £50m, 2% of liabilities between £50m and £100m and 1% of liabilities in excess of £100m  • Non-pensioners: An allowance of £1,000 per member.  • Pensioners:  Age Expense allowance per  member < 60 £900 60 — 70 £800 70 — 80 £600 > 80 £500

SCHEDULE 4 SCHEDULE OF PAYMENTS

THE ROYAL BANK OF SCOTLAND GROUP PENSION FUND – ROYAL BANK OF SCOTLAND INTERNATIONAL LIMITED SECTION ("RBSI SECTION") SCHEDULE OF PAYMENTS Introduction This Schedule of Payments has been prepared by the Trustee of The Royal Bank of Scotland Group Pension Fund (the "Fund") as part of the formation of the new RBSI Section. The contributions payable to the RBSI Section of the Fund are to be agreed between the Trustee and the Principal Employer. The Trustee and the Principal Employer have agreed this Schedule of Payments by the authorised signatories set out below. This document will apply from 1 November 2018 and will remain in force until the first formal actuarial valuation of the RBSI Section under the Pensions Act 2004 is completed. The first formal actuarial valuation of the RBSI Section is due to be undertaken with an effective date of 31 December 2018, and the first schedule of contributions will be put in place no later than 31 March 2020. Participating Employers This Schedule covers contributions payable to the RBSI Section by the employers who participate in the RBSI Section from time to time (the "Employers"). The contributions due to the RBSI Section under this schedule shall be paid by the Employers in such amounts or proportions as the Principal Employer shall determine. If any contributions are not paid within the time limits specified in this schedule the Trustee may demand payment of them by one or more of the Employers as the Trustee shall decide. Member Contributions All employees who are active members of the RBSI Section and accruing DB benefits in the RBSI Section will contribute to the RBSI Section as follows: From 1 November 2018 to 30 November 2018 (inclusive): 1.5% of Contribution Salary From 1 December 2018: 2% of Contribution Salary These amounts do not include members’ Additional Voluntary Contributions. The Employers will ensure that the Trustee receives the contributions payable by their employees within 19 days of the end of the calendar month in which the contributions were deducted from the employees’ salaries.

Normal Employer Contributions  The Employers will pay contributions to the RBSI Section as follows:   Period Amount Payable by From 1 At least 37.8% of Contribution Salary for Normal Employer November 2018 employees who are active members of the Contributions will be   Retiring Age 65 Schedule of the RBSI calculated and paid on a   Section, less any member contributions payable. monthly basis.     Contributions will be paid   At least 44.0% of Contribution Salary for within three months of   employees who are active members of all the end of the calendar   other Schedules of the RBSI Section, less month to which they   any member contributions payable. relate.   Plus contributions in respect of pension elections made through RBSelect    The Employers may, from time to time, pay additional contributions to the RBSI Section as advised to the Trustee in writing. Administration expenses and Pension Protection Fund levies The Employers will pay contributions to the Section to meet estimated administration expenses, Pension Protection Fund levies and other levies collected by the Pensions Regulator. Period Amount Payable by From 1 Expense Contributions – £10,000 per Expense Contributions will November 2018 month. be paid monthly and by no later than 90 days following   Levy Contributions - Reimbursement of the period to which they   PPF levies in excess of £30,000 in a levy year (nil otherwise). relate.     Levy Contributions will be paid annually and by no later than 90 days following the payment of such levies from the Section or, if later, 30 days following the     Trustee notifying the     Employers of such amounts which are due.  . Payments to cover Augmentations Augmentations and the payment of unreduced pensions on retirements at the request of the Employers will not be granted without agreement from the Employers to provide additional contributions to meet the cost of such augmentations.

Date of Schedule of Payments: Signed on behalf of the Employers Signature:  Name:  Capacity:  Date:  Signed on behalf of RBS Pension Trustee Limited  Signature:  Name:  Capacity:  Date:

 BULK TRANSFER AGREEMENT  dated 2018  relating to the bulk transfer from the RBS Main Fund Section  to the NatWest Markets Section of the  Royal Bank of Scotland Group Pension Fund    Allen & Overy LLP

CONTENTS  Clause Page     1. Interpretation 2    2. Transfer Conditions 2    3. Transfer of Assets 3    4. Transfer of Liabilities 4    5. Contributions to the New Sections 4    6. Discharge of Liabilities 5    7. Period before bulk transfer Completed 5    8. Payment on Account 5    9. Non-Satisfaction of Transfer Conditions 5    10. Fair Treatment and Discretionary Practices 6    11. HMRC and Contracting-Out 6    12. Indemnity 7    13. Governing Law and Jurisdiction 7    14. Severability 7    15. Miscellaneous 7   Schedule  1. Calculation of Transfer Amount   2. Transferring Members   3. Trustee’s self-sufficiency funding assumptions   4. Schedule of payments

THIS AGREEMENT is made by way of deed on 2018  BY:  (1) RBS PENSION TRUSTEE LIMITED (registered in England under number 02726164) 1 Princes Street, London, EC2R 8PB (the Trustee); and  (2) NATIONAL WESTMINSTER BANK PLC (registered in England under number 00929027) 135 Bishopsgate, London, EC2M 3UR (the Bank).  BACKGROUND:  (A) The Trustee is the trustee of the RBS Main Fund Section (the Transferring Section), the Royal Bank of Scotland International Limited Section and the NatWest Markets Section (the New Sections) of the Royal Bank of Scotland Group Pension Fund (the Group Fund).  (B) The Bank and the Trustee (amongst others) entered into a non-legally binding Memorandum of Understanding dated 16 April 2018 (the AA MoU) in good faith to document their intention in relation to a bulk transfer of members from the Transferring Section to the RBS AA Section of the Group Fund or a new segregated section of the Group Fund. The parties have decided that the New Sections will be used for this purpose.  (C) The Bank and the Trustee have therefore set up the New Sections in order to facilitate the transfer of liabilities of the Transferring Members (as defined below) from the Transferring Section to the New Sections. This Agreement shall effect the transfer of Transferring Members to the NatWest Markets Section (the NWM Section).  (D) The Transferring Members will transfer from the Transferring Section to the NatWest Markets Section.  (E) NatWest Markets Plc (previously known as The Royal Bank of Scotland plc) will cease to participate in the Transferring Section on 1 November 2018. Accordingly, the Transferring Members will cease accrual in the Transferring Section. In accordance with clause 5.1 of the AA MoU the Transferring Members’ accrued pension benefits are to remain the same, and the Transferring Members shall be entitled to accrue future pension benefits on the same basis after the transfer to the NWM Section. The Transferring Members will therefore join the NWM Section from 1 November 2018 on an identical basis to their current participation in the Transferring Section. It is also intended that the basis on which actuarial factors are determined in the NWM Section will be no less favourable than in the Transferring Section from the Bulk Transfer Date (as defined below). However, benefits and factors may be amended in future as circumstances require.  (F) In accordance with clause 5.3 of the AA MoU, the Bank intends to transfer the past service benefits of the Transferring Members from the Transferring Section to the NWM Section. In order to facilitate this a bulk transfer of assets and liabilities from the Transferring Section to the NWM Section in respect of Transferring Members’ accrued benefits to the date of transfer is therefore also required.  (G) At the Bank’s request, the Trustee has agreed to transfer from the Transferring Section to the NWM Section assets and liabilities relating to the Transferring Members.  (H) In accordance with clause 5.4(e) of the AA MoU, the Bank and the Trustee have agreed that the transfer from the Transferring Section to the NWM Section under this Agreement will be carried out as if it is made between two separate schemes.

(I) The Bank and the Trustee (amongst others) entered into a Framework Agreement at or around the same date as this Agreement. The parties to the Framework Agreement agreed that this Agreement would be held in escrow pending the Release Date (as defined in the Framework Agreement) as set out in clause 2.1 of the Framework Agreement.  (J) It is the intention of the parties that this document be executed as a deed.  THIS DEED WITNESSES as follows:  1. INTERPRETATION  1.1 The following expressions have the following meanings in this Agreement:  Actuary means, in relation to the Group Fund, the actuary appointed pursuant to section 47 of the Pensions Act 1995.  Bulk Transfer Date means midnight on 31 October 2018.  Conditions means the conditions set out in clause 2.  GMP means a guaranteed minimum pension within the meaning of the Pension Schemes Act 1993.  NWM Section Rules means the documents governing the NWM Section.  Section 9(2B) rights has the same meaning as in the Occupational Pension Schemes (Contracting-out) Regulations 1996.  Transfer means the transfer of assets from the Transferring Section to the NWM Section pursuant to clause 3.  Transfer Amount has the meaning given in Schedule 1 (Calculation of Transfer Amount). Transferring Section Rules means the documents governing the Transferring Section.  Transferring Members means the employees listed in Schedule 2 (subject to any additions or removals agreed by the Trustee and Bank prior to the Bulk Transfer Date) unless any such employees have provided the Bank with notice that they wish to opt out of the Transfer and are included on a list of opt-out members provided by the Bank to the Trustee before 1 November 2018.  1.2 In this Agreement:  (a) any reference to a party to this Agreement includes the successors and assigns (immediate or otherwise) of that party;  (b) any reference to a clause, sub-clause or schedule is to a clause, sub-clause or schedule of or to this Agreement;  (c) the schedules form part of this Agreement; and  (d) the headings do not affect the interpretation of this Agreement.  2. TRANSFER CONDITIONS  2.1 The Bank and Trustee agree that the Transfer will be made without the consent of the Transferring Members and the requirements under Part IV (Protection for Early Leavers) of the Pension Schemes

Act 1993, the Occupational Pension Schemes (Preservation of Benefit) Regulations 1991 and the Contracting-out (Transfer and Transfer Payment) Regulations 1996 in respect of a transfer between two occupational pension schemes will be applied as if those requirements apply to the transfer of liabilities set out in this Agreement.  2.2 Accordingly the following conditions must be satisfied before a Transfer can be made:  (a) the Trustee has received an actuarial certificate in the same form as that required under regulation 12(3) of the Occupational Pension Schemes (Preservation of Benefit) Regulations 1991, the date of the Transfer is within three months of the date of the Actuary’s signature to the relevant certificate and by the date of such Transfer there are no significant changes to the benefits, data and documents used in making the certificate;  (b) the NWM Section is able to accept the transfer of the accrued rights to, and the liability for the payment of, guaranteed minimum pensions and section 9(2B) rights under the Transferring Section;  (c) at least one month’s notice has been provided to each Transferring Member in the same form as that required under regulation 12(4B) of the Occupational Pension Schemes (Preservation of Benefit) Regulations 1991.  2.3 The parties agree to use all reasonable endeavours to satisfy the Conditions as soon as is reasonably practicable and to ensure compliance with any requirement attaching to them in relation to each Transfer.  3. TRANSFER OF ASSETS  3.1 A Transfer Amount will be calculated by the Actuary for the NWM Section as set out in Schedule 1.  3.2 The Trustee acknowledges that the Bank will (or will procure that another group entity will) make a payment of £2 billion to the Transferring Section in accordance with clause 5 of the Framework Agreement before the Bulk Transfer Date. For the purposes of the calculation of the Transfer Amount, the assets of the Transferring Section shall be deemed to include the £2 billion contribution.  3.3 Any liability which there may be in respect of any difference as between a man and a woman relating to the guaranteed minimum pension of a Transferring Member recognised after the Bulk Transfer Date will not be included in the calculation.  3.4 The parties will promptly provide the Actuary with any documents and information which the Actuary may reasonably require to facilitate the calculation.  3.5 In accordance with clause 28.1.2 of the trust deed dated 5 April 2006 governing the Group Fund, the parties agree, having considered the advice of the Actuary, that the Transfer Amount may be greater than the cash equivalent of Transferring Members’ accrued rights calculated in accordance with Chapter IV of Part IV of the Pension Schemes Act 1993.  3.6 The Trustee will arrange the transfer of the relevant Transfer Amount from the Transferring Section to the NWM Section in accordance with Schedule 1, as long as the Conditions have been and remain satisfied .  3.7 When transferring the Transfer Amount to the NWM Section, the Trustee will also transfer any money purchase assets in respect of the relevant Transferring Members.

 4. TRANSFER OF LIABILITIES  4.1 On and from the Bulk Transfer Date in relation to the Transferring Members:  (a) no further benefits will accrue or, except as stated in this Agreement, be payable under the Transferring Section;  (b) for the purposes of determining the benefits payable under the Transferring Section, the Transferring Members are deemed not to receive any increase in earnings;  (c) the provisions of the Transferring Section providing for benefits in the event of death while in any employment to which the Transferring Section applies do not apply on or after the Bulk Transfer Date and such benefits will instead be provided under the NWM Section; and  (d) subject to the powers of alteration and termination in the NWM Section and to the other provisions of this Agreement, the Trustee will provide under the NWM Section the benefits set out in clause 4.2.  4.2 On the Bulk Transfer Date the Trustee shall provide in respect of each Transferring Member the same future service benefits, entitlements and accrued rights to benefits which were payable under the Transferring Section, subject to the same employee contributions, conditions and options as applied under the Transferring Section immediately before the Bulk Transfer Date, as set out in the Transferring Section Rules.  4.3 The Trustee will apply the relevant part of the Transferring Section’s assets which is attributable to Transferring Members’ money purchase benefits to provide benefits in respect of each such Transferring Member on a money purchase basis and so that no such assets will be disinvested and will be transferred in specie.  4.4 The Trustee will treat as members’ contributions for the purposes of the NWM Section the amounts (if any) as decided by the Trustee.  5. CONTRIBUTIONS TO THE NWM SECTION  5.1 The Bank will (or will procure that another group entity will) make a one-off contribution, or series of contributions, to the NWM Section by no later than three months after the amount of the contribution has been calculated by the Actuary as set out in this clause and notified to the Bank. The contribution (or total contributions if more than one) shall be equal to the amount required to bring the NWM Section up to full funding as at the Bulk Transfer Date on the Trustee’s self-sufficiency funding basis after allowing for the Initial Payment and the Core Transfer Amount (together with any uplift required as a result of the Minimum Transfer Amount) as set out in Schedule 1. For this purpose the self-sufficiency liabilities will be calculated as at the Bulk Transfer Date in accordance with the Past Service Reserve methodology set out in Schedule 1 but using the Trustee’s self-sufficiency funding assumptions set out in Schedule 3 and using post retirement mortality, proportion commuted and commutation factor assumptions as recorded in the AA Section Statement of Funding Principles dated 28 June 2018.  5.2 The Trustee and Bank agree that the Trustee will carry out an actuarial valuation for the NWM Section with an effective date of 31 December 2018 in accordance with the Pensions Act 2004.  5.3 The Trustee and the Bank will agree a statement of funding principles, schedule of contributions and, if necessary, recovery plan, for the NWM Section (the Funding Documents) in accordance with the Pensions Act 2004 for an actuarial valuation with an effective date of 31 December 2018.

The Trustee and the Bank agree to use reasonable endeavours to complete the Funding Documents so that the schedule of contributions takes effect from a date no later than 1 October 2019.  5.4 On and from the Bulk Transfer Date until the date the schedule of contributions referred to in clause 5.3 above takes effect, the future service contributions to the NWM Section in respect of the Transferring Members will be as set out in the Schedule of Payments appended at Schedule 4 to this Agreement.  5.5 As part of the first actuarial valuation the future service contribution rate for Transferring Members shall be recalculated on the actuarial assumptions consistent with Trustee’s self-sufficiency funding basis as set out Schedule 3 to this Agreement and otherwise consistent with the demographic assumptions agreed under the Statement of Funding Principles for the actuarial valuation as at 31 December 2018.  6. DISCHARGE OF LIABILITIES  6.1 On the Transfer being made, benefits of the Transferring Members cease to be payable under the Transferring Section and the Trustee is discharged from all liability under the Transferring Section in respect of the benefits which the Trustee has agreed to provide under the NWM Section.  7. PERIOD BEFORE BULK TRANSFER COMPLETED  7.1 If a Transfer is not made to the NWM Section on the Bulk Transfer Date, then until the relevant Transfer is made in full (or the parties agree that such Transfer will not proceed):  (a) the Trustee will exercise its powers and duties under the Transferring Section and with a view to implementing this Agreement; and  (b) benefits and entitlements in respect of relevant Transferring Members which arise or have arisen by reference to the Transferring Section Rules will be paid by the Trustee from the Transferring Section but once the Transfer has been made in full such payments will be treated as having been made from the NWM Section.  7.2 The Bank and the Trustee undertake between the date of this Agreement and the completion of the Transfer, to the extent reasonably practicable, to administer the NWM Section and Transferring Section in a manner consistent with their respective obligations under this Agreement and otherwise on a basis consistent with its administration in the ordinary course of business.  8. PAYMENT ON ACCOUNT  The Trustee may make a payment from the Transferring Section to the NWM Section on account of the Transfer or repay from the NWM Section to the Transferring Section as required.  9. NON-SATISFACTION OF TRANSFER CONDITIONS  If the conditions or requirements which must be fulfilled as mentioned in this Agreement or by law before the Transfer to the NWM Section can be made have not been fulfilled by 31 March 2019 (or any later date that is agreed):  (a) the Transfer to the NWM Section will not be made;  (b) benefits attributable to pensionable service before the Bulk Transfer Date will be payable out of the Transferring Section and benefits will be payable out of the NWM Section (in accordance with clause 4) for subsequent pensionable service.

10. FAIR TREATMENT AND DISCRETIONARY PRACTICES  10.1 The Bank and the Trustee will (and will use reasonable endeavours to ensure that their successors will), when exercising discretionary powers under the NWM Section relating to benefits for or in respect of Transferring Members:  (a) take into account the manner in which comparable powers have (so far as disclosed to or as may have come to the knowledge of the Trustee) in the past been exercised under the Transferring Section prior to the Bulk Transfer Date; and  (b) consider, but not be bound by, the manner in which comparable powers have been exercised under the Transferring Section after the Bulk Transfer Date.  10.2 When exercising any discretionary powers in line with 10.1 above, the Trustee will have regard to the “Discretions Table” being prepared by the Trustee in relation to the Transferring Section.  10.3 On and from the Bulk Transfer Date the basis on which the actuarial factors applicable to Transferring Members are determined shall be no less favourable than the actuarial basis which applied to the Transferring Members in the Transferring Section. However, in addition to clauses 10.4 and 10.5 below, such actuarial factors may be reviewed from time to time taking into account the prevailing circumstances in the NWM Section at that time.  10.4 The Trustee shall within 12 months of the Bulk Transfer Date, review the actuarial factors relating to cash equivalent transfer values from the NWM Section, taking into account any change in the funding position and investment strategy, and will notify the Bank of any necessary changes that have been agreed by the Trustee on the advice of the Actuary.  10.5 As part of the first actuarial valuation, the actuarial factors relating to the commutation of benefits, early and late retirements will be updated based upon the factors applicable within the AA Section adjusted where appropriate for the demographic assumptions agreed under the Statement of Funding Principles for the actuarial valuation as at 31 December 2018 and any differences in benefits.  11. HMRC AND CONTRACTING-OUT  11.1 The NWM Section Rules contain provisions complying with Part I of Schedule 1 to the Contracting-out (Transfer and Transfer Payment) Regulations 1996 (rights to guaranteed minimum pensions of an earner who has not entered contracted-out employment by reference to the New Sections) and Part III of Schedule 1 to the Contracting-out (Transfer and Transfer Payment) Regulations 1996 (payment of guaranteed minimum pensions in payment).  11.2 Where any Transferring Member has an entitlement to a GMP or to Section 9(2B) rights in the Transferring Section, the Trustee on behalf of the NWM Section will:  (a) assume responsibility to provide to and in respect of that Transferring Member the GMP benefits and any Section 9(2B) rights as required by the contracting-out provisions of Pension Schemes Act 1993;  (b) in relation to the transfer of GMPs, comply with the conditions referred to in regulations 3(c) and (e) of the Contracting-out (Transfer and Transfer Payment) Regulations 1996; and  (c) in relation to the transfer of any Section 9(2B) rights, comply with the conditions referred to in regulation 9(a) of those Regulations.

12. INDEMNITY  12.1 The Bank will indemnify and keep indemnified the Trustee and each of its current and former directors against all or any claims, costs, losses or damages which the Trustee or director may pay or incur or which may be made against the Trustee or director in connection with the carrying out of the transfer contemplated by this Agreement. This indemnity does not apply to any amount which is attributable to a breach of trust intentionally committed by the Trustee or by a current or former director (whether by reason of their professional position or any other reason) or as a result of other circumstances where the Trustee or that current or former director fails to act in good faith. To the extent that this clause 12 is rendered ineffective by sections 232-235 of the Companies Act 2006 or by any other legislation restricting the rights of company directors to be indemnified, this clause 12 will not apply to any such director or former director of the Trustee. However, provisions identical to those in this clause 12 will apply to such director or former director to the greatest extent permitted by law.  12.2 The provisions of this clause 12 shall not entitle the Trustee to an indemnity from the Bank in circumstances where:  (a) a Transfer Amount has been incorrectly calculated or otherwise underpaid and there are sufficient assets in the Transferring Section for the Trustee to make a balancing payment in full or in part to the NWM Section up to the correct value of the relevant Transfer Amount; or  (b) a Transferring Member makes a claim in respect of the calculation of benefits and any associated costs and increase in benefits would not have been indemnified by the Bank if those circumstances had arisen in respect of the Transferring Member under the Transferring Section.  12.3 Where payment is only obtained in part in respect of any claims, costs, losses or damages under sub-clause 12.2(a) above the indemnity from the Bank shall extend to the part remaining unpaid.  13. GOVERNING LAW AND JURISDICTION  13.1 This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.  13.2 The English courts have exclusive jurisdiction to settle any dispute arising out of, relating to or having any connection with this Agreement, and any dispute relating to any non-contractual obligations arising out of or in connection with it and each party submits to the exclusive jurisdiction of the English courts.  14. SEVERABILITY  The provisions contained in each clause and sub-clause of this Agreement are enforceable independently of each of the others and their validity is not affected if any of the others are invalid. If any of those provisions is void but would be valid if some part of the provision were deleted, the provision in question will apply with such modification as may be necessary to make it valid.  15. MISCELLANEOUS  15.1 Each of the parties will do all things required to be done by it to implement this Agreement and will co-operate with the other parties so as to facilitate the implementation by them of this Agreement.  15.2 A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

15.3 Any amendment to this Agreement will not be binding on the parties unless set out in writing, expressed to vary this Agreement, and executed as a deed by authorised representatives of each of the parties.  15.4 This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.  IN WITNESS of which this deed has been executed and has been delivered on the date which appears first on page 1

SIGNATORIES   EXECUTED as a DEED by ) RBS PENSION TRUSTEE LIMITED acting ) by two directors or a director and its secretary: )  Director  Director/Secretary

EXECUTED and DELIVERED as a DEED for and on ) behalf of NATIONAL WESTMINSTER BANK PLC by ) Ewen Stevenson acting under a power of attorney ) in his favour dated 6 September 2018 in the presence of: )   Signature of Witness:  Full name:  Address:

SCHEDULE 1  CALCULATION OF TRANSFER AMOUNT  This Schedule sets out the manner in which the amount (Transfer Amount) to be transferred from the Transferring Section to the NWM Section will be assessed.  1. Calculation of Transfer Amount  The Transfer Amount shall be calculated as the Initial Payment plus the Core Transfer Amount plus the Market Value Adjustment where:  • The Initial Payment is £6m;  • The Core Transfer Amount is the Transferring Members’ Past Service Reserve multiplied by the value of the Transferring Section’s assets divided by the Transferring Section’s Past Service Reserve, less the Initial Payment and (where relevant) the amount of any benefit paid in respect of the Transferring Members from the Transferring Section between 1 November 2018 and the date on which the Core Transfer Amount is paid.  The Market Value Adjustment is the sum of:  a) The performance of the growth asset benchmark calculated by BNY Mellon as the sum across all growth assets of the nominal benchmark target exposure in each asset class multiplied by the corresponding benchmark return, in percentage terms. The calculation period shall be 1 to 30 November 2018 in which case the growth assets will be invested in line with the strategic benchmark on or around 1 December 2018 or, if the Core Transfer Amount is paid after 30 November, from 1 November to such date when the growth assets have been invested in line with the strategic benchmark, and  b) The performance of the hedging benchmark calculated by Aon Hewitt based on the interest rate and inflation hedging ratios set out in the strategic benchmark. The calculation period shall be 1 November to 31 December 2018 and the hedging assets will be invested in line with the strategic benchmark on or around 1 January 2019.  The growth asset benchmark and the hedging benchmark used in (a) and (b) above will be for the NWM Section and the nominal amounts will be based on the nominal benchmark set by the Trustee by reference to the sum of the Initial Payment and the Core Transfer Amount (including any top-up payment if required under “Minimum Transfer Amount” below) plus, if applicable, any top up to self-sufficiency, calculated in accordance with clause 5 of this Agreement.  The Past Service Reserve means the value of the liabilities calculated in accordance with the Actuarial Assumptions set out below. It will be based on the membership data as at 31 December 2017, with an adjustment made to reflect continued pensionable service to 31 October 2018 and an assumed pensionable/basic salary increase in April 2018 of 1.8% in respect of the active membership. It will also include an allowance for transfers paid out prior to 31 October 2018. The effective date of the calculation will be 31 October 2018.  The value of the Transferring Section’s assets used to calculate the Core Transfer Amount will be taken from the custodian, BNY Mellon, as at 31 October 2018 and will be an unaudited asset value.  A summary of the method and Actuarial Assumptions for determining the Transfer Amount for the NWM Section is set out below:

Actuarial Assumptions  The technical provisions assumptions of the Transferring Section’s Statement of Funding Principles for the actuarial valuation as at 31 December 2017 (included as a schedule to the Framework Agreement), updated to reflect market conditions as at the date of calculation.  2. Minimum Transfer Amount  The Core Transfer Amount plus the Initial Payment, as calculated above, will be no less than the sum of the Transferring Members’ Cash Equivalent Transfer Value (CETV), calculated as at 31 October 2018 using the Transferring Section CETV basis in force at the time of calculation.  3. Payment of Transfer Amount  The Initial Payment shall be paid in cash on 1 November 2018.  The Core Transfer Amount shall be calculated by the Actuary and paid in cash or in-specie non-cash assets on or before 31 December 2018.  The Market Value Adjustment shall be calculated and paid as soon as reasonably practicable after the date of payment of the Core Transfer Amount. The Market Value Adjustment may be positive or negative. If the Market Value Adjustment is positive that amount will be payable from the Main Fund Section to the NWM Section. If the Market Value Adjustment is negative that amount will be payable from the NWM Section to the Main Fund Section.

SCHEDULE 2  TRANSFERRING MEMBERS

SCHEDULE 3  TRUSTEE’S SELF-SUFFICIENCY FUNDING ASSUMPTIONS  Assumptions for Self-Sufficiency are the same as the technical provisions assumptions as set out in the Transferring Section’s Statement of Funding Principles for the actuarial valuation as at 31 December 2017 (included as a schedule to the Framework Agreement) amended as follows:  1. Allowance for transfers out: Nil  2. Discount rate:  At each yearly tenor (spot rate), the higher of:  • Bank of England nominal gilt yield curve plus a spread of 0.0% p.a.  • Nominal swap yield curve plus a spread of 0.0% p.a.  3. RPI inflation:  At each yearly tenor (spot rate), the lower of:  • Bank of England breakeven RPI gilt yield curve  • RPI swap yield curve  4. Expenses:  A reserve for future expenses equal to  • 3% of liabilities up to £50m, 2% of liabilities between £50m and £100m and 1% of liabilities in excess of £100m  • Non-pensioners: An allowance of £1,000 per member.  • Pensioners:  Age Expense allowance per  member < 60 £900 60 — 70 £800 70 — 80 £600 > 80 £500

SCHEDULE 4  SCHEDULE OF PAYMENTS  THE ROYAL BANK OF SCOTLAND GROUP PENSION FUND —  NATWEST MARKETS SECTION (“NWM SECTION”)  SCHEDULE OF PAYMENTS

THE ROYAL BANK OF SCOTLAND GROUP PENSION FUND —  NATWEST MARKETS SECTION (“NWM SECTION”)  SCHEDULE OF PAYMENTS  Introduction  This Schedule of Payments has been prepared by the Trustee of The Royal Bank of Scotland Group Pension Fund (the “Fund”) as part of the formation of the new NWM Section. The contributions payable to the NWM Section of the Fund are to be agreed between the Trustee and the Principal Employer. The Trustee and the Principal Employer have agreed this Schedule of Payments by the authorised signatories set out below.  This document will apply from 1 November 2018 and will remain in force until the first formal actuarial valuation of the NWM Section under the Pensions Act 2004 is completed. The first formal actuarial valuation of the NWM Section is due to be undertaken with an effective date of 31 December 2018, and the first schedule of contributions will be put in place no later than 31 March 2020.  Participating Employers  This Schedule covers contributions payable to the NWM Section by the employers who participate in the NWM Section from time to time ( the “Employers”). The contributions due to the NWM Section under this schedule shall be paid by the Employers in such amounts or proportions as the Principal Employer shall determine. If any contributions are not paid within the time limits specified in this schedule the Trustee may demand payment of them by one or more of the Employers as the Trustee shall decide.  Member Contributions  All employees who are active members of the NWM Section and accruing DB benefits in the NWM Section will contribute to the NWM Section as follows:  From 1 November 2018 to 30 November 2018 (inclusive): 1.5% of Contribution Salary From 1 December 2018: 2% of Contribution Salary  These amounts do not include members’ Additional Voluntary Contributions.  The Employers will ensure that the Trustee receives the contributions payable by their employees within 19 days of the end of the calendar month in which the contributions were deducted from the employees’ salaries.

Normal Employer Contributions  The Employers will pay contributions to the NWM Section as follows:  Period Amount Payable by From 1 At least 38.1% of Contribution Salary for Normal Employer November 2018 employees who are active members of the Contributions will be Retiring Age 65 Schedule of the NWM calculated and paid on a Section, less any member contributions payable. monthly basis. Contributions will be paid At least 42.4% of Contribution Salary for within three months of employees who are active members of all the end of the calendar other Schedules of the NWM Section, less month to which they any member contributions payable. relate. Plus contributions in respect of pension elections made through RBSelect  The Employers may, from time to time, pay additional contributions to the NWM Section as advised to the Trustee in writing.  Administration expenses and Pension Protection Fund levies  The Employers will pay contributions to the Section to meet estimated administration expenses, Pension Protection Fund levies and other levies collected by the Pensions Regulator.  Period Amount Payable by From 1 Expense Contributions — £25,000 per Expense Contributions will be November 2018 month paid monthly and by no later than 90 days following the  Levy Contributions - Reimbursement of period to which they relate.  PPF levies in excess of £100,000 in a   levy year (nil otherwise). Levy Contributions will be paid annually and by no later than 90 days following the payment of such levies from the Section or, if later, 30 days following the Trustee notifying the Employers of such amounts which are due.  Payments to cover Augmentations  Augmentations and the payment of unreduced pensions on retirements at the request of the Employers will not be granted without agreement from the Employers to provide additional contributions to meet the cost of such augmentations.

Date of Schedule of Payments:   Signed on behalf of the Employers  Signature: Name:   _ _   Capacity: Date:  _  Signed on behalf of RBS Pension Trustee Limited  Signature: Name:   _ _   Capacity: Date:

SCHEDULE 4  ACTUARIAL FUNDING AGREEMENTS

The Royal Bank of Scotland Group Pension Fund  Main Fund Section  Statement of Funding Principles — 31 December 2017  Introduction This statement has been prepared by RBS Pension Trustee Limited (the “Trustee”) after obtaining the advice of David Eteen, the Scheme Actuary and after obtaining the agreement of The Royal Bank of Scotland Group plc and the Participating Employers of the Main Fund Section (collectively the “Bank”).    It has been prepared with specific reference to the actuarial valuation being carried out as at 31 December 2017 for the Main Fund Section of the Royal Bank of Scotland Group Pension Fund (the “Group Fund”), and will be reviewed at subsequent actuarial valuations, or earlier if required.  The Statutory Funding Objective This statement sets out the Trustee’s policy for securing that the Statutory Funding Objective is met. The Statutory Funding Objective is defined in section 222 of the Pensions Act 2004, which states that every scheme must have sufficient and appropriate assets to cover its Technical Provisions.  Technical Provisions The Technical Provisions are the amount that will be needed to pay the Main Fund Section benefits that relate to service up to the actuarial valuation date, if the assumptions made regarding the future experience of the Main Fund Section are borne out in practice.    The assumptions used to calculate the Technical Provisions are intended to provide a prudent estimate of the future experience of the Main Fund Section, with a modest allowance for the future potential outperformance of the assets from continued investment in asset classes whose expected return exceeds that of the Technical Provisions. There is an underlying assumption that the Main Fund Section continues as a going concern, i.e. benefits will continue to be met from the Main Fund Section as they fall due.    The method and assumptions used to calculate the Technical Provisions are summarised in the Appendix.  Employer contributions Normal Employer contributions, payable as a rate of members’ basic salaries, are assessed by calculating the cost of future benefit accrual for members accruing DB benefits in the Main Fund Section using more prudent assumptions than those used to calculate the Technical Provisions (as summarised in the Appendix): • Less any member contributions; • Plus RBSelect contributions; • Plus contributions in respect of employees who are active members of the NatWest Defined Contribution Schedule of the Main Fund Section. The following Employer contributions are payable in addition: • Contributions to meet estimated administration expenses, Pension Protection Fund (PPF) levies and other levies collected by the Pensions Regulator;

 • Contributions to meet any additional costs in excess of £10M p.a. from benefit augmentations or early retirements granted at the Bank’s request.    The resulting contributions are then adjusted by the amounts needed to eliminate any shortfall relative to the Technical Provisions.    There are no arrangements in place for any persons other than the Bank and members to contribute to the Main Fund Section.  Payments to the Bank  The Trust Deed does not allow for any payment of the Main Fund Section’s assets back to the Bank unless it is wound up with surplus assets.   Dealing with shortfalls Should an actuarial valuation reveal a shortfall of assets relative to the Technical Provisions, the Trustee will prepare an appropriate recovery plan at that time in agreement with the Bank. The shortfall will be eliminated by the payment of additional contributions over a stated recovery period of appropriate length.    In determining the recovery period at any particular actuarial valuation the following factors will be taken into account:    • the size of the funding shortfall;    • the financial strength and business plans of the Bank;    • the Trustee’s overall assessment of the covenant of the Bank and its participating employers;    • any risk mitigation arrangements or security provided by the Bank to the Trustee; and    • relevant legislation and regulatory guidance.    In preparing the recovery plan, the Trustee and Bank may agree for allowance to be made for the future expected investment returns on the Main Fund Section’s assets to exceed the Technical Provisions discount rate over the recovery period. Any allowance made will be reviewed at each actuarial valuation.    The recovery plan for the 31 December 2017 actuarial valuation will be such that a contribution of £2bn is sufficient to meet the Statutory Funding Objective.   Dealing with surpluses If an actuarial valuation reveals a funding surplus, this surplus will be wholly retained within the Main Fund Section as a cushion against adverse future experience. Any alternative approach to dealing with surplus, were it to be considered in the future, would be subject to agreement between the Trustee and the Bank and subject to the provisions of the Trust Deed and Rules.

Policy on discretionary increases and funding strategy Under the provisions of the Group Fund’s Trust Deed and Rules, there are certain discretionary powers to provide or increase benefits for, or in respect of, all or any of the members of the Main Fund Section.   The Bank has confirmed that it does not wish to make advance provision for any increases to pensions in excess of those provided for in the Trust Deed and Rules, in particular the award of discretionary pension increases in payment equal to full RPI inflation for all members.  If discretionary increases to benefits are to be made for which no advance provision has been set, the Trustee’s current policy is to assess at that time whether a request for immediate additional contributions to meet the cost of such increases should be made.   Policy on reduction of cash equivalent transfer values  The Trustee will ask the Scheme Actuary to advise it at each actuarial valuation of the extent to which assets are sufficient to provide Cash Equivalent Transfer Values (CETVs) for all non-pensioners without adversely affecting the security of the benefits of other members and beneficiaries. Where coverage is less than 100%, the Trustee will take advice from the Scheme Actuary regarding whether to reduce CETVs and, if appropriate, the extent of such reduction.   If at any other time, after obtaining advice from the Scheme Actuary, the Trustee is of the opinion that the payment of CETVs at a previously agreed level may adversely affect the security of the benefits of other members and beneficiaries, the Trustee will take advice from the Scheme Actuary regarding whether and, if appropriate, the extent to which, CETVs should be reduced.     Monitoring employer covenant  The Trustee monitors the covenant on an ongoing basis and gives due regard to its assessment of the condition of the covenant when setting the Technical Provisions, the recovery plan and the investment strategy.    Every three years the Trustee shall commission an actuarial valuation for the Main Fund Section under Part 3 of the Pensions Act 2004. The Trustee may make a request to the Bank for it to consent to an actuarial valuation at an earlier effective date if, after considering the Scheme Actuary’s advice, it believes it would be unsafe to continue to rely on the results of the previous actuarial valuation as the basis for future contributions or if it considers it appropriate for any other reason.   Frequency of actuarial valuations Between actuarial valuations an actuarial report on developments affecting the Main Fund Section’s funding level will be obtained annually or more frequently where the Trustee considers necessary.     Review of the Statement of Funding Principles This Statement of Funding Principles will be updated at each actuarial valuation or more frequently, if required. Any update to the Statement of Funding Principles will be subject to the agreement of both the Trustee and the Bank.

Risks The Trustee and the Bank recognise that there are a number of risks inherent to the success of the funding plan and that additional funding may be required at future actuarial valuations if the experience of the Main Fund Section is not in line with the assumptions made. The major risks include investment risk, demographic risks including longevity and covenant risk.   Investment risk The Main Fund Section invests in a portfolio of assets which has a higher    expected return than the expected growth of the liabilities which is consistent with the discount rate. The Trustee expects that investing in such assets reduces the contributions which will be required from the Bank in the long-term.    In consultation with the Scheme Actuary, and the Trustee’s other advisors, as appropriate, the expected return from such investments will be taken into account in calculating the Main Fund Section’s Technical Provisions. If, due to underperformance of the assets, the Technical Provisions are not met over the long term, any shortfall will ultimately need to be met by increased contributions from the Bank.    The Trustee regularly reviews the Main Fund Section’s investment strategy taking into account factors such as the funding position, liability profile, risk appetite and the covenant. The Trustee will continue to consult with the Bank regarding the investment strategy.   Longevity risk A funding strain could arise if life expectancies are greater than expected.    In setting the Technical Provisions, mortality assumptions are set based on standard tables appropriate to comparable pension schemes with adjustments to reflect the Main Fund Section’s recent experience and the socio-economic information inferred from the characteristics of the Main Fund Section’s members, and to make allowance for future improvements in mortality. The mortality assumptions are reviewed at each actuarial valuation.  Other demographic risks Members have options including early or late retirement, transferring out and commuting a proportion of pension to a pension commencement lump sum. The Technical Provisions are based on demographic assumptions for future retirement patterns, transfers out and commutations. These assumptions are set by the Trustee in agreement with the Bank at each actuarial valuation based on advice from the Scheme Actuary and taking account of scheme experience, where appropriate.

Covenant risk The Trustee recognises that if the Bank were to become insolvent, or if it were otherwise no longer able to meet its funding obligations to the Main Fund Section, it could have a significant impact on members’ benefits.    If the Bank were to become insolvent then the Main Fund Section would have to be discontinued in accordance with the Group Fund’s Trust Deed. The Technical Provisions at that time may need to be revised and the assets held may prove to be insufficient to secure all liabilities without further contributions from the Bank.    The Trustee also recognises that the affordability of the Bank to pay future contributions into the Main Fund Section is a key risk.  This statement has been agreed by the Bank  Signed on behalf of the Bank  Signature: Name:   Capacity: Date:   This statement was agreed by the Trustee at their meeting on 28 June 2018.  Signed on behalf of the Trustee  Signature: Name:   Capacity: Date:   Date of Statement of Funding Principles: October 2018

Appendix: Method and financial assumptions for determining the Technical Provisions and employer contributions for future service rate accrual

1. Calculation method

Actuarial method: Projected Unit Method with a control period of 10 years

2. Financial assumptions

Discount rate:

Technical Provisions:
Hedging Discount Curve (HDC) plus a fixed spread of 0.58% p.a.. This was derived by solving for the fixed spread over the HDC curve, in conjunction with the Hedging Inflation Curve (HIC), on the left hand side of the following equation of value using market conditions as at 31 December 2017:

Technical Provisions (Discount rate: HDC plus a fixed spread, Inflation assumption: HIC)	=	Technical Provisions (Discount rate: swaps + 0.8% p.a., Inflation: RPI swaps curve)

The fixed spread above the HDC curve is determined to the nearest 0.01% p.a.

Employer contributions:
Hedging Discount Curve (HDC) plus a fixed spread of 0.48% p.a..

To derive the HDC, the yield at each yearly tenor is the arithmetic weighted average of:

a) Spot yield at each tenor on the nominal gilt yield curve, and
b) Spot yield at each tenor on the nominal Libor swap yield curve.

The following weightings apply as at 31 December 2017 when calculating the HDC:

Tenor point band	HDC gilt proportion	HDC swap proportion
0-5 years	11%	89%
5+-10 years	15%	85%
10+-15 years	14%	86%
15+-20 years	27%	73%
20+-25 years	60%	40%
25+-30 years	67%	33%
30+-40 years	72%	28%
40+ years	77%	23%

The HDC gilt and swap proportion shall be updated as at 31 December 2018 and annually thereafter based on the gilts (and any other bonds used in the liability hedging portfolio) in the Trustee's liability hedging portfolio as a proportion of total hedging at each tenor.

The Royal Bank of Scotland Group Pension Fund
Main Fund Section – Statement of Funding Principles 6

The fixed spreads shall remain unchanged between actuarial valuations regardless of any update to the HDC curve except where the Trustee and the Bank agree otherwise.

In the event the proportion of gilts at any tenor exceeds 100% of the total hedging at that tenor the HDC gilt proportion shall be set as 100%. In the event the proportion of gilts at any tenor is below 0% of the total hedging at that tenor the HDC gilt proportion shall be set as 0%.

RPI inflation:

Hedging Inflation Curve (HIC). To derive the HIC, the yield at each yearly tenor is the arithmetic weighted average of:

a) Spot inflation at each tenor on the gilt breakeven RPI inflation curve, and
b) Spot inflation at each tenor on the RPI swap inflation curve.

The following weightings apply as at 31 December 2017 when calculating the HIC:

Tenor point band	HIC gilt proportion	HIC swap proportion
0-5 years	11%	89%
5+-10 years	17%	83%
10+-15 years	19%	81%
15+-20 years	43%	57%
20+-25 years	96%	4%
25+-30 years	100%	0%
30+-40 years	100%	0%
40+ years	100%	0%

The HIC gilt and swap proportion shall be updated as at 31 December 2018 and annually thereafter based on the gilts (and any other bonds used in the liability hedging portfolio) in the Trustee's liability hedging portfolio as a proportion of total hedging at each tenor.

In the event the proportion of gilts at any tenor exceeds 100% of the total hedging at that tenor the HIC gilt proportion shall be set as 100%. In the event the proportion of gilts at any tenor is below 0% of the total hedging at that tenor the HIC gilt proportion shall be set as 0%.

CPI inflation: RPI inflation minus 1.1%

LPI pension increases: Higher of

(a) LPI derived using a Black Scholes model with 1.5% implied volatility (symmetric), and
(b) CPI or RPI inflation as applicable for each pension tranche subject in all cases to the cap/floor applicable for each pension tranche

The Royal Bank of Scotland Group Pension Fund
Main Fund Section – Statement of Funding Principles 7

Salary and pension increases:

Salary increases (pensionable/basic)	1.8% p.a.
Increases to the earnings cap	1.8% p.a.
Revaluations to deferred pensions in excess of GMP	The RPI price inflation assumption
Rate of GMP increases in active service before GMP age	The RPI price inflation assumption plus 1.0% p.a. at all durations
Fixed rate revaluation on GMPs	GMP fixed rate revaluation according to date of leaving. For active members assumed to withdraw from service in future, a fixed revaluation rate of 3.5% p.a. is assumed to apply after the assumed date of withdrawal.
Increases to pensions in payment	The LPI pension increase assumption for the relevant tranche
Promotional salary increases	Nil
Discretionary increases	Nil

3. Demographic assumptions

Pre-retirement mortality:
Males: 40% of AM92 Ultimate
Females: 50% AF92 Ultimate

Post-retirement mortality – Base tables:
Males: standard table S2PMA Light
Females: standard table S2PFA Light

The base tables and corresponding scaling factors have been derived from an analysis of the Main Fund Section's own mortality experience over the period from 1 April 2006 to 31 March 2017.

Combined average scaling factors have been determined using the Aon Hewitt Longevity Model (version 3.03) based on the member's date of birth, sex and socio-economic information inferred from their postcode and membership category.

Current membership group	Member sex	Member base table	Member equivalent single scaling factor	Member's dependant base table	Member's dependant equivalent single scaling factor
Actives	M	S2PMA Light	113%	S2PFA Light	102%
	F	S2PFA Light	100%	S2PMA Light	124%
Deferreds	M	S2PMA Light	113%	S2PFA Light	102%
	F	S2PFA Light	98%	S2PMA Light	120%
Pensioners	M	S2PMA Light	104%	S2PFA Light	96%
	F	S2PFA Light	96%	S2PMA Light	117%
Dependants	M	S2PMA Light	104%	-	-
	F	S2PFA Light	98%	-	-

Ill-health retirees: A scaling factor adjustment is applied to the standard tables shown above equal to 150% for males and 151% for females

The Royal Bank of Scotland Group Pension Fund
Main Fund Section – Statement of Funding Principles 8

Post-retirement mortality – Future improvements:

CMI 2017 Core Projections Model with smoothing parameter $S_K = 8.0$.

Long term rate to the improvements of 1.5% p.a. for males and females

Early retirements:

Allowance is made for members to retire before or after their Normal Retirement Age. Where pensions are assumed to be payable before or after Normal Retirement Age for a particular tranche of benefits, they are adjusted for early or late payment using the Main Fund Section's early and late retirement factors applicable from 1 February 2018, which are assumed to remain unchanged in future.

The tables below illustrate the percentage of members retiring each year.

Active members:

Age	Current schedule			
	Non-NPA65 Schedule		NPA65 Schedule	
	From active service	Post-withdrawal	From active service	Post-withdrawal
55	10%	10%	10%	10%
56	10%	5%	10%	5%
57	10%	5%	10%	5%
58	20%	5%	10%	5%
59	25%	5%	10%	5%
60	100%	100%	25%	40%
61	100%	100%	20%	20%
62	100%	100%	20%	20%
63	100%	100%	20%	20%
64	100%	100%	20%	20%
65+	100%	100%	100%	100%

Deferred members with a Normal Retirement Age (for service outside the Retiring Age 65 Schedule) of 60, and not on special redundancy packages:

Age	Current schedule	
	NPA60 Schedule	NPA65 Schedule
55	10%	10%
56	5%	5%
57	5%	5%
58	5%	5%
59	5%	5%
60	100%	40%
61	100%	20%
62	100%	20%
63	100%	20%
64	100%	20%
65+	100%	100%

The Royal Bank of Scotland Group Pension Fund
Main Fund Section – Statement of Funding Principles 9

Deferred members with a Normal Retirement Age (for service outside the Retiring Age 65 Schedule) other than 60, and not on special redundancy packages, are assumed to retire at their Normal Retirement Age.  Members on special redundancy packages are assumed to retire at age 55, with the appropriate reduction applied in each case.  Withdrawals:  Allowance made.  Family Details:  A man is assumed to be three years older than his wife.  90% of male and 65% of female members are assumed to be married at retirement or earlier death.  A children’s loading of 5% is applied to benefits payable on death before retirement.  Cash Equivalent Transfer Values (CETVs):  Allowance made for transfers equivalent to £630M per annum over the period to 31 December 2021, based on the same demographic profile as those members transferring out of the Main Fund Section over the three years to 31 December 2017. CETV assumptions are assumed to be as follows for this purpose:  • Discount rate: swaps +2.2% p.a.  • Post-retirement mortality: As above except with 1.25% p.a long term rate of improvement  • RPI/CPI inflation and LPI pension increases: As derived above, except RPI inflation equal to the breakeven RPI swap yield curve  • Commutation: No allowance made  Notwithstanding the use of the above CETV assumptions for the purpose of the actuarial valuation, the Trustee shall review and amend the CETV assumptions from time to time in accordance with the Rules and legislation, as appropriate.  Commutation:  Allowance for members to commute 18% of their pension at retirement based on factors which are assumed to remain unchanged in future.  Expenses:  An addition of £2.667M per month increasing annually with RPI inflation, payable by the Bank in addition to the future service rate. The allowance for expenses excludes investment-related expenses (which are paid from the Main Fund Section) and excludes PPF levies in excess of £2M in any year which are paid from the Main Fund Section.

Decrements for withdrawal, death before retirement and ill-health retirement:

Age	Withdrawal from service	Death before retirement - Males	Death before retirement - Females	Ill health retirement - Males	Ill health retirement - Females
25	8.75	0.02	0.01	0.03	0.03
26	8.75	0.02	0.01	0.03	0.03
27	8.75	0.02	0.01	0.03	0.03
28	8.75	0.02	0.01	0.03	0.03
29	8.75	0.02	0.02	0.03	0.03
30	8.75	0.02	0.02	0.03	0.04
31	8.75	0.02	0.02	0.03	0.04
32	8.75	0.02	0.02	0.03	0.04
33	8.75	0.03	0.02	0.03	0.04
34	8.75	0.03	0.02	0.03	0.05
35	8.75	0.03	0.02	0.03	0.05
36	8.75	0.03	0.03	0.03	0.06
37	8.75	0.03	0.03	0.03	0.07
38	8.75	0.03	0.03	0.04	0.07
39	8.75	0.03	0.03	0.04	0.08
40	8.75	0.04	0.04	0.05	0.09
41	8.75	0.04	0.04	0.05	0.09
42	8.75	0.04	0.04	0.06	0.10
43	8.75	0.05	0.05	0.07	0.11
44	8.75	0.05	0.05	0.07	0.12
45	8.75	0.06	0.06	0.08	0.13
46	8.75	0.06	0.06	0.09	0.14
47	8.75	0.07	0.07	0.11	0.15
48	8.75	0.08	0.08	0.12	0.17
49	8.75	0.09	0.09	0.14	0.19
50	8.75	0.10	0.09	0.15	0.20
51	8.75	0.11	0.10	0.17	0.22
52	8.75	0.13	0.11	0.19	0.25
53	8.75	0.14	0.13	0.22	0.27
54	8.75	0.16	0.14	0.24	0.30
55	5	0.18	0.15	0.27	0.33
56	5	0.20	0.17	0.31	0.37
57	5	0.23	0.19	0.34	0.40
58	5	0.25	0.21	0.38	0.44
59	5	0.29	0.23	0.43	0.48
60	2	0.32	0.25	0.47	0.54
61	2	0.36	0.28	0.53	0.59
62	2	0.40	0.31	0.58	0.65
63	2	0.45	0.34	0.65	0.71
64	2	0.51	0.38	0.72	0.78
65	2	0.57	0.42	0.80	0.87

The Royal Bank of Scotland Group Pension Fund
Main Fund Section – Statement of Funding Principles 11

Factors:

Early and late retirement –

Years retiring early/late	Early retirement *	Late retirement
0	1.000	1.000
1	0.962	1.027
2	0.925	1.055
3	0.890	1.084
4	0.856	1.116
5	0.824	1.150
6	0.793	1.187
7	0.762	1.227
8	0.734	1.269
9	0.706	1.314
10	0.679	1.362

* for revaluing pension in excess of GMP

Commutation –

Age	Unisex
55	23.37
56	22.86
57	22.35
58	21.83
59	21.30
60	20.76
61	20.22
62	19.68
63	19.12
64	18.56
65	18.00

The Royal Bank of Scotland Group Pension Fund
Main Fund Section – Statement of Funding Principles 12

Yield curves:

The tables below shows the annual forward rates for the financial assumptions used as at 31 December 2017 between time t-1 and time t.

Key

Technical Provisions (TP) Employer contributions for future service rate accrual (FSR)

Discount rate

Term	HDC forward rates %	TP Discount rate %	FSR Discount rate %
1	0.63%	1.21%	1.11%
2	0.85%	1.43%	1.33%
3	1.06%	1.64%	1.54%
4	1.20%	1.78%	1.68%
5	1.29%	1.87%	1.77%
6	1.33%	1.91%	1.81%
7	1.49%	2.07%	1.97%
8	1.59%	2.17%	2.07%
9	1.68%	2.26%	2.16%
10	1.74%	2.32%	2.22%
11	1.78%	2.36%	2.26%
12	1.81%	2.39%	2.29%
13	1.82%	2.40%	2.30%
14	1.82%	2.40%	2.30%
15	1.82%	2.40%	2.30%
16	2.32%	2.90%	2.80%
17	1.89%	2.47%	2.37%
18	1.85%	2.43%	2.33%
19	1.81%	2.39%	2.29%
20	1.77%	2.35%	2.25%
21	4.43%	5.01%	4.91%
22	1.91%	2.49%	2.39%
23	1.83%	2.41%	2.31%
24	1.75%	2.33%	2.23%
25	1.66%	2.24%	2.14%
26	2.34%	2.92%	2.82%
27	1.50%	2.08%	1.98%
28	1.40%	1.98%	1.88%
29	1.30%	1.88%	1.78%
30	1.21%	1.79%	1.69%
31	1.71%	2.29%	2.19%
32	1.06%	1.64%	1.54%
33	1.00%	1.58%	1.48%
34	0.95%	1.53%	1.43%
35	0.92%	1.50%	1.40%
36	0.90%	1.48%	1.38%
37	0.89%	1.47%	1.37%
38	0.89%	1.47%	1.37%
39	0.90%	1.48%	1.38%
40	0.92%	1.50%	1.40%
41	1.25%	1.83%	1.73%
42	0.75%	1.33%	1.23%
43	1.29%	1.87%	1.77%
44	1.32%	1.90%	1.80%
45	1.32%	1.90%	1.80%
46	1.32%	1.90%	1.80%
47	1.32%	1.90%	1.80%
48	1.24%	1.82%	1.72%
49	1.15%	1.73%	1.63%
50	1.15%	1.73%	1.63%

The Royal Bank of Scotland Group Pension Fund
Main Fund Section – Statement of Funding Principles 13

Term	HDC forward rates %	**TP** Discount rate %	**FSR** Discount rate %
51	1.15%	1.73%	1.63%
52	1.15%	1.73%	1.63%
53	1.15%	1.73%	1.63%
54	1.15%	1.73%	1.63%
55	1.15%	1.73%	1.63%
56	1.15%	1.73%	1.63%
57	1.15%	1.73%	1.63%
58	1.15%	1.73%	1.63%
59	1.15%	1.73%	1.63%
60	1.15%	1.73%	1.63%
61	1.15%	1.73%	1.63%
62	1.15%	1.73%	1.63%
63	1.15%	1.73%	1.63%
64	1.15%	1.73%	1.63%
65	1.15%	1.73%	1.63%
66	1.15%	1.73%	1.63%
67	1.15%	1.73%	1.63%
68	1.15%	1.73%	1.63%
69	1.15%	1.73%	1.63%
70	1.15%	1.73%	1.63%
71	1.15%	1.73%	1.63%
72	1.15%	1.73%	1.63%
73	1.15%	1.73%	1.63%
74	1.15%	1.73%	1.63%
75	1.15%	1.73%	1.63%
76	1.15%	1.73%	1.63%
77	1.15%	1.73%	1.63%
78	1.15%	1.73%	1.63%
79	1.15%	1.73%	1.63%
80	1.15%	1.73%	1.63%
81	1.15%	1.73%	1.63%
82	1.15%	1.73%	1.63%
83	1.15%	1.73%	1.63%
84	1.15%	1.73%	1.63%
85	1.15%	1.73%	1.63%
86	1.15%	1.73%	1.63%
87	1.15%	1.73%	1.63%
88	1.15%	1.73%	1.63%
89	1.15%	1.73%	1.63%
90	1.15%	1.73%	1.63%
91	1.15%	1.73%	1.63%
92	1.15%	1.73%	1.63%
93	1.15%	1.73%	1.63%
94	1.15%	1.73%	1.63%
95	1.15%	1.73%	1.63%
96	1.15%	1.73%	1.63%
97	1.15%	1.73%	1.63%
98	1.15%	1.73%	1.63%
99	1.15%	1.73%	1.63%
100	1.15%	1.73%	1.63%

The Royal Bank of Scotland Group Pension Fund
Main Fund Section – Statement of Funding Principles 14

Inflation and pension increases

Term	RPI inflation (HIC forward rates)	CPI inflation	LPI (0,5) pension increases	LPI (0,3) pension increases	LPI (0,2.5) pension increases	LPI (3,5) pension increases	LPI (2.5,7) pension increases	CPI (0,3) pension increases
1	3.22%	2.12%	3.22%	3.00%	2.50%	3.64%	3.54%	2.12%
2	3.26%	2.16%	3.26%	3.00%	2.50%	3.65%	3.56%	2.16%
3	3.17%	2.07%	3.17%	3.00%	2.50%	3.61%	3.50%	2.07%
4	3.26%	2.16%	3.26%	3.00%	2.50%	3.65%	3.56%	2.16%
5	3.33%	2.23%	3.33%	3.00%	2.50%	3.68%	3.61%	2.23%
6	3.26%	2.16%	3.26%	3.00%	2.50%	3.65%	3.57%	2.16%
7	3.44%	2.34%	3.44%	3.00%	2.50%	3.73%	3.69%	2.34%
8	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.73%	2.40%
9	3.56%	2.46%	3.56%	3.00%	2.50%	3.78%	3.77%	2.46%
10	3.61%	2.51%	3.61%	3.00%	2.50%	3.81%	3.81%	2.51%
11	3.62%	2.52%	3.62%	3.00%	2.50%	3.81%	3.82%	2.52%
12	3.70%	2.60%	3.70%	3.00%	2.50%	3.85%	3.89%	2.60%
13	3.74%	2.64%	3.74%	3.00%	2.50%	3.87%	3.92%	2.64%
14	3.77%	2.67%	3.77%	3.00%	2.50%	3.89%	3.94%	2.67%
15	3.79%	2.69%	3.79%	3.00%	2.50%	3.90%	3.96%	2.69%
16	3.80%	2.70%	3.80%	3.00%	2.50%	3.90%	3.96%	2.70%
17	3.90%	2.80%	3.90%	3.00%	2.50%	3.95%	4.04%	2.80%
18	3.89%	2.79%	3.89%	3.00%	2.50%	3.94%	4.03%	2.79%
19	3.86%	2.76%	3.86%	3.00%	2.50%	3.93%	4.01%	2.76%
20	3.82%	2.72%	3.82%	3.00%	2.50%	3.91%	3.98%	2.72%
21	4.40%	3.30%	4.40%	3.00%	2.50%	4.40%	4.45%	3.00%
22	3.73%	2.63%	3.73%	3.00%	2.50%	3.87%	3.90%	2.63%
23	3.61%	2.51%	3.61%	3.00%	2.50%	3.81%	3.82%	2.51%
24	3.48%	2.38%	3.48%	3.00%	2.50%	3.75%	3.72%	2.38%
25	3.35%	2.25%	3.35%	3.00%	2.50%	3.69%	3.63%	2.25%
26	3.25%	2.15%	3.25%	3.00%	2.50%	3.65%	3.56%	2.15%
27	3.07%	1.97%	3.07%	3.00%	2.50%	3.57%	3.44%	1.97%
28	2.93%	1.83%	2.93%	2.93%	2.50%	3.52%	3.35%	1.83%
29	2.81%	1.71%	2.81%	2.81%	2.50%	3.47%	3.28%	1.71%
30	2.69%	1.59%	2.69%	2.69%	2.50%	3.43%	3.21%	1.59%
31	2.60%	1.50%	2.60%	2.60%	2.50%	3.39%	3.16%	1.50%
32	2.52%	1.42%	2.52%	2.52%	2.50%	3.37%	3.12%	1.44%
33	2.46%	1.36%	2.46%	2.46%	2.46%	3.35%	3.09%	1.40%
34	2.43%	1.33%	2.43%	2.43%	2.43%	3.34%	3.08%	1.38%
35	2.41%	1.31%	2.41%	2.41%	2.41%	3.33%	3.07%	1.37%
36	2.41%	1.31%	2.42%	2.41%	2.41%	3.33%	3.07%	1.37%
37	2.43%	1.33%	2.44%	2.43%	2.43%	3.34%	3.08%	1.38%
38	2.47%	1.37%	2.47%	2.47%	2.47%	3.35%	3.10%	1.41%
39	2.53%	1.43%	2.53%	2.53%	2.50%	3.37%	3.13%	1.44%
40	2.59%	1.49%	2.59%	2.59%	2.50%	3.39%	3.16%	1.49%
41	2.90%	1.80%	2.90%	2.90%	2.50%	3.50%	3.33%	1.80%
42	2.93%	1.83%	2.93%	2.93%	2.50%	3.51%	3.35%	1.83%
43	2.94%	1.84%	2.94%	2.94%	2.50%	3.52%	3.35%	1.84%
44	2.93%	1.83%	2.93%	2.93%	2.50%	3.51%	3.35%	1.83%
45	3.14%	2.04%	3.14%	3.00%	2.50%	3.60%	3.48%	2.04%
46	3.18%	2.08%	3.18%	3.00%	2.50%	3.62%	3.51%	2.08%
47	3.19%	2.09%	3.19%	3.00%	2.50%	3.62%	3.52%	2.09%
48	3.23%	2.13%	3.23%	3.00%	2.50%	3.64%	3.55%	2.13%
49	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
50	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%

The Royal Bank of Scotland Group Pension Fund
Main Fund Section – Statement of Funding Principles 15

Term	RPI inflation (HIC forward rates)	CPI inflation	LPI (0,5) pension increases	LPI (0,3) pension increases	LPI (0,2.5) pension increases	LPI (3,5) pension increases	LPI (2.5,7) pension increases	CPI (0,3) pension increases
51	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
52	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
53	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
54	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
55	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
56	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
57	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
58	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
59	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
60	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
61	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
62	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
63	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
64	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
65	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
66	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
67	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
68	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
69	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
70	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
71	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
72	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
73	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
74	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
75	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
76	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
77	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
78	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
79	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
80	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
81	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
82	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
83	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
84	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
85	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
86	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
87	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
88	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
89	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
90	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
91	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
92	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
93	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
94	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
95	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
96	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
97	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
98	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
99	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
100	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%

The Royal Bank of Scotland Group Pension Fund
Main Fund Section – Statement of Funding Principles 16

 The Royal Bank of Scotland Group Pension Fund Main Fund Section  Actuarial valuation as at 31 December 2017  Prepared for RBS Pension Trustee Limited   Prepared by David Eteen FIA   Date October 2018   Signed    David Eteen FIA  Scheme Actuary    Copyright © 2018 Aon Hewitt Limited. All rights reserved. aon.com Aon Hewitt Limited is authorised and regulated by the Financial Conduct Authority. Registered in England & Wales No. 4396810 Registered office: The Aon Centre | The Leadenhall Building | 122 Leadenhall Street | London | EC3V 4AN This report and any enclosures or attachments are prepared on the understanding that it is solely for the benefit of the addressee(s). Unless the Scheme Actuary or Aon Hewitt provide express prior written consent no part of this report should be reproduced, distributed or communicated to anyone else and, in providing this report, the Scheme Actuary and Aon Hewitt do not accept or assume any responsibility for any other purpose or to anyone other than the addressee(s) of this report.

Executive Summary  There was a deficit of £1,798M relative to the technical provisions  (i.e. the level of assets agreed by the Trustee and the Bank as being appropriate to meet member benefits, assuming the Main Fund Section continues as a going concern)  There was a deficit of £19,512M relative to the solvency liabilities  (i.e. the estimated level of assets needed to buy insurance policies for benefits earned to the actuarial valuation date)     As agreed with the Trustee, the Bank will pay deficit contributions of £2,000M into the Main Fund Section by 31 December 2018. If the actuarial assumptions are borne out in practice, these contributions are expected to correct the shortfall relative to the technical provisions by  31 December 2018.  In addition, from 1 October 2018 the Bank will pay the following:  • 100% of any amounts to be distributed to Royal Bank of Scotland Group plc shareholders from 1 January 2020 (ordinary or special dividends or share buy-backs), subject to an annual cap in each calendar year of £500M and an overall aggregate amount of £1,500M  • Contributions to meet the cost of future final salary benefits  — At least 41.5% of Contribution Salary for employees who are active members of the Retiring Age 65 Schedule (less any member contributions)  — At least 48.5% of Contribution Salary for other active members (less any member contributions)  • 12% of Contribution Salary for active members of the NatWest Defined Contribution Schedule  • RBSelect contributions in respect of members’ pensions elections  • Expense contributions of £2.667M per month, increased each subsequent 1 July by RPI in the 12 months to the previous 31 March, subject to a minimum increase each year of 0%  • Reimbursement of Pension Protection Fund levies above £2M in a levy year (nil otherwise)  A comparison of the results from this actuarial valuation with the previous actuarial valuation as at 31 December 2015 is provided in Appendix 2.  7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund  Main Fund Section

The Royal Bank of Scotland Group Pension Fund  Main Fund Section  Actuarial valuation as at 31 December 2017  Table of Contents  Introduction 1   Recap of 2015 actuarial valuation 2   Data - members 4   Data - assets 5   Benefits valued 7   Funding objective 8   Technical provisions - method and assumptions 9   Technical provisions - calculations 10   Technical provisions - reasons for change in past service position 11   Technical provisions - recovery plan 12   Cost to the Bank of future benefit accrual 13   Statutory Estimate of Solvency 14   Risks and uncertainties 15   Agreed contributions 17   Next steps 18   Appendix 1: Legal framework and alternative presentation 19   Appendix 2: Comparison of 2015 and 2017 funding 20   Appendix 3: Membership data 21   Appendix 4: Benefit summary 22   Appendix 5: Assumptions for technical provisions 29   Appendix 6: Assumptions for solvency estimate 40   Appendix 7: Certificate of technical provisions 42   Appendix 8: Glossary 43   Report Framework 46  7639 Main Fund Section actuarial valuation report 31.12.2017 The Royal Bank of Scotland Group Pension Fund Main Fund Section

Introduction  This report has been commissioned by and prepared for the Trustee. It sets out the results and conclusions of the actuarial valuation of the Main Fund Section of the Royal Bank of Scotland Group Pension Fund as at 31 December 2017  • This is a scheme funding report. Appendix 1 sets out the legal framework within which the actuarial valuation has been completed  • Throughout the body of this report, defined contribution (DC) benefits (including DC AVCs) have been excluded from the actuarial valuation results because in my view this provides a clearer picture. An alternative presentation of the actuarial valuation results is shown in Appendix 1 which includes DC benefits in both the asset and liability measures  Some shorthand used in this report is explained opposite. Some technical pensions terms are explained in the glossary in Appendix 8.  Main Fund Section  The Main Fund Section of the Royal Bank of Scotland Group Pension Fund  Trustee  The Directors of RBS Pension Trustee Limited  Bank  The Royal Bank of Scotland Group plc and all Participating Employers who participate in the Main Fund Section from time to time  Rules  The Trust Deed and Rules dated  5 April 2006, and amending legal documents  Contribution Salary  The salary element of a member’s ValueAccount (i.e. an amount which is equivalent to basic salary), or basic salary if the member does not have a ValueAccount  Pensionable Salary  As defined in the Rules   Pensionable Service  As defined in the Rules   Actuarial Valuation Date  31 December 2017   Snapshot view  The report concentrates on the Main Fund Section’s financial position at the actuarial valuation date. As time moves on, the Main Fund Section’s finances will fluctuate. If you are reading this report some time after it was produced, the Main Fund Section’s financial position could have changed significantly.  7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund Main Fund Section

Recap of 2015 actuarial valuation   The key results from the previous actuarial valuation at 31 December 2015 were:  • The assets were £30,793M  • The technical provisions were £36,654M, which corresponded to a deficit of £5,861M and a funding level of 84%  • The Statutory Estimate of Solvency liabilities were £60,350M, which corresponded to a deficit of £29,557M, and a funding level of 51%  The Trustee and the Bank agreed a recovery plan that was designed to restore the technical provisions funding level to 100% by  31 December 2025 through a combination of:  • Deficit repair contributions of £4,200M, payable in March 2016  • Investment returns on the Main Fund Section’s assets during the recovery period equal to the fixed interest swap-yield curve plus 3.1% p.a. for growth assets and equal to the fixed interest swap-yield curve plus 0.2% p.a. for matching assets, on both existing assets and future contributions held in respect of final salary liabilities  It was also agreed that the Bank would pay the  following contributions with effect from  1 July 2016:  • Contributions to meet the cost of future final salary benefits and administration expenses  — At least 32.9% of basic salary for active members of the Retiring Age 65 Schedule (less any member contributions)  — At least 38.6% of basic salary for other active members (less any member contributions)  • The Pension Protection Fund and other levies collected by the Pensioner Regulator  • RBSelect contributions in respect of members’ pensions elections and contributions for DC members as required under the Rules  My formal report on the 2015 actuarial valuation, dated 21 June 2016, contains further information.  7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund Main Fund Section

Key developments since the 2015 actuarial valuation  As well as the contributions paid to the Main Fund Section since the previous actuarial valuation and the returns achieved on the Main Fund Section’s assets, there have been the following main developments since the previous actuarial valuation  • Restructuring of the Bank  Under UK ring-fencing legislation, from 1 January 2026 it will not be possible for Bank entities outside of the ring fence to participate in the same defined benefit scheme as ring-fenced entities or their wholly-owned subsidiaries.  In order to comply with this legislation, the Bank intends that by the end of March 2019, the Royal Bank of Scotland plc (to be renamed NatWest Markets plc) and the Royal Bank of Scotland International Limited will have ceased to be participating employers in the Main Fund Section and their liabilities will have been apportioned to National Westminster Bank Plc. Employees within these entities will be transferred outside the Main Fund Section.  • Acceleration of 2017 actuarial valuation  In April 2018 the Bank and Trustee entered into a Memorandum of Understanding facilitating both the necessary changes to the Main Fund Section to align the employing entity structure with the requirements of the UK ring-fencing legislation and the acceleration of a settlement framework for the 31 December 2017 actuarial valuation (brought forward from 31 December 2018).  The funding outcome of this accelerated actuarial valuation as at 31 December 2017 is documented in this report.  • Cessation of contracting out  The Main Fund Section ceased to be contracted-out of the State’s second tier pension arrangements with effect from 6 April 2016, when the ability of schemes to remain contracted-out terminated.  • Active member contributions  The cessation of contracting out in 2016 generated additional national insurance contributions for the Bank and its employees. To offset these cost increases for the Bank, with effect from 1 June 2017 the contribution rates payable by active members, measured as a percentage of Contribution Salary, were increased.  The resulting active member contributions are as follows:  - From 1 June 2017 to 30 November 2017: 0.5% of Contribution Salary  - From 1 December 2017 to 31 May 2018: 1.0% of Contribution Salary  - From 1 June 2018 to 30 November 2018: 1.5% of Contribution Salary  - From 1 December 2018:  2.0% of Contribution Salary  In addition to the above amounts, active members of the Adam & Company Schedule of the Main Fund Section continue to pay 2.5% of pensionable salary.  These contributions are documented in an updated schedule of contributions, dated 29 June 2017.  • Bulk transfer from AA Section  On 30 April 2018 the past service benefits for 11 active members of the AA Section were transferred into the Main Fund Section, without member consent. The corresponding DB bulk transfer payment has been calculated to be £16.4M. Because this is small relative to the size of the Main Fund Section, I have made no allowance for this bulk transfer in the 31 December 2017 actuarial valuation.  7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund Main Fund Section

 Data - members  This actuarial valuation is based on membership data as at 31 December 2017 supplied to us by Willis Towers Watson  Overview  A summary of the membership data is included in Appendix 3, alongside the membership data used for the previous actuarial valuation as at 31 December 2015.  The charts below show how the membership profile of the Main Fund Section has changed over the last three actuarial valuations. The Main Fund Section closed to new entrants on 1 October 2006 and the effect of this can be seen by looking at the decline in the active membership.  Note that the pensioner numbers below include dependants and children.  Reliability of information  For this actuarial valuation, I have carried out some general checks to satisfy myself that:  • The information used for this actuarial valuation is sensible compared with the information used for the previous actuarial valuation and also with that shown in the Trustee’s report and accounts as at 31 December 2017  • The results of this actuarial valuation can be traced from the results of the previous actuarial valuation  However, the results in my report rely entirely on the accuracy of the information supplied. If you believe the membership data I have used may be incomplete or inaccurate, please let me know.     7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund Main Fund Section

Data - assets  The audited accounts for the Main Fund Section for the year ended 31 December 2017 show that the value of the assets was £45,030M, of which £279M related to DC AVC assets  I have used the balance of the assets, £44,751M, for the purposes of this actuarial valuation  The asset portfolio is invested as follows, as taken from the Trustee’s report and accounts as at 31 December 2017:     7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund Main Fund Section

As part of the Memorandum of Understanding agreed by the Trustee and the Bank in April 2018, the Trustee agreed to de-risk the investment strategy of the Main Fund Section by reducing its exposure to quoted equity (phase 1) and increasing its exposure to assets that give a greater certainty over cash flows (phase 2), whilst continuing to develop its liability hedging strategy with the purchase of further interest rate and inflation hedging. Implementation of the phase 1 changes began in Q1 2018.  The strategic benchmark for the Main Fund Section as at 31 December 2017 is set out in the table below, shown both before and after phase 1 of the de-risking for ease of comparison (figures are shown rounded to the nearest £100M).  Asset class Sub asset class Strategic Benchmark  exposure at 31 December  2017 — before de-risking Strategic Benchmark  exposure at 31 December  2017 — after phase 1 de-  risking Equity Quoted equity £10,200M £4,300M  Private equity    Regulated utilities    Infrastructure equity    Shipping    Timber and forestry    Hedge funds - momentum   Credit Global credit £8,500M £8,500M  Emerging markets debt    Syndicated loans    Distressed debt    Real estate debt    Infrastructure debt    Settled annuities   Property UK £2,100M £2,100M  Europe    US residential    Global   Insurance Non-life risks £1,000M £1,000M  Life risks (inc. life  settlements)    Litigation finance   Liability hedging Liability hedging £22,900M  £28,800M  Cash & liquidity 100% of liability interest  rate risk  (including 4% via  swaptions)    Collateral management 100% of liability inflation risk   The phase 2 investment strategy changes will be determined at a later date.  7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund Main Fund Section

Benefits valued  Members are entitled to benefits defined in the Rules  • Pension revaluation and indexation Under the Rules:  — increases to pensions in deferment in excess of GMPs are in line with RPI, subject to various caps and floors  — increases to pensions in payment in excess of GMPs are in line with RPI, subject to various caps and floors  — increases to GMPs in payment which accrued after 5 April 1988 are in line with CPI subject to a cap of 3% each year  This has been allowed for in my assessment of the technical provisions as at 31 December 2017.  At the time of writing, the Bank and Trustee are investigating the legal provisions for pensions indexation in relation to certain categories of members/service in the Rules. However, because these investigations are still ongoing the Trustee and the Bank have agreed for me to value the technical provisions based on the benefit structure which is currently being administered. This is summarised in Appendix 4.  • Discretionary benefits  No allowance has been made for any increases to pensions in excess of those provided for in the Rules, in particular for increases to pensions in payment.  • GMP equalisation  In July 2014 the Government stated an intention to develop fully considered proposals and to publish guidance on equalising Guaranteed Minimum Pensions (GMPs) between men and women. No target date was given for publication.  Throughout 2018 there has been an ongoing Court case being heard in relation to Lloyds Banking Group, to consider whether schemes need to equalise for GMP and, if so, how.  At this stage, I have made no allowance for the equalisation of GMPs in the actuarial valuation.  • Insured benefits  I understand that the Main Fund Section holds around 65 individual annuity policies. However, because this only affects a very small proportion of the overall membership, the value of these policies is immaterial and is not separated out in the Trustee’s report and accounts as at 31 December 2017. I have made no adjustment for these annuity policies in this actuarial valuation.  Death in service lump sum benefits are self-insured. I have included these benefits in my calculations of the future cost of accrual.  7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund Main Fund Section

Funding objective  Terminology  Technical provisions  The value of liabilities accrued in the scheme based on assumptions agreed as part of the actuarial valuation  Statutory funding objective  The scheme is required to hold sufficient and appropriate assets to meet the technical provisions  Statement of funding principles  Sets out the Trustee’s policy for meeting the statutory funding objective    A key funding objective set by the Trustee is to hold assets which are at least equal to the technical provisions, i.e. to meet the statutory funding objective.  In order to calculate the technical provisions and the cost to the Bank of future benefit accrual, the benefits paid out by the Main Fund Section are estimated for each year into the future. The estimated benefit payments are then ‘discounted back’ to the actuarial valuation date using an agreed rate of interest known as the discount rate.  The benefit payments are expected to be made for a very long period. The chart below shows the projected benefit payment pattern for the Main Fund Section in nominal terms.      7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund Main Fund Section

Technical provisions - method and assumptions

The Trustee and the Bank have agreed the assumptions to calculate the technical provisions and the cost of future benefit accrual which are, in my opinion, appropriate for the purposes for which they are used. The table below summarises the key assumptions

Assumption	This actuarial valuation	Previous actuarial valuation	Rationale for change
Discount rate	Hedging Discount Curve (HDC) plus 0.58% p.a. at all durations See Appendix 5 for further details of the HDC curve.	Fixed interest swap-yield curve plus 1.5% p.a. at all durations	Updated to reflect de-risking of the investment strategy, as agreed by the Trustee in discussion with the Bank Underlying curves updated to be consistent with the hedging strategy in place for the Main Fund Section
RPI inflation	Hedging Inflation Curve (HIC) See Appendix 5 for further details of the HIC curve.	RPI swap-yield curve	Underlying curves updated to be consistent with the hedging strategy in place for the Main Fund Section
Post-retirement mortality assumption – base table	S2PA Light tables Average scaling factors applied to base tables in line with 2017 experience and postcode analysis	S2PA Light tables Average scaling factors applied to base tables in line with 2015 experience and postcode analysis	Updated to reflect Main Fund Section's pensioner mortality experience and postcode analysis since the last actuarial valuation
Post-retirement mortality assumption – future improvements	CMI 2017 Projections Model with smoothing parameter $S_K = 8.0$ A long term rate to the improvements of 1.5% p.a.	CMI 2014 Core Projections Model A long term rate to the improvements of 1.5% p.a.	Updated to allow for the CMI 2017 Projections Model, with parameter based on the socio-economic profile of members in the Main Fund Section
Transfers out	Allowance for aggregate transfer values of £630M p.a. until 31 December 2021, and nil thereafter	No allowance	Updated to reflect recent experience
Actuarial method	Projected unit method with a ten year control period	Projected unit method with a ten year control period	No change

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Technical provisions - calculations  The Main Fund Section’s technical provisions are shown below. They have been calculated using the assumptions in the previous section   £M Value of past service benefits for  Actives 6,653 Deferreds 22,537 Pensioners 17,359 Total (i.e. technical provisions) 46,549 Value of assets 44,751 Past service surplus /(deficit) (1,798) Funding ratio 96%  My statutory certification of the Main Fund Section’s technical provisions is attached as Appendix 7.  7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund Main Fund Section

Technical provisions - reasons for change in past service position  The technical provisions funding position has improved by £4,063M over the period from 31 December 2015 to 31 December 2017, from a deficit of £5,861M to a deficit of £1,798M. This change can be explained approximately by the graphs below, with items shown rounded to the nearest £10M  1. Expected experience in line with 2015 Recovery Plan — Deficit reduced from £5,861M to £1,479M     2. Impact of actual versus expected experience, and changes to swap and inflation yield curves due to changes in market conditions - Deficit of £1,479M to a surplus of £2,514M      3. Impact of changing the actuarial assumptions - Surplus of £2,514M to a deficit of £1,798M      The analysis shows that the main factors affecting the funding position since the previous actuarial valuation have been:  • The payment of £4,200M deficit repair contributions in March 2016  • The positive investment returns on growth and matching assets relative to the partially offsetting impact of changes to swap and inflation curves  • The changes to the actuarial assumptions, in particular the discount rate and inflation curves, which have placed a higher value on the technical provisions  7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund Main Fund Section

 Technical provisions - recovery plan  The Trustee and the Bank have agreed a recovery plan. The recovery plan is designed to eliminate the deficit at the actuarial valuation date relative to the technical provisions by the end of the recovery period  The Bank has agreed to pay deficit contributions of £2,000M into the Main Fund Section by 31 December 2018. No further deficit contributions are payable in the recovery plan.  If the assumptions are borne out in practice, these contributions are expected to correct the shortfall relative to the technical provisions by 31 December 2018.  Terminology  Recovery plan  A plan for making good any deficit relative to the technical provisions.  7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund Main Fund Section

 Cost to the Bank of future benefit accrual  The table below shows the cost at the actuarial valuation date of benefits that final salary members will earn in the Main Fund Section in future  This cost has been calculated using the same assumptions as for the technical provisions. However, the Bank has agreed to pay contributions in respect of future final salary benefits at a higher rate than this, using the same assumptions as for the technical provisions except for the discount rate which is 0.1% p.a. lower at all durations.  The actuarial method used to calculate the cost is the Projected Unit Method with a ten year Control Period.   Retiring Age  65 Schedule % Contribution  salaries  All other  members % Contribution  salaries Overall % Contribution  salaries Notional cost of accrual    — Technical provisions  assumptions 40.41 47.21 43.1 1 Actual level at which the Bank will fund accrual — Technical provisions assumptions less a further 0.1% p.a. in the discount rate 41.51 48.51 44.3 1  1 (less any member contributions payable)  Augmentations and undiscounted early retirements  The Trustee has agreed that augmentations and unreduced early retirements can be granted up to an annual allowance of £10M without requiring additional contributions from the Bank. Any costs of augmentations or unreduced retirement pensions above £10M in any year are met by the Bank.  No allowance for augmentations or unreduced early retirements has been included in the actuarial valuation and this will therefore lead to an experience strain at the next actuarial valuation in respect of any augmentations or unreduced early retirements granted up to £10M a year.  7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund Main Fund Section

Statutory Estimate of Solvency  The Statutory Estimate of Solvency below represents the estimated cost of purchasing annuities at the actuarial valuation date from an insurance company to meet the Main Fund Section’s benefits  £M Value of past service benefits for  Actives 10,673 Deferreds 33,800 Pensioners 18,157 Expenses 1,633 Value of liabilities (solvency estimate) 64,263 Value of assets 44,751 Surplus/(deficit) (19,512) Solvency ratio 70%  In practice, if the Main Fund Section were to be discontinued with no solvent employer and if at the point this occurred the assets were not sufficient to provide the benefits in full then, absent any other solution which guarantees the benefits, the Fund may go into the Pension Protection Fund (PPF) in which case:  • Benefits corresponding to those covered by the PPF would be met first (either through the PPF or, if there were sufficient funds, by securing these benefits with an insurance company)  • Any remaining assets would be used to secure part of the remaining benefits with an insurance company  Under the rules of the PPF, the proportion of full benefits provided will vary from member to member and may be higher or lower than the statutory estimate of solvency ratio quoted above.  7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund Main Fund Section

Risks and uncertainties  The Main Fund Section faces a number of key risks which could affect its funding position  These risks include:  • Funding risk — the risk that the technical provisions are set too low and prove insufficient to meet the liabilities (e.g. in the event of discontinuance)  • Sponsor covenant risk — the risk that the Bank is no longer able to support the Main Fund Section  • Investment risks — the risk that investment returns are lower than assumed in the actuarial valuation, and also that the assets are volatile and move out of line with the liabilities, so the funding position is not stable  • Longevity risk — the risk that Main Fund Section members live for longer than assumed and that pensions would therefore need to be paid for longer  • Inflation risk — the risk that inflation is higher than assumed, increasing the pensions that need to be paid  • Options for members — the risk that members exercise options resulting in unanticipated extra costs. For example, members could commute less of their pension for cash at retirement than assumed or fewer members than assumed decide to transfer their benefits to another arrangement  To quantify some of these risks, the chart on the following page shows the approximate impact on the technical provisions as at the actuarial valuation date of the following one-off step changes on the technical provisions assumptions:  • Life expectancies are one year greater than currently assumed in the technical provisions  • Yields on swaps, gilts and corporate bonds decrease by 1% p.a. (with no change in equity markets)  • Real yields on swaps, index-linked gilts and index-linked corporate bonds decrease by 1% p.a. (with fixed-interest bonds, interest rate swaps and equity markets unchanged)—this is equivalent to a 1% p.a. increase in the assumed rate of inflation  • Members do not commute any pension for a cash lump sum on retirement  • No members decide to transfer their benefits to another arrangement  Figures are rounded to the nearest £10M. The chart illustrates the downside position, i.e. where the technical provisions are assumed to increase, but these risks can also work in the opposite direction where the technical provisions are assumed to decrease.  7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund Main Fund Section

Risks and uncertainties (continued)    The scenarios above are modelled using a number of underlying assumptions and the results are approximate in nature only. As stated on the previous page, it should be noted that these sensitivities could also act in the opposite direction.  The scenarios considered are not ‘worst case’ scenarios, and could occur in combination (rather than in isolation).  The analysis shows the impact on the technical provisions only. However the exposure of the Main Fund Section to the key risks of interest rate and inflation movements has been mitigated through the liability hedging strategy which is in place and reflects the Trustee’s strategic investment benchmark shown on page 6.  Longevity risk has not been hedged.  Risks in relation to member behaviours for commuting pension at retirement or taking a transfer value to another arrangement are monitored by the Trustee. From time to time the Trustee reviews the terms available to members for these options in consideration of the impact this has on the funding position of the Main Fund Section.  The Solvency measure is also highly sensitive to these factors.  7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund Main Fund Section

Agreed contributions  The Bank will pay the following from 1 October 2018:  • Deficit contributions of £2,000M by 31 December 2018  • 100% of any amounts to be distributed to Royal Bank of Scotland Group plc shareholders from 1 January 2020 (ordinary or special dividends or share buy-backs), subject to an annual cap in each calendar year of £500M and an overall aggregate amount of £1,500M  • Contributions to meet the cost of future final salary benefits  — At least 41.5% of Contribution Salary for employees who are active members of the Retiring Age 65 Schedule (less any member contributions)  — At least 48.5% of Contribution Salary for  other active members (less any member contributions)  • 12% of Contribution Salary for active members of the NatWest Defined Contribution Schedule  • RBSelect contributions in respect of members’ pensions elections  • Expense contributions of £2.667M per month, increased each subsequent 1 July by RPI in the 12 months to the previous 31 March, subject to a minimum increase each year of 0%  • Reimbursement of Pension Protection Fund levies above £2M in a levy year (nil otherwise)  If the actuarial assumptions are borne out in practice, these contributions are expected to correct the shortfall relative to the technical provisions by 31 December 2018.  Terminology  Schedule of contributions  Specifies the amounts and dates of contributions payable by the Bank and the members over the next five years or the recovery period, if longer. I am required to certify that the contributions in the schedule are expected to remove the deficit over the period stated based on the agreed assumptions.  The contributions are set out in the schedule of contributions. As agreed, my certification of the schedule of contributions will be based on the position at the actuarial valuation date.  A full review of the employer contribution rate will be completed no later than following the next actuarial valuation, which is due to take place as at 31 December 2020.  I estimate that, by the next actuarial valuation due as at 31 December 2020 the technical provisions funding ratio will increase to about 102%, and the Statutory Estimate of Solvency ratio will increase to about 74%.  These estimates assume that:  • The experience of the Main Fund Section is in line with the assumptions underlying the technical provisions and the recovery plan  • The Bank will pay dividend-linked contributions of £500M into the Main Fund Section in 2020  • The assumptions underlying the technical provisions and Statutory Estimate of Solvency measures remain unchanged  Due to the risks and uncertainties inherent in the assumptions it is normally the case that actual experience varies from the assumptions.  7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund Main Fund Section

Next steps  As part of the actuarial valuation, the Trustee and the Bank have agreed a statement of funding principles  The next steps are:  • For the Trustee to provide a copy of this report to the Bank within 7 days  • For the Trustee and Bank to agree the recovery plan and schedule of contributions  • To submit the actuarial valuation summary and supporting documentation to the recovery plan to the Pensions Regulator via Exchange  • To provide a summary funding statement to members by 30 June 2019, i.e. 18 months from the actuarial valuation date  Checklist The actuarial valuation process is complete when all of the following have been agreed and are in place: • Statement of funding principles • This scheme funding report • Recovery plan • Schedule of contributions • Actuarial certification of the schedule of contributions The statutory deadline for completing the actuarial valuation process is 31 March 2019, i.e. 15 months after the actuarial valuation date.  7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund Main Fund Section

Appendix 1: Legal frafl)ework and alternative presentation It is a legal requirement to carry out a full actuarial valuation at least once every three years This report is produced in compliance with: Alternative presentation including • Clause 6.6 and 6.9 of the Rules • Section 224 of .the Pensions Act 2004 • The terms of the Scheme Actuary appointment from 1 July 2015 7639 Main Fund Section actuarial valuation report 31.12.2017 The Royal Bank of Scotland Group Pension Fund Main Fund Section 19 defined contribution benefits Defined contribution benefits (including DC AVCs) amounted to £279M at the actuarial valuation date. If these benefits are included in the aCtuarial valuation: •The value of the assets is £45,030M • The technical provisions are £46,828M (funding ratio 96%) •The value of the solvency liabilities is £64,542M (solvency ratio 70%)

Appendix 2: Comparison of 2015 and 2017 funding

The key results of the actuarial valuation for the Main Fund Section as at 31 December 2017 are set out below, in comparison to the results of the previous actuarial valuation as at 31 December 2015

	31 Dec 2015 Technical Provisions (£M)	31 Dec 2015 Solvency (£M)	31 Dec 2017 Technical Provisions (£M)	31 Dec 2017 Solvency (£M)
Value of past service:				
Actives	7,131	13,904	6,653	10,673
Deferreds	15,932	28,900	22,537	33,800
Pensioners	13,591	16,085	17,359	18,157
Expenses	-	1,461	-	1,633
Value of liabilities	**36,654**	**60,350**	**46,549**	**64,263**
Value of assets	**30,793**	**30,793**	**44,751**	**44,751**
Past service surplus/(deficit)	**(5,861)**	**(29,557)**	**(1,798)**	**(19,512)**
Funding ratio	**84%**	**51%**	**96%**	**70%**

		31 Dec 2015	31 Dec 2017
Recovery Plan	**End date**	31 December 2025	31 December 2018
	Investment returns	▪ Swaps + 3.1% p.a. on growth assets ▪ Swaps + 0.2% p.a. on matching assets	In line with the assumptions underlying the technical provisions
	Recovery Plan Contributions	£4,200M deficit contributions paid in March 2016	£2,000M deficit contributions payable by 31 December 2018
Contributions to meet the cost of future benefits accruing (% of Contribution salaries, less member contributions)	**Retiring age 65 Schedule**	32.9% (paid from 1 July 2016, incl 1.6% expenses)	41.5% (paid from 1 Oct 2018, excl expenses)
	All other active members	38.6% (paid from 1 July 2016, incl 1.6% expenses)	48.5% (paid from 1 Oct 2018, excl expenses)
Additional contributions paid by employer	**Additional contingent contributions**	-	Up to £1,500M further contingent contributions linked to dividends
	Administration expenses	1.6% of basic salaries (incl in the contribution rates above)	£2.667M per month, with RPI increases applied annually
	Pension Protection Fund Levies	Met in full by the Bank	Costs over £2M p.a. met by the Bank
	Benefit augmentations	Costs over £10M p.a. met by the Bank	Costs over £10M p.a. met by the Bank

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Appendix 3: Membership Active members data -------·-39,864 .24,673 30,396 41,032 24,670 31,072 266 273 539 419 392 811 11,052 17,732 21.7 21.9 17.7 19.3 · 10,214 15,892 26,106 45.6 46.0 Total I • Salary figures are full-time equivalent pensionable salary (before applying any loadings or allowing for the Main Fund Section's notional earnings c p).. Average service figures are full-time equivalent, they include transferred-in service and full service credits granted to replace Profit Related Pay • Deferred pensioners ' 47.9 • The deferred pension amounts shown above are at date of leaving Pensioners -----·· ==;('-·-···----.. ------·---24,943 37,162 8,719 . 70,824 24,307 33,008 ; ·· 70.9 67.7 73.9 69.6 70.4 67.3 .73.0 '480 189 80 749 465 19,245 5,087 9,151 162 77 I 8,705 8,809 66,080 69.2 704 '10,647 --------------L--------lL-----------• Pensions are members' total pension in payment as at the actuarial valuation date excluding any part of pension funded directly by the Bank Dependants' and childrens' pensions are included in the figures above • 7639 Main Fund Seciion actuarial valuation report 31.12.2017 The Royal Bank of Scotland Group Pension Fund Main Fund Section 21 Average pension (£ pa) Total pension (£M pa .6 207 ' 4,776 :Men I :Women Total 76,135 119,572 212 419 2,779 . 3,504 Men Women Total 44,325 77,979 122,304 46.1 46.8 I 211 205 416 I 4,762 2,633 '3,404 Average pension (£ pa Total pension (£M pa) Average age 22.2 i 21.4 Average service (years) Average pensionable salaries (£pa) Total pensionable salaries (£M pa)

Appendix 4: Benefit summary

The benefits are set out in the Rules. For illustration only, this section provides an overview of the benefits of the Main Fund Section based on the provisions in force at the actuarial valuation date

Certain categories of current and former members of the Main Fund Section are entitled to different benefits from those summarised below

MEMBERS WHO HAVE JOINED THE RETIRING AGE 65 SCHEDULE
(FOR PENSIONABLE SERVICE ACCRUED WHILST IN THE RETIRING AGE 65 SCHEDULE)

Normal Pension Age	Age 65.
Members' contributions	From 1 June 2017 to 30 November 2017: 0.5% of Contribution Salary From 1 December 2017 to 31 May 2018: 1.0% of Contribution Salary From 1 June 2018 to 30 November 2018: 1.5% of Contribution Salary From 1 December 2018: 2.0% of Contribution Salary
Normal retirement pension	n/60 x Final Pensionable Salary at Normal Pension Date where: n = period of pensionable service in complete years and months (maximum of 45 years in aggregate across all schedules) Final Pensionable Salary is defined as the 12 best consecutive months of Pensionable Salary in the last five years of membership of the Main Fund Section. Pensionable Salary is defined as the annual rate of basic salary (or the salary element of a member's Value Account) subject, where applicable, to the Main Fund Section's Earnings Cap. From 25 August 2009, where the Bank offers to increase an Active Member's basic salary or salary element of his Value Account with RBSelect on the basis that part of the increase will not be pensionable, and the Active Member agrees, the annual increase in the Pensionable Salary shall be limited to the restricted pensionable increases as agreed with subsequent pensionable increases being based upon the Pensionable Salary immediately prior to the date of increase as adjusted for previously agreed restrictions since 25 August 2009.
Early retirement pension	A pension is provided on retirement after the age of 55. This is calculated using completed service and is reduced to allow for early payment. No reduction is applied if early retirement is at the request of the employer (other than for reasons of misconduct).
Ill-health pension	In the event of premature retirement due to serious ill-health or incapacity, an immediate pension may be paid based on prospective pensionable service to Normal Pension Age and with no reduction being applied due to early payment. This is contingent upon the member having been receiving long term disability benefits for a period of five years and six months, and also being prevented from taking up employment with any employer. If the member retires without waiting until the end of the long term disability period or is able to take up employment with an employer the pension is based on service up to the date of leaving only. In both

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	cases the Trustee must be satisfied that the member's condition meets the definition of incapacity.
Pension increases	Guaranteed LPI increases are provided to pensions in payment in excess of any GMP. For members who joined the Group Fund on or after 1 July 2005 guaranteed pension increases are limited to 2.5% per annum.
Tax-free lump sum	Part of the member's pension may be commuted for a tax-free lump sum.
Death after retirement	If the member dies within five years of retiring, a lump sum equal to the balance of five years' pension payments; plus A spouse's/partner's pension of one-half of the member's pension (before any commutation for lump sum). Children's pensions may also be payable, with the percentage of member's pension depending on marital status and the number of children.
Death in service	A lump sum of four times basic salary plus a refund of any member contributions paid in respect of Pensionable Service prior to joining the Retiring Age 65 Schedule; plus A spouse's/partner's pension of one-half of the member's pension that would be payable based on prospective service to Normal Pension Age. Children's pensions may also be payable, with the percentage of member's pension depending on marital status and the number of children.
Leaving service options	A deferred pension payable from Normal Pension Age; or A transfer payment to either a new employer's scheme or a suitable insurance policy, equivalent in value to the deferred pension.

MEMBERS WHO HAVE JOINED THE GROUP FUND SINCE 1 JANUARY 2002 (FOR PENSIONABLE SERVICE ACCRUED OUTSIDE THE RETIRING AGE 65 SCHEDULE)

Normal Pension Age	Age 60.
Members' contributions	From 1 June 2017 to 30 November 2017: 0.5% of Contribution Salary From 1 December 2017 to 31 May 2018: 1.0% of Contribution Salary From 1 June 2018 to 30 November 2018: 1.5% of Contribution Salary From 1 December 2018: 2.0% of Contribution Salary
Normal retirement pension	n/60 x Final Pensionable Salary at Normal Pension Date where: n = period of pensionable service in complete years and months (maximum of 40 years, or 45 years if member works beyond Normal Pension Age) Final Pensionable Salary is defined as the 12 best consecutive months of Pensionable Salary in the last five years of membership of the Main Fund Section. Pensionable Salary is defined as the annual rate of basic salary (or the salary element of a member's Value Account) subject, where applicable, to the Main Fund Section's Earnings Cap. From 25 August 2009, where the Bank offers to increase an Active Member's basic

7639 Main Fund Section actuarial valuation report 31.12.2017
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salary or salary element of his Value Account with RBSelect on the basis that part of the increase will not be pensionable, and the Active Member agrees, the annual increase in the Pensionable Salary shall be limited to the restricted pensionable increases as agreed with subsequent pensionable increases being ba ed upon the Pensionable Salary immediately prior to the date of increase as adjusted for previously agreed restrictions since 25 August 2009. A pension is provided on retirement after the age of 55. This is calculated using completed service and is reduced to allow for early payment. No reduction is applied if early retirement is at the request of the employer (other than for reasons of misconduct). Early retirement pension Ill-health pension In the event of premature retirement due to serious ill-health or incapacity; an immediate pension may be paid based on prospective pensionable service to Normal Pension Age and with no reduction being applied due to early payment. This is contingent upon the m mber having completed:five years of service and having been receiving long term disability benefits for a period of five years and six months, and also being prevented from taking up employment with any employer. If the member retires without waiting until the end of the long term disability period or is able to.take up employment with an employer the pension is based.on service up to the date of leaving only. In both cases the trusteE;! must be satisfied that the member's condition meets the definition of incapacity. Pension increases Guaranteed LPI increases are provided to pensions in payment in excess of any GMP. For members who joined the Group Fund on or after 1 July 2005 guaranteed pension increases are limited to 2.5% per annum. ·· Tax-free lump sum Part of the member's·pension may be commuted for a tax-free lump sum. If the member dies within five years of retiring, a lump sum equal to the balance of five years' pension payments; plus A spouse's/partner's pension of one-half of the member's pension (before any commutation for lump sum). Children's pensions may also be payable, with the percentage of member's. pension depending on marital status and the number of children.· A lump sum of four times basic salary; plus A spouse's/partner's pension of one-half of the member's pension that would be payable based on prospective service to Normal Pension Age. Children's pensions may also be payable, with the percentage of member's pension depending on marital status and the number of children. A deferred pension payable from Normal Pension Age; or A transfer payment to either a new employer's scheme or a suitable insurance policy, equivalent in value to the deferred pension. Death after retirement Death in service Leaving service options 7639 Main Fund Section actuarial valuation report 31.12.2017 The Royal Bank of Scotland Group'Pension Fund Main Fund Section · 24

FORMER MEMBERS OF THE NATIONAL WESTMINSTER BANK PENSION FUND (FOR PENSIONABLE SERVICE ACCRUED OUTSIDE THE RETIRING AGE 65 SCHEDULE) Normal Pension Age Age 60 for most members, although some members have other Normal Pension Ages between 55 and 65. From 1 June 2017 to 30 November 2017: 0.5% of Contribution Salary From 1 December 2017 to 31 May 2018: 1.0% of Contribution Salary From 1 June 2018 to 30 November 2018: 1.5% of Contribution Salary From 1 December 2018: 2.0% of Contribution Salary Members' contributions Normal retirement pension n/60 x Final Pensionable Salary at Normal Pension Date where: n = period of pensionable service in complete years and months (maximum of 40 years, or 45 years if member works beyond Normal Pension Age). Pensionable service includes individual service credits granted to members between 2001 and 2004 to compensate for the removal of Profit Related Pay from the definition of Pensionable Salary. A different formula applies for some former members of the NatWest Markets Pension Fund. Final Pensionable Salary is defined as the 12 best consecutive month 5 of Pensionable Salary in the last five years of membership of the Main Fund Section. This definition was phased in between 1 January 2002 and 1 January 2007, so for members leaving or retiring before 1 January 2007 Final Pensionable Salary was defined as the 12 best consecutive months of Pensionable Salary since 1 January 2002. For members who joined the Main Fund Section before 1 November 1992, benefits earned prior to 1 April 1977 are calculated using Pensionable Salary at date of leaving, rather than Final Pensionable Salary as defined above. This also applies to benefits earned before 1 April 1978 for former members of the Coutts Staff Pension Scheme. Pensionable Salary is defined as the annual rate of basic salary (or th salary element of a member's Value Account) subject, where applicable, to the MC!in Fund Section's Earnings Cap. From 25 Augus1 2009, where the Bank offers to increase an Active Member's basic . salary or salary element of his Value Account with RBSelect on the basis that part of the increase will not be pensionable, and the Active Member agrees, the annual increase in the Pensionable Salary shall be limited to the restricted pensionable increases as agreed with subsequent pensionable increases being based upon the Pensionable Salary immediately prior to the date of increase as adjusted for · previously agreed restrictions since 25 August 2009. Some members have an offset applied to their Pensionable Salary for service prior to a certain date, particularly former members of the Coutts Staff Pension Scheme for service before 1 July 1997. Early retirement pension A pension is provided on retirement after the age of 55. This is calculated using completed service and is reduced to allow for early 7639 Main Fund Section actuarial valuation report 31.12.2017 The Royal Bank of Scotland Group Pension Fund Main Fund Section 25-

payment. No reduction is applied if early retirement is at the request of the employer (other than for reasons of misconduct). ( Ill-health pension In the event of premature retiref!1ent due to serious ill-health or incapacity, an immediate pension may be paid based on prospective pensionable service to NormaiPension Age and with no reduction being applied due to early payment. This is contingent upon the member having been receiving long term disability benefits for a specified period. If the member retires withoutwaiting until the end of the long term disability period the pension may be based on service up to the date of leaving only, with an allowance to award prospective service subject to Trustee discretion. In both cases the Trustee must be satisfied that the member's condition meets the definition of incapacity. Pension increases Guaranteed LPI increases are provided to pensions in payment in excess of the GMP. Some deferreds and pensioners who were formerly members of the . Centre-File Group of Companies Pension Scheme receive annual increases of the greater of LPI and 3% p.a. Tax-free lump sum Part of the member's pension may be commuted for a tax-free lump sum. Death after retirement · If the member dies within five years of retiring, a lump sum equal to the balance of five years' pension payments; plus A spouse's/partner's pension of one-half of the member's pension (before any commutation for lump sum). Children's pensions may also be payable, with the percentage of member's pension depending on marital status and the number of children. For most female members, dependants' pensions only apply in respect of service after 1 April1988. · . Death in service A lump sum of four times Pensionable Salary; plus A spouse's/partner's pension of one-half of the member's pension that would be payable based in prospective service to Normal Pension Age. Children's pensions may also be payable, with the percentage of member's pension depending bri marital status and the number of children. For most female members, dependants' pensions only apply in respect of service after 1 April 1988. Leaving service options A deferred pension payable from Normal Pension Age; or A transfer payment to either a new employer's scheme or a suitable insurance policy, equivalent in value to the deferred pension. 7639 Main Fund Section actuarial valuation report 31.12.2017 The Royal Bank of Scotland Group Pension Fund Main Fund Section · ' 26

FORMER MEMBERS OF THE ROYAL BANK OF SCOTLAND STAFF PENSION SCHEME (FOR PENSIONABLE SERVICE ACCRUED OUTSIDE THE RETIRING AGE 65 SCHEDULE) Normal Pension Age Age 60 for most members, although some members have other Normal Pension Ages between 55 and 65. From 1 June 2017 to 30 November 2017: 0.5% of Contribution Salary From 1 December 2017 to 31 May 2018: 1.0% of Contribution Salary From 1 June 2018 to 30 November 2018: 1.5% of Contribution Salary From 1 December 2018: 2.0% of Contribution Salary n/60 x Final Pensionable Salary at Normal Pension Date where: n =period of pensionable service in complete years and months (maximum of 40 years) Members' contributions Normal retirement pension Final Pensionable Salary is defined as the 12 best consecutive months of Pensionable Salary in the last ten years of membership of the Main Fund Section. For s6me members, benefits earned prior to 1 February 1977 are calculated using Pensionable Salary at date of leaving, rather than Final Pensionable Salary as defined above. Pensionable Salary is defined as the annual rate of basic salary (or the salary element of a member's Value Account) subject, where applicable, to the Main Fund Section's Earnings Cap. From 25 August ' ' 2009, where the Bank offers to increase an Active Member's basic salary or salary element of his Value Account with RBSelect on the · basis that part of the increase will not be pensionable, and the Active Member agrees, the annual increase in the Pensionable Salary shall be limited to the restricted pensionable increases as agreed with subsequent pensionable increases being based upon the Pensionable Salary immediately prior to the date of increase as adjusted for previously agreed restrictions since 25 August 2009. For some members (broadly those who joined before 1 October 1985), benefits are calculated with reference to a notional "loaded" salary. The loading applied is approximately 5%. State Pension Deduction From State Pension Age, a State Pension Deduction is applied, calculated as m/40 x 30% of Basic State Pension where: m = period of pensionable service prior to 1 January 2002 in complete years and months For some members the percentage in the above formula is 50% rather than 30%. Early retirement pension A pension is provided on retirement after the age of 55. This is calculated using completed service and is reduced to allow for early payment. No reduction is applied if early retirement is at the request of the employer (other than for reasons of misconduct). 7639 Main Fund Section actuarial valuation report 31.12.2017 The Royal Bank of Scotland Group Pension Fund Main Fund Section 27

Ill-health pension In the event of premature retirement due to serious ill-health or incapacity, an immediate pensio_n may be paid based on prospective pensionable service to Normal P nsion Age and with no reduction being applied due to early payment. This is generally contingent upon the member having completed five_years of service and having been receiving long term disability benefits for a period of five years and six l " months, and also being prevented from taking up employment with any employer. If the member retires without waiting until the end of the long term disability period or is able to take up employment with an employer the pension is based on service up to the date of leaving only. In both cases the Trustee must be satisfied that the member's condition meets the definition of incapaCity. Pension increases Pensions in excess of the GMP that were accrued before 6 April 1997 increase in payment in line with price inflation up to a maximum of 3% p.a. Guaranteed LPI increases are provided to pensions in payment accrued after 5 April1997. Tax-free lump sum Part of the member's pension may be commuted for a tax-free lump sum. Death after retirement If the member dies within five years of retiring, a lump sum equal to the balance of five years' pension payments; plus A spoqse's/partner's pension of one-half of the member's pension (before any deduction or commutation for lump sum) less one-half of the member's State Pension Deduction (only applied from when the spouse/partner reaches State Pension Age). Children's pensions may also be payable, with the percentage of member's pension depending on marital status and the number of children. Death in service A lump sum of four times Pensionable Salary (including the "loading" where appropriate); plus A spouse's/partner's pension of one-half of the member's pension that would be payable based in prospective service to Normal Pension Age less one-half of the member's State Pension Deduction (only applied from when the spouse/partner reaches State Pension Age). Children's pensions may also be payable, with the percentage of member's pension depending on marital status and the number of children. A deferred pension payable from Normal Pension Age; or Leaving service options A transfer payment to either a new employer's scheme or a suitable insurance policy, equivalent in value to the deferred pension. 7639 Main Fund Section actuarial valuation report 31.12.2017 The Royal Bank of Scotland Group Pensio11 Fund Main Fund Section :. - 28

Appendix 5: Assumptions for technical provisions

The assumptions used for calculating the technical provisions are summarised below. Different assumptions are used for the solvency estimate, as set out in Appendix 6.

Financial Assumptions

Discount rate:

Technical Provisions:
Hedging Discount Curve (HDC) plus a fixed spread of 0.58% p.a.. This was derived by solving for the fixed spread over the HDC curve on the left hand side of the following equation of value using market conditions as at 31 December 2017:

Technical Provisions (Discount rate: HDC plus a fixed spread, Inflation assumption: HIC)	=	Technical Provisions (Discount rate: swaps + 0.8% p.a., Inflation: RPI swap curve)

Employer contributions:
Hedging Discount Curve (HDC) plus a fixed spread of 0.48% p.a..

To derive the HDC, the yield at each yearly tenor is the arithmetic weighted average of:

a) Spot yield at each tenor on the nominal gilt yield curve, and
b) Spot yield at each tenor on the nominal Libor swap yield curve.

The following weightings apply as at 31 December 2017 when calculating the HDC:

Tenor point band	HDC gilt proportion	HDC swap proportion
0-5 years	11%	89%
5+-10 years	15%	85%
10+-15 years	14%	86%
15+-20 years	27%	73%
20+-25 years	60%	40%
25+-30 years	67%	33%
30+-40 years	72%	28%
40+ years	77%	23%

The HDC gilt and swap proportion shall be updated as at 31 December 2018 and annually thereafter based on the gilts (and any other bonds used in the liability hedging portfolio) in the Trustee's liability hedging portfolio as a proportion of total hedging at each tenor.

The fixed spreads shall remain unchanged between actuarial valuations regardless of any update to the HDC curve except where the Trustee and the Bank agree otherwise.

In the event the proportion of gilts at any tenor exceeds 100% of the total hedging at that tenor the HDC gilt proportion shall be set as 100%. In the event the proportion of gilts at any tenor is below 0% of the total hedging at that tenor the HDC gilt proportion shall be set as 0%.

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RPI inflation:

Hedging Inflation Curve (HIC). To derive the HIC, the yield at each yearly tenor is the arithmetic weighted average of:

a) Spot inflation at each tenor on the gilt breakeven RPI inflation curve, and
b) Spot inflation at each tenor on the RPI swap inflation curve.

The following weightings apply as at 31 December 2017 when calculating the HIC:

Tenor point band	HIC gilt proportion	HIC swap proportion
0-5 years	11%	89%
5+-10 years	17%	83%
10+-15 years	19%	81%
15+-20 years	43%	57%
20+-25 years	96%	4%
25+-30 years	100%	0%
30+-40 years	100%	0%
40+ years	100%	0%

The HIC gilt and swap proportion shall be updated as at 31 December 2018 and annually thereafter based on the gilts (and any other bonds used in the liability hedging portfolio) in the Trustee's liability hedging portfolio as a proportion of total hedging at each tenor.

In the event the proportion of gilts at any tenor exceeds 100% of the total hedging at that tenor the HIC gilt proportion shall be set as 100%. In the event the proportion of gilts at any tenor is below 0% of the total hedging at that tenor the HIC gilt proportion shall be set as 0%.

CPI inflation: RPI inflation minus 1.1%

LPI pension increases: Higher of

(a) LPI derived using a Black Scholes model with 1.5% implied volatility (symmetric), and
(b) CPI or RPI inflation as applicable for each pension tranche subject in all cases to the cap/floor applicable for each pension tranche

Salary and pension increases:

Salary increases (pensionable/basic)	1.8% p.a.
Increases to the earnings cap	1.8% p.a.
Revaluations to deferred pensions in excess of GMP	The RPI price inflation assumption
Rate of GMP increases in active service before GMP age	The RPI price inflation assumption plus 1.0% p.a. at all durations
Fixed rate revaluation on GMPs	GMP fixed rate revaluation according to date of leaving. For active members assumed to withdraw from service in future, a fixed revaluation rate of 3.5% p.a. is assumed to apply after the assumed date of withdrawal.
Increases to pensions in payment	The LPI pension increase assumption for the relevant tranche
Promotional salary increases	Nil
Discretionary increases	Nil

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Yield curves:

The tables below shows the annual forward rates for the financial assumptions used as at 31 December 2017 between time t-1 and time t.

Key
Technical Provisions (TP)   Bank contributions for future service rate accrual (FSR)

Discount rate

Term	HDC forward rates %	TP Discount rate %	FSR Discount rate %
1	0.63%	1.21%	1.11%
2	0.85%	1.43%	1.33%
3	1.06%	1.64%	1.54%
4	1.20%	1.78%	1.68%
5	1.29%	1.87%	1.77%
6	1.33%	1.91%	1.81%
7	1.49%	2.07%	1.97%
8	1.59%	2.17%	2.07%
9	1.68%	2.26%	2.16%
10	1.74%	2.32%	2.22%
11	1.78%	2.36%	2.26%
12	1.81%	2.39%	2.29%
13	1.82%	2.40%	2.30%
14	1.82%	2.40%	2.30%
15	1.82%	2.40%	2.30%
16	2.32%	2.90%	2.80%
17	1.89%	2.47%	2.37%
18	1.85%	2.43%	2.33%
19	1.81%	2.39%	2.29%
20	1.77%	2.35%	2.25%
21	4.43%	5.01%	4.91%
22	1.91%	2.49%	2.39%
23	1.83%	2.41%	2.31%
24	1.75%	2.33%	2.23%
25	1.66%	2.24%	2.14%
26	2.34%	2.92%	2.82%
27	1.50%	2.08%	1.98%
28	1.40%	1.98%	1.88%
29	1.30%	1.88%	1.78%
30	1.21%	1.79%	1.69%
31	1.71%	2.29%	2.19%
32	1.06%	1.64%	1.54%
33	1.00%	1.58%	1.48%
34	0.95%	1.53%	1.43%
35	0.92%	1.50%	1.40%
36	0.90%	1.48%	1.38%
37	0.89%	1.47%	1.37%
38	0.89%	1.47%	1.37%
39	0.90%	1.48%	1.38%
40	0.92%	1.50%	1.40%
41	1.25%	1.83%	1.73%
42	0.75%	1.33%	1.23%
43	1.29%	1.87%	1.77%
44	1.32%	1.90%	1.80%
45	1.32%	1.90%	1.80%
46	1.32%	1.90%	1.80%
47	1.32%	1.90%	1.80%
48	1.24%	1.82%	1.72%
49	1.15%	1.73%	1.63%
50	1.15%	1.73%	1.63%

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Term	HDC forward rates %	TP Discount rate %	FSR Discount rate %
51	1.15%	1.73%	1.63%
52	1.15%	1.73%	1.63%
53	1.15%	1.73%	1.63%
54	1.15%	1.73%	1.63%
55	1.15%	1.73%	1.63%
56	1.15%	1.73%	1.63%
57	1.15%	1.73%	1.63%
58	1.15%	1.73%	1.63%
59	1.15%	1.73%	1.63%
60	1.15%	1.73%	1.63%
61	1.15%	1.73%	1.63%
62	1.15%	1.73%	1.63%
63	1.15%	1.73%	1.63%
64	1.15%	1.73%	1.63%
65	1.15%	1.73%	1.63%
66	1.15%	1.73%	1.63%
67	1.15%	1.73%	1.63%
68	1.15%	1.73%	1.63%
69	1.15%	1.73%	1.63%
70	1.15%	1.73%	1.63%
71	1.15%	1.73%	1.63%
72	1.15%	1.73%	1.63%
73	1.15%	1.73%	1.63%
74	1.15%	1.73%	1.63%
75	1.15%	1.73%	1.63%
76	1.15%	1.73%	1.63%
77	1.15%	1.73%	1.63%
78	1.15%	1.73%	1.63%
79	1.15%	1.73%	1.63%
80	1.15%	1.73%	1.63%
81	1.15%	1.73%	1.63%
82	1.15%	1.73%	1.63%
83	1.15%	1.73%	1.63%
84	1.15%	1.73%	1.63%
85	1.15%	1.73%	1.63%
86	1.15%	1.73%	1.63%
87	1.15%	1.73%	1.63%
88	1.15%	1.73%	1.63%
89	1.15%	1.73%	1.63%
90	1.15%	1.73%	1.63%
91	1.15%	1.73%	1.63%
92	1.15%	1.73%	1.63%
93	1.15%	1.73%	1.63%
94	1.15%	1.73%	1.63%
95	1.15%	1.73%	1.63%
96	1.15%	1.73%	1.63%
97	1.15%	1.73%	1.63%
98	1.15%	1.73%	1.63%
99	1.15%	1.73%	1.63%
100	1.15%	1.73%	1.63%

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Inflation and pension increases

Term	RPI inflation (HIC forward rates)	CPI inflation	LPI (0,5) pension increases	LPI (0,3) pension increases	LPI (0,2.5) pension increases	LPI (3,5) pension increases	LPI (2.5,7) pension increases	CPI (0,3) pension increases
1	3.22%	2.12%	3.22%	3.00%	2.50%	3.64%	3.54%	2.12%
2	3.26%	2.16%	3.26%	3.00%	2.50%	3.65%	3.56%	2.16%
3	3.17%	2.07%	3.17%	3.00%	2.50%	3.61%	3.50%	2.07%
4	3.26%	2.16%	3.26%	3.00%	2.50%	3.65%	3.56%	2.16%
5	3.33%	2.23%	3.33%	3.00%	2.50%	3.68%	3.61%	2.23%
6	3.26%	2.16%	3.26%	3.00%	2.50%	3.65%	3.57%	2.16%
7	3.44%	2.34%	3.44%	3.00%	2.50%	3.73%	3.69%	2.34%
8	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.73%	2.40%
9	3.56%	2.46%	3.56%	3.00%	2.50%	3.78%	3.77%	2.46%
10	3.61%	2.51%	3.61%	3.00%	2.50%	3.81%	3.81%	2.51%
11	3.62%	2.52%	3.62%	3.00%	2.50%	3.81%	3.82%	2.52%
12	3.70%	2.60%	3.70%	3.00%	2.50%	3.85%	3.89%	2.60%
13	3.74%	2.64%	3.74%	3.00%	2.50%	3.87%	3.92%	2.64%
14	3.77%	2.67%	3.77%	3.00%	2.50%	3.89%	3.94%	2.67%
15	3.79%	2.69%	3.79%	3.00%	2.50%	3.90%	3.96%	2.69%
16	3.80%	2.70%	3.80%	3.00%	2.50%	3.90%	3.96%	2.70%
17	3.90%	2.80%	3.90%	3.00%	2.50%	3.95%	4.04%	2.80%
18	3.89%	2.79%	3.89%	3.00%	2.50%	3.94%	4.03%	2.79%
19	3.86%	2.76%	3.86%	3.00%	2.50%	3.93%	4.01%	2.76%
20	3.82%	2.72%	3.82%	3.00%	2.50%	3.91%	3.98%	2.72%
21	4.40%	3.30%	4.40%	3.00%	2.50%	4.40%	4.45%	3.00%
22	3.73%	2.63%	3.73%	3.00%	2.50%	3.87%	3.90%	2.63%
23	3.61%	2.51%	3.61%	3.00%	2.50%	3.81%	3.82%	2.51%
24	3.48%	2.38%	3.48%	3.00%	2.50%	3.75%	3.72%	2.38%
25	3.35%	2.25%	3.35%	3.00%	2.50%	3.69%	3.63%	2.25%
26	3.25%	2.15%	3.25%	3.00%	2.50%	3.65%	3.56%	2.15%
27	3.07%	1.97%	3.07%	3.00%	2.50%	3.57%	3.44%	1.97%
28	2.93%	1.83%	2.93%	2.93%	2.50%	3.52%	3.35%	1.83%
29	2.81%	1.71%	2.81%	2.81%	2.50%	3.47%	3.28%	1.71%
30	2.69%	1.59%	2.69%	2.69%	2.50%	3.43%	3.21%	1.59%
31	2.60%	1.50%	2.60%	2.60%	2.50%	3.39%	3.16%	1.50%
32	2.52%	1.42%	2.52%	2.52%	2.50%	3.37%	3.12%	1.44%
33	2.46%	1.36%	2.46%	2.46%	2.46%	3.35%	3.09%	1.40%
34	2.43%	1.33%	2.43%	2.43%	2.43%	3.34%	3.08%	1.38%
35	2.41%	1.31%	2.41%	2.41%	2.41%	3.33%	3.07%	1.37%
36	2.41%	1.31%	2.42%	2.41%	2.41%	3.33%	3.07%	1.37%
37	2.43%	1.33%	2.44%	2.43%	2.43%	3.34%	3.08%	1.38%
38	2.47%	1.37%	2.47%	2.47%	2.47%	3.35%	3.10%	1.41%
39	2.53%	1.43%	2.53%	2.53%	2.50%	3.37%	3.13%	1.44%
40	2.59%	1.49%	2.59%	2.59%	2.50%	3.39%	3.16%	1.49%
41	2.90%	1.80%	2.90%	2.90%	2.50%	3.50%	3.33%	1.80%
42	2.93%	1.83%	2.93%	2.93%	2.50%	3.51%	3.35%	1.83%
43	2.94%	1.84%	2.94%	2.94%	2.50%	3.52%	3.35%	1.84%
44	2.93%	1.83%	2.93%	2.93%	2.50%	3.51%	3.35%	1.83%
45	3.14%	2.04%	3.14%	3.00%	2.50%	3.60%	3.48%	2.04%
46	3.18%	2.08%	3.18%	3.00%	2.50%	3.62%	3.51%	2.08%
47	3.19%	2.09%	3.19%	3.00%	2.50%	3.62%	3.52%	2.09%
48	3.23%	2.13%	3.23%	3.00%	2.50%	3.64%	3.55%	2.13%
49	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
50	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%

7639 Main Fund Section actuarial valuation report 31.12.2017
The Royal Bank of Scotland Group Pension Fund
Main Fund Section
33

Term	RPI inflation (HIC forward rates)	CPI inflation	LPI (0,5) pension increases	LPI (0,3) pension increases	LPI (0,2.5) pension increases	LPI (3,5) pension increases	LPI (2.5,7) pension increases	CPI (0,3) pension increases
51	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
52	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
53	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
54	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
55	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
56	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
57	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
58	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
59	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
60	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
61	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
62	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
63	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
64	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
65	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
66	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
67	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
68	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
69	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
70	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
71	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
72	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
73	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
74	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
75	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
76	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
77	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
78	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
79	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
80	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
81	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
82	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
83	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
84	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
85	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
86	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
87	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
88	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
89	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
90	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
91	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
92	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
93	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
94	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
95	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
96	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
97	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
98	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%
99	3.50%	2.40%	3.50%	3.00%	2.50%	3.76%	3.74%	2.40%
100	3.49%	2.39%	3.49%	3.00%	2.50%	3.76%	3.73%	2.39%

7639 Main Fund Section actuarial valuation report 31.12.2017
The Royal Bank of Scotland Group Pension Fund
Main Fund Section
34

Demographic assumptions

Pre-retirement mortality:
Males: 40% of AM92 Ultimate
Females: 50% AF92 Ultimate

Post-retirement mortality – Base tables:
Males: standard table S2PMA Light
Females: standard table S2PFA Light

The base tables and corresponding scaling factors have been derived from an analysis of the Main Fund Section's own mortality experience over the period from 1 April 2006 to 31 March 2017.

Combined average scaling factors have been determined using the Aon Hewitt Longevity Model (version 3.03) based on the member's date of birth, sex and socio-economic information inferred from their postcode and membership category.

Current membership group	Member sex	Member base table	Member equivalent single scaling factor	Member's dependant base table	Member's dependant equivalent single scaling factor
Actives	M	S2PMA Light	113%	S2PFA Light	102%
	F	S2PFA Light	100%	S2PMA Light	124%
Deferreds	M	S2PMA Light	113%	S2PFA Light	102%
	F	S2PFA Light	98%	S2PMA Light	120%
Pensioners	M	S2PMA Light	104%	S2PFA Light	96%
	F	S2PFA Light	96%	S2PMA Light	117%
Dependants	M	S2PMA Light	104%	-	-
	F	S2PFA Light	98%	-	-

Ill-health retirees: A scaling factor adjustment is applied to the standard tables shown above equal to 150% for males and 151% for females

Post-retirement mortality – Future improvements:

CMI 2017 Core Projections Model with smoothing parameter S_K = 8.0.

Long term rate to the improvements of 1.5% p.a. for males and females

Early retirements:

Allowance is made for members to retire before or after their Normal Retirement Age. Where pensions are assumed to be payable before or after Normal Retirement Age for a particular tranche of benefits, they are adjusted for early or late payment using the Main Fund Section's early and late retirement factors applicable from 1 February 2018, which are assumed to remain unchanged in future.

7639 Main Fund Section actuarial valuation report 31.12.2017
The Royal Bank of Scotland Group Pension Fund
Main Fund Section
35

The tables below illustrate the percentage of members retiring each year.

Active members:

Age	Current schedule			
	Non-NPA65 Schedule		NPA65 Schedule	
	From active service	Post-withdrawal	From active service	Post-withdrawal
55	10%	10%	10%	10%
56	10%	5%	10%	5%
57	10%	5%	10%	5%
58	20%	5%	10%	5%
59	25%	5%	10%	5%
60	100%	100%	25%	40%
61	100%	100%	20%	20%
62	100%	100%	20%	20%
63	100%	100%	20%	20%
64	100%	100%	20%	20%
65+	100%	100%	100%	100%

Deferred members with a Normal Retirement Age (for service outside the Retiring Age 65 Schedule) of 60, and not on special redundancy packages:

Age	Current schedule	
	NPA60 Schedule	NPA65 Schedule
55	10%	10%
56	5%	5%
57	5%	5%
58	5%	5%
59	5%	5%
60	100%	40%
61	100%	20%
62	100%	20%
63	100%	20%
64	100%	20%
65+	100%	100%

Deferred members with a Normal Retirement Age (for service outside the Retiring Age 65 Schedule) other than 60, and not on special redundancy packages, are assumed to retire at their Normal Retirement Age.

Members on special redundancy packages are assumed to retire at age 55, with the appropriate reduction applied in each case.

Withdrawals:

Allowance made.

7639 Main Fund Section actuarial valuation report 31.12.2017
The Royal Bank of Scotland Group Pension Fund
Main Fund Section
36

Family Details:  A man is assumed to be three years older than his wife.  90% of male and 65% of female members are assumed to be married at retirement or earlier death.  A children’s loading of 5% is applied to benefits payable on death before retirement.  Cash Equivalent Transfer Values (CETVs):  Allowance made for transfers equivalent to £630M per annum over the period to 31 December 2021, based on the same demographic profile as those members transferring out of the Main Fund Section over the three years to 31 December 2017. CETV assumptions are assumed to be as follows for this purpose:  • Discount rate: swaps +2.2% p.a.  • Post-retirement mortality: As above except with 1.25% p.a long term rate of improvement  • RPI/CPI inflation and LPI pension increases: As derived above, except RPI inflation equal to the breakeven RPI swap yield curve  • Commutation: No allowance made  Notwithstanding the use of the above CETV assumptions for the purpose of the actuarial valuation, the Trustee shall review and amend the CETV assumptions from time to time in accordance with the Rules and legislation, as appropriate.  Commutation:  Allowance for members to commute 18% of their pension at retirement based on factors which are assumed to remain unchanged in future.  Expenses:  An addition of £2.667M per month increasing annually with RPI inflation, payable by the Bank in addition to the future service rate. The allowance for expenses excludes investment-related expenses (which are paid from the Main Fund Section) and excludes PPF levies in excess of £2M in any year which are paid from the Main Fund Section.  7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund Main Fund Section

Decrements for withdrawal, death before retirement and ill-health retirement:

Age	Withdrawal from service	Death before retirement - Males	Death before retirement - Females	Ill health retirement - Males	Ill health retirement - Females
25	8.75	0.02	0.01	0.03	0.03
26	8.75	0.02	0.01	0.03	0.03
27	8.75	0.02	0.01	0.03	0.03
28	8.75	0.02	0.01	0.03	0.03
29	8.75	0.02	0.02	0.03	0.03
30	8.75	0.02	0.02	0.03	0.04
31	8.75	0.02	0.02	0.03	0.04
32	8.75	0.02	0.02	0.03	0.04
33	8.75	0.03	0.02	0.03	0.04
34	8.75	0.03	0.02	0.03	0.05
35	8.75	0.03	0.02	0.03	0.05
36	8.75	0.03	0.03	0.03	0.06
37	8.75	0.03	0.03	0.03	0.07
38	8.75	0.03	0.03	0.04	0.07
39	8.75	0.03	0.03	0.04	0.08
40	8.75	0.04	0.04	0.05	0.09
41	8.75	0.04	0.04	0.05	0.09
42	8.75	0.04	0.04	0.06	0.10
43	8.75	0.05	0.05	0.07	0.11
44	8.75	0.05	0.05	0.07	0.12
45	8.75	0.06	0.06	0.08	0.13
46	8.75	0.06	0.06	0.09	0.14
47	8.75	0.07	0.07	0.11	0.15
48	8.75	0.08	0.08	0.12	0.17
49	8.75	0.09	0.09	0.14	0.19
50	8.75	0.10	0.09	0.15	0.20
51	8.75	0.11	0.10	0.17	0.22
52	8.75	0.13	0.11	0.19	0.25
53	8.75	0.14	0.13	0.22	0.27
54	8.75	0.16	0.14	0.24	0.30
55	5	0.18	0.15	0.27	0.33
56	5	0.20	0.17	0.31	0.37
57	5	0.23	0.19	0.34	0.40
58	5	0.25	0.21	0.38	0.44
59	5	0.29	0.23	0.43	0.48
60	2	0.32	0.25	0.47	0.54
61	2	0.36	0.28	0.53	0.59
62	2	0.40	0.31	0.58	0.65
63	2	0.45	0.34	0.65	0.71
64	2	0.51	0.38	0.72	0.78
65	2	0.57	0.42	0.80	0.87

7639 Main Fund Section actuarial valuation report 31.12.2017
The Royal Bank of Scotland Group Pension Fund
Main Fund Section
38

Factors:

Early and late retirement –

Years retiring early/late	Early retirement *	Late retirement
0	1.000	1.000
1	0.962	1.027
2	0.925	1.055
3	0.890	1.084
4	0.856	1.116
5	0.824	1.150
6	0.793	1.187
7	0.762	1.227
8	0.734	1.269
9	0.706	1.314
10	0.679	1.362

* for revaluing pension in excess of GMP

Commutation –

Age	Unisex
55	23.37
56	22.86
57	22.35
58	21.83
59	21.30
60	20.76
61	20.22
62	19.68
63	19.12
64	18.56
65	18.00

7639 Main Fund Section actuarial valuation report 31.12.2017
The Royal Bank of Scotland Group Pension Fund
Main Fund Section

39

Appendix 6: Assumptions for solvency estimate  The solvency estimate has been calculated in line with statutory requirements. I have taken into account the investment strategies that a life assurance company is likely to use to back its annuity business and the resulting pricing we would expect to see under the market conditions at the actuarial valuation date, taking into account the size of the Main Fund Section.  However, this estimate is only a guide. The true position can only be established by conducting a competitive buy-out auction and fully defining the scope and likely cost of a wind-up process for the Main Fund Section.  The assumptions used are described on the next page.  Solvency estimate  This considers the position if:  • The Main Fund Section was  discontinued on the actuarial valuation date  • Member benefits were crystallised and, for active members, were based on their Pensionable Service and Pensionable Salary at the actuarial valuation date  • The assets were used to buy immediate and deferred annuities from an insurance company, with an extra margin needed to cover the expenses of shutting down the Main Fund Section  The solvency estimate is a regulatory requirement and also provides a useful benchmark against which the Trustees and others can assess the prudence of other funding measures.  7639 Main Fund Section actuarial valuation report 31.12.2017  The Royal Bank of Scotland Group Pension Fund

Appendix 6: Assumptions for solvency estimate (continued)

The table below shows the main assumptions used in calculating the solvency estimate, where these are different from those used for the technical provisions.

<table>
<tr><td>Pensioner discount rate</td><td>Aon Hewitt Bulk Annuity Market Monitor yield curve for pensioners, which is constructed from swap and UK corporate bond market curves</td></tr>
<tr><td>Non-pensioner discount rate (before and after retirement)</td><td>Aon Hewitt Bulk Annuity Market Monitor yield curve for non-pensioners, which is constructed from swap and UK corporate bond market curves</td></tr>
<tr><td>Increase in RPI</td><td>Term-dependent rates derived from the RPI swap markets</td></tr>
<tr><td>Increase in CPI</td><td>Equal to the RPI assumption less 0.5% pa</td></tr>
<tr><td>Pension increases</td><td>Derived from the price inflation assumptions with allowance for caps and floors and with the aim of approximately reflecting the cost of hedging these increases using LPI-linked swaps</td></tr>
<tr><td>Withdrawals</td><td>All members assumed to immediately withdraw from service with entitlement to deferred pension</td></tr>
<tr><td>Commutation / Transfers Out</td><td>No allowance</td></tr>
<tr><td>Post-retirement mortality</td><td>As for the technical provisions basis except future mortality improvements assume CMI 2016 and are subject to a long-term rate of improvement of 1.75% p.a. for both men and women.</td></tr>
<tr><td>Expenses</td><td>A reserve for future expenses equal to:
▪ 3% of liabilities up to £50M; 2% of liabilities between £50M and £100M; and 1% of liabilities in excess of £100M
▪ £50,000 plus per member expenses as set out below and two years' worth of estimated PPF levies
▪ Pensioners:
<table><tr><th>Age</th><th>Expense allowance per member</th></tr><tr><td>< 60</td><td>£900</td></tr><tr><td>60 – 70</td><td>£800</td></tr><tr><td>70 – 80</td><td>£600</td></tr><tr><td>> 80</td><td>£500</td></tr></table>Non-pensioners:
An allowance of £1,000 per member.
The reserve for expenses also includes an allowance for the cost of forced sales of the Main Fund Section's holdings.
All of these allowances for expenses are presented as additions to the liabilities as the regulations require the assets to be shown at audited market value.</td></tr>
</table>

7639 Main Fund Section actuarial valuation report 31.12.2017
The Royal Bank of Scotland Group Pension Fund
Main Fund Section
41

Appendix 7: Certificate of technical provisions  Actuarial certificate given for the purposes of Regulation 7(4)(a) of the Occupational Pension Schemes (Scheme Funding) Regulations 2005  The Royal Bank of Scotland Group Pension Fund — Main Fund Section  Calculation of technical provisions  I certify that, in my opinion, the calculation of the Main Fund Section’s technical provisions as at 31 December 2017 is made in accordance with regulations under section 222 of the Pensions Act 2004. The calculation uses a method and assumptions determined by the Trustee of the Royal Bank of Scotland and set out in the Statement of Funding Principles dated     October 2018.      Signature:  Date:  David Eteen Fellow of the Institute and Faculty of Actuaries Aon Hewitt Limited Verulam Point Station ay St Albans AH1 5HE

Appendix 8: Glossary  Attained age method  This is one of the methods used by actuaries to calculate a contribution rate to the scheme. This method calculates the present value of the benefits expected to accrue to members over their expected remaining membership of the scheme expressed as a percentage of their expected future pensionable pay. It allows for projected future increases to pay through to retirement or date of leaving service. The method is based on the current membership and takes no account of the possibility of further members joining the scheme. If there are no new members, this method would be expected to result in a stable contribution rate, once surpluses or shortfalls are taken into account, and if all the other assumptions are borne out. However, if more members join the scheme to replace older leavers, the contribution rate can be expected to fall.  Cash transfer sum  This is a benefit available to early leavers who have between three months and two years of pensionable service. It is calculated in the same way as the cash equivalent transfer value payable to longer serving early leavers, and is calculated at the date of leaving pensionable service.  Deficit  This is the funding target less the value of assets. If the value of assets is greater than the funding target, then the difference is called the surplus.  Discount rate  This is used to place a present value on a future payment. A ‘risk-free’ discount rate is usually derived from the investment return achievable by investing in government gilt-edged stock. A discount rate higher than the ‘risk-free’ rate is often used to allow for some of the extra investment return that is expected by investing in assets other than gilts.  Funding ratio  This is the ratio of the value of assets to the funding target.  Funding target  An assessment of the present value of the benefits that will be paid from the scheme in the future, normally based on pensionable service prior to the valuation date. Often, the funding target is equal to the technical provisions.  Guaranteed Minimum Pensions (GMPs)  Most schemes that were contracted out of the State Earnings Related Pension Scheme (SERPS) before April 1997 have to provide a pension for service before that date at least equal to the Guaranteed Minimum Pension (GMP). This is approximately equal to the SERPS pension that the member would have earned had the scheme not been contracted out. GMPs ceased to build up on 6 April 1997 when the legislation changed.  Limited Price Indexation (LPI)  The Pensions Act 1995 required schemes to provide a minimum level of annual increase to pensions in payment. The minimum level is the smaller of 5% and the increase in inflation* and applies to the pension earned from 6 April 1997 to 5 April 2005. With effect from 6 April 2005, the cap for statutorily required LPI for future service was reduced from 5% to 2.5%.  *Until 2010, inflation for the purpose of this minimum was defined with reference to changes in the Retail Prices Index. From 2011, inflation was defined with reference to changes in the Consumer Prices Index.

Appendix 8: Glossary (continued)  Pension Protection Fund (PPF)  The PPF was established with effect from 6 April 2005. The PPF will normally take over the assets of a pension scheme in the event of its employer becoming insolvent and the scheme having insufficient assets to provide the PPF benefits. The PPF will not provide the scheme benefits in full. The PPF is financed by a levy on most defined benefit pension schemes.  The PPF benefits are broadly 100% of benefits for pensioners over normal retirement age and 90% of benefits up to a cap for all other members. Pension increases granted on benefits are at lower levels than apply in many schemes, in particular, benefits earned before 6 April 1997 would not be given any pension increases within the PPF.  Present value  Actuarial valuations involve projections of pay, pensions and other benefits into the future. To express the value of the projected benefits in terms of a cash amount at the valuation date, the projected amounts are discounted back to the valuation date by a discount rate. This value is known as the present value. For example, if the discount rate was 6% a year and if we had to pay a lump sum of £1,060 in one year’s time the present value would be £1,000.  Projected Unit Method  One of the common methods used by actuaries to calculate a contribution rate to a scheme.  This method calculates the present value of the benefits expected to accrue to members over a control period (often one year) following the valuation date. The present value is usually expressed as a percentage of the members’ pensionable pay. It allows for projected future increases to pay through to retirement or date of leaving service. Provided that the distribution of members remains stable with new members joining to take the place of older leavers, the contribution rate calculated can be expected to remain stable, if all the other assumptions are borne out. If there are no new members however, the average age will increase and the contribution rate can be expected to rise.  Protected Rights  Prior to April 2012, schemes could contract out of SERPS/S2P on a protected rights basis. The accumulated National Insurance rebates in respect of each member as a result of being contracted out (known as protected rights) must be applied as an underpin to the member’s benefits. Schemes that were contracted out on this basis before 6 April 1997 provided this underpin instead of GMPs.  Prudent  Prudent assumptions are assumptions that, if a scheme continues on an ongoing basis, are more likely to overstate than understate the amount of money actually required to meet the cost of the benefits.  Recovery plan  Where a valuation shows a funding shortfall against the technical provisions, trustees must prepare a recovery plan setting out how they plan to meet the statutory funding objective.

Appendix 8: Glossary (continued)  Schedule of contributions  Trustees of pension schemes must prepare and maintain a schedule of contributions. This shows the dates and amounts of contributions due from the employer and members. Under the Pensions Act 2004 the schedule must be put in place within 15 months of the valuation date.  Solvency ratio  This is the ratio of the market value of a scheme’s assets to the estimated cost of securing a scheme’s liabilities in the event of the discontinuance of the scheme.  Statement of Funding Principles  The Pensions Act 2004 requires trustees to prepare (and from time to time review and if necessary revise) a written statement of their policy for securing that the statutory funding objective is met. This is referred to as a statement of funding principles.  Statutory estimate of solvency  This is the difference between the market value of a scheme’s assets and the estimated cost of securing a scheme’s liabilities in the event of the discontinuance of the scheme.  Statutory funding objective  Under the Pensions Act 2004, every scheme is subject to the statutory funding objective, which is to have sufficient and appropriate assets to cover its technical provisions.  Surplus  This is the value of assets less the funding target. If the funding target is greater than the value of assets, then the difference is called a deficit.  Technical provisions  This is the present value of the benefits members are entitled to based on pensionable service to the valuation date, assessed using the assumptions agreed between a scheme’s trustees and the company. It generally allows for projected future increases to pay through to retirement or date of leaving service.  Transfer value  Members generally have a legal right to transfer their benefits to another pension arrangement before they retire. In taking a transfer, members give up their benefits in a scheme, and a sum of money (called the transfer value) is paid into another approved pension scheme; this is used to provide pension benefits on the terms offered in that scheme.

Report Framework  This report has been prepared in accordance with the framework below  TAS compliant  This report, and the work relating to it, complies  with ‘Technical Actuarial Standard 100:  Principles for Technical Actuarial Work’ (‘TAS  100’) and ‘Technical Actuarial Standard 300:  Pensions’ (‘TAS 300’).

THE ROYAL BANK OF SCOTLAND GROUP PENSION FUND — MAIN FUND SECTION  ACTUARIAL VALUATION AS AT 31 DECEMBER 2017  SCHEDULE OF CONTRIBUTIONS  Introduction  This Schedule of Contributions is required by Section 227 of the Pensions Act 2004, and updates the previous Schedule of Contributions dated 29 June 2017. It comes into effect on the date of certification of this schedule by the Scheme Actuary and covers the period from 1 October 2018 to the fifth anniversary of the date of certification of this schedule by the Scheme Actuary. The Directors of RBS Pension Trustee Limited (the “Trustee”) are responsible for preparing a revised schedule no later than 31 March 2022.  Participating Employers  This schedule covers contributions payable to the Main Fund Section by the employers which participate in the Main Fund Section from time to time (the “Employers”). The contributions due to the Main Fund Section under this schedule shall be paid by the Employers in such amounts or  proportions as the Principal Employer shall determine. If any contributions are not paid within the time limits specified in this schedule the Trustee may demand payment of them by one or more of the Employers as the Trustee shall decide.  Member Contributions  All employees who are active members of the Main Fund Section and accruing DB benefits in the Main Fund Section will contribute to the Main Fund Section as follows:  From 1 October 2018 to 30 November 2018 (inclusive): 1.5% of Contribution Salary From 1 December 2018: 2% of Contribution Salary  In addition to the above amounts, further contributions are also payable to the Main Fund Section by employees who are active members of the Adam & Company Schedule of the Main Fund Section as follows:  Period Amount From 1 October 2018 2.5% of pensionable salary at 1 January of the calendar year  Employees who are active members of the NatWest Defined Contribution Schedule of the Main Fund Section are not required to contribute to the Main Fund Section.  These amounts do not include members’ Additional Voluntary Contributions.  The Employers will ensure that the Trustee receives the contributions payable by their employees within 19 days of the end of the calendar month in which the contributions were deducted from the employees’ salaries.  The Royal Bank of Scotland Group Pension Fund Main Fund Section - Schedule of Contributions

Normal Employer Contributions

The Employers will pay contributions to the Main Fund Section as follows:

Period	Amount	Payable by
From 1 October 2018	12% of Contribution Salary for employees who are active members of the NatWest Defined Contribution Schedule of the Main Fund Section. At least 41.5% of Contribution Salary for employees who are active members of the Retiring Age 65 Schedule of the Main Fund Section, less any member contributions payable. At least 48.5% of Contribution Salary for employees who are active members of all other schedules of the Main Fund Section, less any member contributions payable. Plus contributions in respect of pension elections made through RBSelect.	Normal Employer Contributions will be calculated and paid on a monthly basis. Contributions will be paid within three months of the end of the calendar month to which they relate.

Deficit repair contributions

In respect of the shortfall in funding in accordance with the Recovery Plan dated October 2018, the Employers will pay additional lump sum cash contributions to the Main Fund Section as follows:

Period	Amount	Payable by
From 1 October 2018	£2,000 million	31 December 2018

Administration expenses and Pension Protection Fund levies

The Employers will pay contributions to the Main Fund Section to meet estimated administration expenses, Pension Protection Fund levies and other levies collected by the Pensions Regulator.

Period	Amount	Payable by
From 1 October 2018	Expense Contributions - £2,667,000 per month, increased each subsequent 1 July by the increase in the Retail Prices Index in the 12 months to the previous 31 March, subject to a minimum increase each year of 0%. The total payments for each monthly period from 1 July will be rounded up to the next £1,000. Levy Contributions - Reimbursement of PPF levies in excess of £2,000,000 in a levy year (nil otherwise).	Expense Contributions will be paid monthly and by no later than 90 days following the period to which they relate. Levy Contributions will be paid annually and by no later than 90 days following the payment of such levies from the Main Fund Section or, if later, 30 days following the Trustee notifying the Employers of such amounts which are due.

These contributions exclude investment-related expenses which are paid from the Main Fund Section.

The Royal Bank of Scotland Group Pension Fund
Main Fund Section - Schedule of Contributions

Additional Employer Contributions  In addition to the payments above, the Employers will pay to the Main Fund Section (or procure payment of) a proportion of any amounts to be distributed to Royal Bank of Scotland Group Plc shareholders (ordinary or special dividends or share buy-backs). Such amounts shall constitute additional Employer contributions and are potentially payable for a period of up to 20 years from 1 January 2020. These additional Employer contributions are subject to an annual cap in each calendar year of £500 million and an overall aggregate amount of £1,500 million.  The agreed amount payable as additional Employer contributions is as follows:  Period Amount Payable by From 1 January 2020 100% of distributions to shareholders paid after 1 January 2020, subject to the annual cap. No later than 90 days following the payments to shareholders  The Employers may, from time to time, pay additional contributions to the Main Fund Section as advised to the Trustee in writing. Where the Employers pay any amount to the Main Fund Section at their discretion in excess of the contributions due as set out above, that amount shall count towards the overall aggregate amount of £1,500 million set out above.  Payments to cover Augmentations  Augmentations and the payment of unreduced pensions on retirements at the request of the  Employers with a capital cost of up to £10M a year can be made without additional contributions being paid to the Main Fund Section by the Employers. The Trustee will monitor the position on an ongoing basis and any augmentations over this limit will not be granted without agreement from the Employers to provide additional contributions to meet the cost of such augmentations.  Any augmentations which are funded by additional contributions to the Main Fund Section by the Employers will not count towards the £10M annual limit.  Date of Schedule of Contributions: October 2018    Signed on behalf of the Employers    Signature: Name:   Capacity: Date:   Signed on behalf of RBS Pension Trustee Limited    Signature: Name:   Capacity: Date:   Note: This schedule comes into effect on the date it is certified by the Scheme Actuary, not on the date shown above.  The Royal Bank of Scotland Group Pension Fund Main Fund Section - Schedule of Contributions

THE ROYAL BANK OF SCOTLAND GROUP PENSION FUND  MAIN FUND SECTION  ACTUARIAL VALUATION AS AT 31 DECEMBER 2017  RECOVERY PLAN  Introduction  This Recovery Plan has been prepared by the Directors of RBS Pension Trustee Limited (the “Trustee”) to satisfy the requirements of Section 226 of the Pensions Act 2004, after obtaining the advice of David Eteen, the Scheme Actuary and after obtaining the agreement of the Principal Employer and the Participating Employers of the Main Fund Section (collectively the “Employers”).  It follows the actuarial valuation of the Main Fund Section as at 31 December 2017, which revealed a funding shortfall (Technical Provisions minus value of assets) of £1,798M.  Steps to be taken to ensure that the Statutory Funding Objective is met  To eliminate the funding shortfall, the Trustee and the Employers have agreed that additional contributions (i.e. contributions over and above those needed to cover expenses and the cost of benefits being earned in the future) will be paid by the Employers as lump sum cash contributions into the Main Fund Section as follows:  Year Amount £M Payment Due Date 2018 2,000 no later than 31 December   Period in which the Statutory Funding Objective should be met  Under this Recovery Plan, if the assumptions made are borne out in practice the funding shortfall will be  eliminated in one year from the actuarial valuation date as at 31 December 2017, which is by  31 December 2018. The assumptions are:  • Technical Provisions will continue to be calculated according to the method and assumptions set out in the Statement of Funding Principles dated October 2018, with financial conditions  unchanged from those as at 31 December 2017  • Experience will be in line with the assumptions underlying the Technical Provisions Signed on behalf of the Employers  Signature: Name:   Capacity: Date:   Signed on behalf of RBS Pension Trustee Limited    Signature: Name:   Capacity: Date:  ( October 2018 is the date the Recovery Plan was “prepared” for the purposes of Scheme Funding  Regulation 8(6)).  The Royal Bank of Scotland Group Pension Fund Main Fund Section — Recovery Plan

SCHEDULE 5  AA SECTION MOU

MEMORANDUM OF UNDERSTANDING  2018  Between  National Westminster Bank plc  Royal Bank of Scotland plc (to be known as NatWest Markets plc)  RBS Pension Trustee Limited  In relation to various matters including the future funding of the  Royal Bank of Scotland Group Pension Fund (AA Section) and a bulk transfer of members from the  Main Section to another section of the Group Fund     Allen & Overy LLP  0011398-0004743 CO:32103010.14

This MEMORANDUM OF UNDERSTANDING is made on 2018   BETWEEN:  (1) NATIONAL WESTMINSTER BANK PLC registered in England with company number 929027 whose registered office is at 135 Bishopsgate, London, EC2M 3UR (the Principal Employer);  (2) ROYAL BANK OF SCOTLAND PLC (to be known as NatWest Markets plc) registered in Scotland with company number SC090312 whose registered office is at 36 St Andrew Square, Edinburgh, EH2 2YB (RBS plc); and  (3) RBS PENSION TRUSTEE LIMITED registered in England with company number 2726164 whose registered office as at 1 Princes Street, London, EC2R 8PB (Trustee).  BACKGROUND:  (A) The Trustee is the trustee of the Royal Bank of Scotland Group Pension Fund (the Group Fund) as governed by a definitive deed dated 5 April 2006 as amended from time to time.  (B) The Principal Employer is the principal employer of the Group Fund.  (C) The Principal Employer and the Trustee entered into a Memorandum of Understanding dated 26 January 2016 (the 2016 MoU) under which, among other things:  (i) The Trustee acknowledged that the Royal Bank of Scotland Group must comply with the reforms proposed by the Independent Commission on Banking, including the changes made to the Financial Services and Markets Act 2000 (by the Banking Act 2013) and the Financial Services and Markets Act 2000 (Banking Reform) (Pensions) Regulation 2015 (the Ring Fencing Requirements); and  (ii) The Principal Employer agreed to act reasonably and in good faith (and procure that each participating employer also act reasonably and in good faith) towards the Group Fund in the implementation of these changes and the Trustee agreed to act reasonably and in good faith towards each participating employer when considering any proposal.  (D) RBS plc is currently the sole participating employer in the RBS AA Section of the Group Fund (the AA Section) and a participating employer in the Main Section of the Group Fund (the Main Section).  (E) The Principal Employer and RBS plc (together the Bank) and the Trustee wish to enter into this memorandum of understanding relating to the AA Section (the AA MoU).  (F) To comply with the Ring Fencing Requirements the current intention is for RBS plc to cease to participate in the Main Section in 2020. Accordingly, RBS plc employees who are members of the Main Section will cease accrual in that section and accrue future benefits in a pension arrangement relating to RBS plc, such as the AA Section or a new segregated section of the Group Fund.

1. THE STATUS OF THIS MOU  1.1 The Trustee and the Bank enter into this AA MoU in good faith to document their current intention in relation to the matters hereunder but acknowledge that no provision of this AA MoU is legally binding or enforceable on either party.  2. TRUSTEE FIDUCIARY DUTIES AND PENSIONS REGULATOR  2.1 The Bank acknowledges that the Trustee cannot fetter the exercise of its powers and discretions in a way which would be inconsistent with its fiduciary duties and so the understanding of the Trustee recorded in this AA MoU must be read subject to that principle. The Bank also recognises that the Trustee’s fiduciary duties may include taking into account the views of the Pensions Regulator (including Pensions Regulator guidance and codes of practice) and so the understanding of the Trustee recorded in this AA MoU must be read subject to this.  2.2 The Trustee confirms that as at the date of this AA MoU (i) it is satisfied that entry into this AA MoU is consistent with its fiduciary duties and Pensions Regulator guidance and codes of practice and (ii) it is not aware of any views of the Pensions Regulator which would conflict with the terms of this AA MoU.  3. BANK AND TRUSTEE TO ACT REASONABLY AND IN GOOD FAITH  By entering into this AA MoU and in carrying out their non-binding intentions hereunder the Principal Employer, RBS plc and the Trustee shall act reasonably and in good faith.  4. ACTUARIAL VALUATION  4.1 The Bank and the Trustee intend to complete a statutory actuarial valuation of the AA Section as at 31 December 2017 as soon as practicable with a view to entering into formal valuation documents by 30 June 2018.  4.2 The Bank and the Trustee intend that the assumptions for the statutory actuarial valuation will be the Financial Assumptions (Technical Provisions) and the Demographic Assumptions (Technical Provisions) as set out in the appendix to this AA MoU.  4.3 The Bank and the Trustee also intend to complete a statutory actuarial valuation of the AA Section as at 31 December 2018 (but only if the Main Section statutory actuarial valuation will also be as at 31 December 2018). That valuation, if required, will be carried out in a manner consistent with the Statement of Funding Principles agreed following the 31 December 2017 valuation, unless the Trustee and the Bank agree otherwise.  5. 2020 BULK TRANSFER TO THE AA SECTION  5.1 The parties acknowledge that the Bank’s current intention for compliance with the Ring Fencing Requirements in respect of the Main Section is for RBS plc to cease to participate in the Main Section in 2020. Accordingly, RBS plc employees who are members of the Main Section (Transfer Employees) will cease accrual in that section. The Bank intends for Transfer Employees to accrue future benefits which are the same as the current benefits of such Transfer Employees but in a pension arrangement relating to RBS plc, such as the AA Section or a new segregated section of the Group Fund (the Transferred Employees Section). The appropriate pension arrangement for Transfer Employees will be agreed with the Trustee on or before 31 March 2020. The Principal

Employer and the Trustee agree to act reasonably and in good faith to establish the Transferred Employees Section for Transfer Employees.  5.2 The initial future service contribution rate for the Transfer Employees in the Transferred Employees Section will be calculated to reflect (i) the demographic assumptions for active members in relation to early retirement and ill-health retirement under the Main Section, absent any advice of the actuary to the contrary and (ii) shall otherwise be calculated on actuarial assumptions consistent with those contained in the Statement of Funding Principles for the latest actuarial valuation of the AA Section (or if the Transferred Employees Section is not the AA Section, the actuarial valuation assumptions agreed between the Trustee and RBS plc).  5.3 The Principal Employer intends to either: (i) transfer the past service benefits of Transfer Employees in the Main Section to the Transferred Employees Section (whether that is the AA Section or a new segregated section); or (ii) leave past service benefits of Transfer Employees in the Main Section. The Bank and the Trustee agree to act reasonably and in good faith to facilitate any transfer of past service benefits of Transfer Employees in the Main Section to the Transferred Employees Section, including by entering into any documentation (including any deed of amendment) which may be required to give effect to that transfer.  5.4 In respect of any transfer of past service benefits of Transfer Employees in the Main Section to the Transferred Employees Section, the Bank and the Trustee intend for the following principles to apply:  (a) the bulk transfer will be made without the consent of the Transfer Employees and will provide those Transfer Employees with the same past service benefits in the Transferred Employees Section as they had accrued under the Main Section, including through the adoption of the same discretionary practices;  (b) the actuarial factors applicable to Transfer Employees in the Transferred Employees Section will be the same as applied (or would have applied) to the Transfer Employees under the Main Section except where:  (i) if the transfer is to the AA Section, the equivalent factor under the AA Section, adjusted to reflect any relevant benefit differences, is more favourable to the Transfer Employee;  (ii) the Trustee is obliged to adopt more favourable factors; or  (iii) in consultation with the Bank, the Trustee considers it appropriate to adopt different factors;  (c) the methodology used for the calculation of the bulk transfer payment in respect of the past service benefits of Transfer Employees will be a proportionate share of the assets in the Main Section calculated in accordance with the technical provision assumptions stated in the Statement of Funding Principles applicable to the Main Section in relation to the actuarial valuation as at 31 December 2017 or 2018 (depending on when the next Main Section valuation is carried out) or any subsequent valuation. The parties acknowledge that the Principal Employer intends to make a one-off contribution of £2bn to the Main Section before or about the date of the calculation of the bulk transfer payment. For the purpose of the calculation of the bulk transfer payment under this sub-clause, the assets of the Main Section shall be deemed to include the £2bn contribution (or any proportion of it which has been paid), provided that such contribution is paid to the Main Section at least two weeks before the bulk transfer payment is made;  (d) the form of the indemnity from the Principal Employer to the Trustee will be the same as that provided under the bulk transfer agreement dated 29 March 2018 relating to the transfer of past service benefits from the AA Section to the Main Section;  (e) the transfer will be carried out as if it is made between two separate pension schemes; and  (f) if the transfer is to the AA Section, the Statement of Funding Principles for future actuarial valuations of the AA Section will reflect the active member early retirement and ill-health retirement demographic assumptions which, absent any advice of the actuary to the contrary, may be set in line with those set out in the Statement of Funding Principles for the Main Section from time to time.  5.5 In the event that the Transferred Employees Section is the AA Section, RBS plc intends to provide a one-off additional contribution, or series of contributions, to the AA Section by no later than three months after the calculation of the contribution due under this paragraph. The contribution shall be equal to the lower of:  (a) the amount required to fund the liabilities of the Transfer Employees to the same percentage level of funding as applies under the AA Section immediately before the transfer using the Trustee’s self-sufficiency basis as stated in part 3 of the appendix to this MoU, subject to this amount being no less than the amount required to fund liabilities of the Transfer Employees to 100% on the technical provisions basis as stated in the appendix; and  (b) the amount required to fund the liabilities of the Transfer Employees to the level of 100% funding on that self-sufficiency basis.  5.6 In the event that the Transferred Employees Section is not the AA Section, RBS plc intends to provide a one-off contribution, or series of contributions, to the Transferred Employees Section by no later than three months after the calculation of the contribution due under this paragraph. The contribution shall be equal to the amount required to bring the Transferred Employees Section up to full funding as at the date of the transfer on the Trustee’s self-sufficiency funding basis as applies at that time under the AA Section.  6. ROYAL BANK OF SCOTLAND INTERNATIONAL LIMITED SEGREGATED SECTION  The parties acknowledge that the Bank’s current intention for compliance with the Ring Fencing Requirements in respect of the Main Section is for the Royal Bank of Scotland International Limited (RBSI) to cease to participate in the Main Section on or before 31 March 2020. Accordingly, RBSI employees who are members of the Main Section (RBSI Transfer Employees) will cease accrual in that section. The Bank intends for RBSI Transfer Employees to accrue future benefits which are the same as the current benefits of such RBSI Transfer Employees but in a new segregated section of the Group Fund (the RBSI Transferred Employees Section). The Principal Employer and the Trustee agree to act reasonably and in good faith to establish the RBSI Transferred Employees Section for RBSI Transfer Employees.

7. COUNTERPARTS  This AA MoU may be executed in any number of counterparts, all of which taken together will constitute one and the same document and any party may enter into this AA MoU by executing a counterpart.

Signed on behalf of  NATIONAL WESTMINSTER BANK PLC  by    Signed on behalf of  ROYAL BANK OF SCOTLAND PLC  by    Signed on behalf of  RBS PENSION TRUSTEE LIMITED  by  (Director)   and  (Director/Secretary)

APPENDIX  ACTUARIAL ASSUMPTIONS

AA Section  1. Financial assumptions (Technical Provisions)  Discount rate: The liabilities shall be discounted using the spot gilt yield curve plus a spread of 0.4%.  RPI inflation: In line with the gilt breakeven RPI inflation curve.  CPI inflation: RPI inflation minus 1.1%  LPI pension increases: Higher of  (a) LPI derived using a Black Scholes model with 1.5% implied volatility (symmetric), and  (b) CPI or RPI inflation as applicable for each pension tranche  subject in all cases to the cap/floor applicable for each pension tranche  Salary and pension increases  Salary increases (pensionable/basic) 1.8% p.a. Increases to the earnings cap 1.8% p.a. Revaluations to deferred pensions in excess of GMP The CPI price inflation assumption Rate of GMP increases in active service before GMP age The RPI price inflation assumption plus 1.0% p.a. at all durations Fixed rate revaluation on GMPs GMP fixed rate revaluation according to date of leaving. For active members assumed to withdraw from service in future, a fixed revaluation rate of 3.5% p.a. is assumed to apply after the assumed date of withdrawal. Increases to pensions in payment The LPI pension increase assumption for the relevant tranche Promotional salary increases Nil Discretionary increases Nil

3. Demographic assumptions (Technical Provisions)

Calculation method

Actuarial method: Projected Unit Method

Control Period: 10 years

Pre-retirement mortality

Males: 40% of AM92 Ultimate

Females: 50% AF92 Ultimate

Post-retirement mortality – Base tables

Males: standard table S2PMA Light

Females: standard table S2PFA Light

Current membership group	Member sex	Member base table	Member equivalent single scaling factor	Member's dependant base table	Member's dependant equivalent single scaling factor
Actives	M	S2PMA Light	97%	S2PFA Light	85%
	F	S2PFA Light	88%	S2PMA Light	101%
Deferreds	M	S2PMA Light	97%	S2PFA Light	85%
	F	S2PFA Light	88%	S2PMA Light	101%
Pensioners	M	S2PMA Light	95%	S2PFA Light	86%
	F	S2PFA Light	90%	S2PMA Light	107%
Dependants	M	S2PMA Light	95%	-	-
	F	S2PFA Light	90%	-	-

Post-retirement mortality – Future improvements

CMI 2017 Core Projections Model with smoothing parameter Sκ = 8.0.

Long term rate to the improvements of 1.5% p.a. for males and females

Early retirements

Allowance is made for active members to retire from service prior to age 60 (see table below) or otherwise retire at age 60. Pensions are assumed to be payable with an actuarial reduction for early payment of 3% p.a. simple in line with the AA Section's current practice.

Age	Percentage of active members retiring each year

2

0011398-0004743 CO:32631039.1

Under 55 0% 55 30% 56 20% 57 20% 58 20% 59 20% 60 100%  After future withdrawal, members are assumed to retire at 60. Pensions are assumed to be payable unreduced at age 60, except for pensions accrued under the Retiring Age 65 Schedule which are assumed to be payable with an actuarial reduction for early payment using the AA Section’s early retirement factors.  All current deferred members are assumed to retire at their Normal Retirement Age which is applicable to pension accrued outside the Retiring Age 65 Schedule. Pensions are assumed to be payable unreduced at this age, except for pensions accrued under the Retiring Age 65 Schedule which are assumed to be payable with an actuarial reduction for early payment using the RBS AA Section’s early retirement factors.  Ill-health retirements  No allowance.  Family Details  A man is assumed to be three years older than his wife.  90% of male and 65% of female members are assumed to be married at retirement or earlier death.  A children’s loading of 5% is applied to benefits payable on death before retirement.  Transfer values  Allowance made for transfers equivalent to £20M per annum over the period to 31 December 2021, based on the same demographic profile as those members transferring out of the AA Section over the three years to 31 December 2017. CETV assumptions are assumed to be as follows for this purpose:  • Discount rate: gilts +0.9% p.a.  • Post-retirement mortality: As above except with 1.25% p.a. long term rate of improvement  • RPI/CPI inflation and LPI pension increases: As above  • Commutation: No allowance made  Notwithstanding the use of the above CETV assumptions for the purpose of the valuation, the Trustee shall review and amend CETVs from time to time in accordance with the Rules and legislation, as appropriate.

Expenses

An addition of £1.2M pa increasing with RPI inflation, payable by the Bank in addition to the future service rate. The allowance for expenses excludes investment-related expenses (which are paid from the AA Section) and excludes PPF levies in excess of £0.2M in any year which are paid from the AA Section and reimbursed by the Bank.

Decrements for withdrawal and death before retirement

As well as death before retirement and allowance made for withdrawals from service

Age	Withdrawal from service	Death before retirement - Males	Death before retirement - Females
35	8.75	0.03	0.02
36	8.75	0.03	0.03
37	8.75	0.03	0.03
38	8.75	0.03	0.03
39	8.75	0.03	0.03
40	8.75	0.04	0.04
41	8.75	0.04	0.04
42	8.75	0.04	0.04
43	8.75	0.05	0.05
44	8.75	0.05	0.05
45	8.75	0.06	0.06
46	8.75	0.06	0.06
47	8.75	0.07	0.07
48	8.75	0.08	0.08
49	8.75	0.09	0.09
50	8.75	0.10	0.09
51	8.75	0.11	0.10
52	8.75	0.13	0.11
53	8.75	0.14	0.13
54	8.75	0.16	0.14
55	5	0.18	0.15
56	5	0.20	0.17
57	5	0.23	0.19
58	5	0.25	0.21
59	5	0.29	0.23
60	2	0.32	0.25
61	2	0.36	0.28

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62	2	0.40	0.31
63	2	0.45	0.34
64	2	0.51	0.38
65	2	0.57	0.42

Factors

Early and late retirement – Where pensions are assumed to be payable before or after Normal Retirement Age for a particular tranche of benefits, they are adjusted for early or late payment using the AA Section's early and late retirement factors which came into force with effect from 1 February 2018, summarised below:

Years retiring early/late	Early retirement – actives	Early retirement – deferreds *	Late retirement
0	1.000	1.000	1.000
1	0.970	0.938	1.035
2	0.940	0.880	1.073
3	0.910	0.825	1.111
4	0.880	0.774	1.153
5	0.850	0.726	1.198
6	0.820	0.681	1.246
7	0.790	0.639	1.297
8	0.760	0.599	1.352
9	0.730	0.562	1.411
10	0.700	0.527	1.473

* applied to pension revalued to future Normal Retirement Age. An assumption of 1.75% p.a. is used to revalue CPI-linked deferred pensions (in excess of GMP) between date of early retirement and Normal Retirement Date

Commutation – Allowance for members to commute 15% of their pension under the following set of commutation factors:

Age	Unisex	
	LPI pension increases	Fixed 5% pa pension increases
55	24.55	31.67
56	24.02	30.84
57	23.49	30.01
58	22.95	29.18
59	22.40	28.35
60	21.85	27.51
61	21.29	26.67
62	20.73	25.83

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63	20.15	25.00
64	19.58	24.16
65	19.00	23.33

3. Trustee's self-sufficiency definition

All assumptions in line with Technical Provisions except as follows.

Discount rate: The better (higher) of spot gilt and swap yields at each yearly tenor plus a 0% spread.

Inflation: The better (lower) of spot gilt RPI breakeven and swap RPI at each yearly tenor.

Expense reserve:

- 3% of liabilities up to £50M, 2% of liabilities between £50M and £100M, and 1% of liabilities in excess of £100M
- Pensioners

Age	Expense allowance per member
< 60	£900
60 – 70	£800
70 – 80	£600
> 80	£500

- Non-pensioners: An allowance of £1,000 per member.

(No ongoing contributions from the employers for expenses.)

4. Future service contributions

In line with the Trustee's self-sufficiency definition (as above) but with no allowance for the expense reserve.

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SCHEDULE 6  CLEARANCE STATEMENT

The Pensions  Regulator CLEARANCE STATEMENT made under sections 42 and 46 of  the Pensions Act 2004 in respect  of  The Royal Bank of Scotland Group  Pension Fund (Main Section)  on 23 August 2018 The Pensions  Regulator case  reference:  C81378310   1. DEFINITIONS  “Act” means the Pensions Act 2004.  “Applicants” means the following persons:  The Royal Bank of Scotland Group PLC (SC045551)  • NatWest Markets plc (SC090312)  • National Westminster Bank PLC (00929027)  • The Royal Bank of Scotland plc (SC083026)  • Coutts & Company (00036695)  • The Royal Bank of Scotland International Limited  • Ulster Bank Limited (R0000733)  “Application” means the application dated 9 August 2018 made by the Applicants for a clearance statement to be made by the Pensions Regulator under sections 42(2)(b) 46(2)(c) of the Act in respect of the Main Section and the circumstances described in the Application.  “Determination Notice” means the determination notice issued by the Pensions Regulator in respect of the Applicants and the Main Section on 23 August 2018.  “Main Section” means The Royal Bank of Scotland Group Pension Fund (Main Section)  “Warning Notice” means the warning notice issued by the Pensions Regulator in respect of the Applicants and the Main Section on 20 August 2018.  2. CLEARANCE STATEMENT  This Clearance Statement is issued in respect of the Application and pursuant to the Warning Notice  and the Determination Notice issued by the Pensions Regulator.  The Pensions Regulator is of the opinion that in relation to the circumstances described in the Application:  • it would not be reasonable to impose any liability on the Applicants under a contribution notice issued under section 38 of the Act; and  • it would not be reasonable to impose on the Applicants the requirements of a financial support direction issued under section 43 of the Act in relation to the Main Section.  3. IMPORTANT NOTICE  The Pensions Regulator reserves the right to issue a contribution notice and/or a financial support direction under section 38 and/or section 43 of the Act on the Applicants in respect of the Main Section if:

• the circumstances in relation to which the exercise of the powers under these sections arises are not the same as the circumstances described in the Application; and • the difference in those circumstances is material to the exercise of these powers.  4. SEAL  THE COMMON SEAL of the Pensions Regulator was affixed in the presence of:    Name: Alice Hinton  Position: Case Manager   Signature:     Date: